As filed with the Securities and Exchange Commission on July 9, 2007
Registration Statement No. 333-138430

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 5

TO

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CyberDefender Corporation

(Name of Small Business Issuer in Its Charter)

California	7372	65-1205833
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

12121 Wilshire Boulevard., Suite 350
Los Angeles, California 90025
(310) 826-1781

 (Address and telephone number of principal executive offices and principal place of business)

Gary Guseinov
Chief Executive Officer
CyberDefender Corporation
12121 Wilshire Boulevard., Suite 350
Los Angeles, California 90025
(310) 826-1781

(Name, address and telephone number of Agent for Service)

Copy to:
Kevin Friedmann, Esq. RICHARDSON & PATEL LLP 10900 Wilshire Boulevard, 5th Floor Los Angeles, California 90024 (310) 208-1182

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated July 9, 2007

Prospectus

CyberDefender Corporation

6,076,956 Shares of Common Stock

This prospectus covers the resale by selling shareholders named on page 51 of up to 6,076,956 shares of our common stock which include:

•	50,000 shares of common stock;

•	3,013,478 shares of common stock underlying common stock purchase warrants issued pursuant to a Securities Purchase Agreement dated as of September 12, 2006; and

•	3,013,478 shares of common stock underlying the 10% secured convertible debentures we issued in conjunction with the Securities Purchase Agreement.

This offering is the initial public offering of our common stock. This offering is not being underwritten.

There is no current trading market for our securities. These securities will be offered for sale by the selling shareholders identified in this prospectus in accordance with the methods and terms described in the section of this prospectus titled “Plan of Distribution.” We estimate that the selling shareholders will sell at a price between $1.00 to $1.25 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

We will not receive any of the proceeds from the sale of these shares. However, we may receive up to $3,013,478 upon the exercise of warrants. If some or all of the warrants are exercised, the money we receive will be used for general corporate purposes, including working capital requirements. We will pay all expenses incurred in connection with the offering described in this prospectus, with the exception of the brokerage expenses, fees, discounts and commissions which will all be paid by the selling shareholders. Our common stock and warrants are more fully described in the section of this prospectus titled “Description of Securities.”

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING AT PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. This prospectus may be used only where it is legal to sell these securities. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus carefully.

The date of this prospectus is __________, 2007

Table of Contents
Prospectus Summary	1

Risk Factors	5

Special Note Regarding Forward-Looking Statements	14

Use of Proceeds	15

Determination of Offering Price	15

Market for Common Equity and Related Shareholder Matters	15

Management’s Discussion and Analysis or Plan of Operation	20

Description of Business	33

Directors, Executive Officers, Promoters and Control Persons	41

Executive Compensation	44

Certain Relationships and Related Transactions	48

Selling Shareholders	51

Plan of Distribution	53

Security Ownership of Certain Beneficial Owners and Management	54

Description of Securities	56

Disclosure of Commission Position on Indemnification for Securities Act Liabilities	58

Where You Can Find More Information	61

Experts	61

Legal Matters and Interests of Named Experts	61

Financial Information	F-1

Prospectus Summary

This summary highlights material information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the section titled “Risk Factors” and our consolidated financial statements and the related notes.

Our Company

Networks such as the Internet can enable rapid communication of information between computers. Unfortunately, the capability of computers to communicate is often used to victimize computer systems and/or their users. A variety of known threats, such as computer viruses, spam and phishing schemes, are spread using the Internet.

We are a California corporation that provides what we believe to be a radical new approach to Internet security. Other providers of secure content management software, such as Symantec, McAfee and Trend Micro, use the client/server method to find and distribute information regarding threats. This means that the provider must discover the threat then distribute this information on a one-on-one basis to each of its customers. As described below, our approach relies on a network of users. We use a secure peer-to-peer network, rather than a traditional server, to find and relay information regarding potential threats. We acquired this technology in 2005. Using this technology as a platform, we began in mid-2005 to evolve from a marketing-focused software publisher to a developer of a suite of Internet security products.

Prior to November 20, 2006 we offered a single product, CyberDefender AntiSpyware 2006. On November 20, 2006 we stopped licensing this product to new subscribers (although we continue to support and upgrade it for existing users). We now offer CyberDefender Early Detection Center and CyberDefender Free 2.0. These are complete Internet security suites that protect home computer users against spam, spyware, viruses and scams. The software programs are identical but are distributed in one of two ways. If the subscriber chooses the free version (CyberDefender Free 2.0), he will receive the software with advertising banners in it. If the subscriber does not wish to receive the advertising, he may pay to purchase a license for CyberDefender Early Detection Center. The annual licensing fee can be as low as $11.99 or as high as $39.99, depending on the marketing and distribution channels that we use.

As indicated above, we use a secure peer-to-peer network to provide protection from on-line threats. Our software users know our technology as the Collaborative Internet Security Network, which is sometimes referred to in this prospectus as “CISN” or “earlyNetwork™”. Each user of our software is a “node” on the network. The node is designed to sense potential threats. (Every threat has a “signature” which is a characteristic of the threat that is unique and, therefore, distinguishes the threat from other potentially benign files or computer programs.) The node automatically alerts our Automated Threat Analysis System, which is referred to in this prospectus as the Early Alert Center (EAC). At the heart of the EAC is a proprietary expert system that automatically tests and grades all potential threats (with some human help for quality assurance). The EAC relays the threat signature of every proven threat to the Alert Server. The Alert Server is a proprietary software application that we developed to deliver threat signature updates and software updates to users of our software.

Unlike conventional update networks, the Alert Server does not wait to send out a batch of updates to all computers that are a part of our software network, but instead sends out the update without delay. We can do this because we are not broadcasting to all computers at our expense, but instead we are posting the update to be relayed from computer to computer on a secure basis, which makes use of local user bandwidth. We have applied for patent protection for this technology with the U.S. Patent and Trademark Office.

Risks Related to Our Business

Our business is subject to a number of risks, which you should be aware of before making an investment decision. These risks are discussed more fully in the section of this prospectus titled “Risk Factors.”

The Offering

The shares issued and outstanding prior to this offering consist of 12,173,914 shares of common stock and do not include:

•	877,552 shares of common stock issuable upon the exercise of warrants having an exercise price of $1.01 per share;

•	187,500 shares of common stock issuable upon the exercise of warrants having an exercise price of $1.20 per share;

•	150,000 shares of common stock issuable upon the exercise of warrants having an exercise price of $1.00 per share;

•	830,797 shares of common stock reserved for issuance under our 2005 Stock Option Plan;

•	1,375,000 shares of common stock reserved for issuance under our Amended and Restated 2006 Equity Incentive Plan; and

•
434,000 shares of common stock reserved for issuance upon the exercise of 217,000 outstanding unit purchase options having an exercise price of $1.00 per unit, with each unit consisting of one share of common stock and a warrant to purchase one share of common stock for $1.00 per share.

We are registering 6,076,956 shares of our common stock for sale by the selling shareholders identified in the section of this prospectus titled “Selling Shareholders.” The shares included in the table identifying the selling shareholders consist of:

•	50,000 shares of common stock owned by ARC Investment Partners LLC;

•	3,013,478 shares of common stock underlying common stock purchase warrants issued pursuant to a Securities Purchase Agreement dated as of September 12, 2006; and

•	3,013,478 shares of common stock underlying 10% secured convertible debentures we issued in conjunction with the Securities Purchase Agreement dated as of September 12, 2006.

On or about September 12, 2006, we entered into a Securities Purchase Agreement with the selling shareholders pursuant to which we sold 10% secured convertible debentures in the aggregate principal amount of $3,243,378. This amount of $3,243,378 includes the conversion of $580,878 of principal and accrued interest related to our previously outstanding 8% secured notes. This amount also includes a subscription by our attorneys for $62,500 worth of 10% secured convertible debentures and warrants, which our attorneys paid for by cancelling $62,500 of indebtedness incurred by us for legal services. The outstanding principal amount of our 10% secured convertible debentures may be converted at the price of $1.00 per share (subject to adjustment as discussed below) into 3,243,378 shares of our common stock. In conjunction with the sale of the 10% secured convertible debentures, we issued common stock purchase warrants to purchase an aggregate of 3,243,378 shares of our common stock at $1.00 per share. We are filing the registration statement of which this prospectus is a part to register a portion of the common stock underlying the 10% secured convertible debentures and the common stock purchase warrants.

If, during the time that the 10% secured convertible debentures are outstanding, we sell or grant any option to purchase (other than options issued pursuant to a plan approved by our board of directors), or sell or grant any right to reprice our securities, or otherwise dispose of or issue any common stock or common stock equivalents entitling any person to acquire shares of our common stock at a price per share that is lower than the conversion price of the debentures (which, for purposes of this discussion will be designated as the “Base Conversion Price”) or that is higher than the Base Conversion Price but lower than the daily volume weighted average price of the common stock, then the conversion price of the debentures will be reduced.

In the first instance, the conversion price will be reduced to the Base Conversion Price. In the second instance, the conversion price will be multiplied by a fraction the denominator of which will be the number of shares of common stock outstanding on the date of the issuance plus the number of additional shares of common stock offered for purchase and the numerator of which will be the number of shares of common stock outstanding on the date of such issuance plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the daily volume weighted average price.

For example, if we sold common stock to an investor at $0.50 per share while the debentures remain outstanding, then the holder of a debenture for $100,000 could convert it into 200,000 shares of common stock rather than into 100,000 shares. Alternatively, if the daily volume weighted average price of the common stock was $2.00, but we sold 100,000 shares of common stock at $1.50 per share, then the conversion price would be reduced from $1.00 to $0.996 (assuming 12,173,914 shares of common stock outstanding on the date of sale). The investors holding our 10% secured convertible debentures also have anti-dilution rights in the event that we undertake a rights offering or make a pro rata distribution of, among other things, our assets to the holders of our common stock

A reduction in the conversion price resulting from any of the foregoing would allow holders of our 10% secured convertible debentures to receive more than 3,243,378 shares of our common stock upon conversion of the outstanding principal amount of the debentures.

A reduction in the conversion price resulting from any of the foregoing would allow holders of the debentures to receive more shares of common stock than they would otherwise be entitled to receive. In that case, an investment in our common stock would be diluted to a greater extent than it would be if no adjustment to the conversion price were required to be made.

If the selling shareholders elect to convert all or a part of the 10% secured convertible debentures and sell the common stock they receive upon conversion, they could realize a gain which would be computed as the difference between the offering price and $1.00 (or the difference between the offering price and the adjusted conversion price if any reduction in the conversion price, as discussed above, has been made), less the expenses related to the sale.

In connection with the Securities Purchase Agreement, we also entered into a Registration Rights Agreement pursuant to which we are obligated to register for resale at least 130% of the shares of our common stock issuable upon the conversion of the 10% secured convertible debentures and the exercise of the common stock purchase warrants. However, the Registration Rights Agreement also prohibits us from registering on any single registration statement shares of common stock that total more than one-half of our issued and outstanding shares of common stock, reduced by 10,000 shares.

After this offering, assuming the conversion of all outstanding 10% secured convertible debentures and the exercise of all the warrants issued concurrently with such debentures, we would have 18,660,670 shares of common stock outstanding, which does not include 830,797 shares of common stock reserved for issuance under our 2005 Stock Option Plan, 1,375,000 shares of common stock reserved for issuance under our Amended and Restated 2006 Equity Incentive Plan, 1,215,052 shares of common stock reserved for issuance upon exercise of warrants held by other investors, or 434,000 shares of common stock reserved for issuance upon the exercise of outstanding unit purchase options.

On March 23, 2007 we entered into a Consent and Waiver with the selling shareholders. As consideration for this agreement, we issued to the selling shareholders warrants to purchase 150,000 shares of our common stock at an exercise price of $1.00 per share. By signing the Consent and Waiver, the selling shareholders agreed to allow us to sell units (referred to in this discussion as the “Units”) through which we can raise proceeds up to $800,000. The Units consist of up to $864,000 in aggregate principal amount of our 7.41% Senior Secured Notes (referred to in this discussion as the “7.41% Notes”) and warrants to purchase up to 400,000 shares of our common stock at an exercise price of $1.20 per share, for proceeds up to $800,000. The Units were comprised as follows: for each $10.00 in purchase price of the 7.41% Notes issued, we issued warrants to purchase five shares of our common stock. As of July 5, 2007, we sold $405,000 in principal amount of the 7.41% Notes and warrants to purchase 187,500 shares of our common stock for proceeds of $375,000.

Pursuant to the 10% Secured Convertible Debenture and the Registration Rights Agreement that we signed on September 12, 2006, we were required to make an interest payment to the selling shareholders on April 1, 2007 and, as of March 23, 2007, we were obligated to pay liquidated damages to the selling shareholders in the amount of $169,917.33. The liquidated damages were incurred as a result of our failure to timely file the registration statement, of which this prospectus is a part, with the Securities and Exchange Commission as required by the Registration Rights Agreement. According to the Registration Rights Agreement, we were obligated to pay each of the selling shareholders an amount in cash, for every 30-day period of delinquency, equal to 1.5% of the aggregate purchase price paid by the selling shareholder for his 10% secured convertible debenture.

The Consent and Waiver allows us to make the April 1 interest payment and pay the liquidated damages in one of two ways to be chosen by each holder of a 10% secured convertible debenture. For payment of the selling shareholder’s pro rata portion of the April 1 interest payment, the selling shareholder could choose to increase the principal amount of his 10% convertible debenture by the pro rata interest amount or accept shares of our common stock valued at $0.85 per share for this purpose. For payment of the selling shareholder’s pro rata portion of the liquidated damages, each selling shareholder has the same choice, that is either to increase his 10% convertible debenture by the pro rata liquidated damages amount or accept shares of our common stock valued at $0.85 per share for this purpose. If all the selling shareholders were to choose to accept shares of our common stock in payment of the April 1 interest payment and the liquidated damages, we could be required to issue up to a total of 410,195 shares of our common stock. The Consent and Waiver allows us to issue these shares without triggering the anti-dilution rights discussed above.

Finally, the Consent and Waiver allows us to issue to Oceana Partners, LLC, without triggering the anti-dilution rights, 50,000 shares of common stock in consideration for research coverage for a 12 month period and a warrant to purchase up to 80,000 shares of our common stock at a price of $1.20 per share as a placement fee for its services in placing the Units.

Information regarding our common stock and the warrants is included in the section of this prospectus titled “Description of Securities.”

Corporate Information

We maintain our principal offices at 12121 Wilshire Boulevard, Suite 350, Los Angeles, California 90025. Our telephone number at that address is (310) 826-1781. Our web address is www.cyberdefender.com. Information included on our website is not part of this prospectus.

Financial Restatement

In July 2007, as a result of changes made to the valuation allowance as of December 31, 2004, management determined that our previously issued financial statements as of and for the years ended December 31, 2006 and December 31, 2005 would need to be restated to increase the valuation allowance in the deferred tax asset by $966,550. The impact of the adjustment on the financial statements as of December 31, 2006 and December 31, 2005 and for the years ended December 31, 2006 and December 31, 2005 have been quantified below:

	Previously	As	Increase/
December 31, 2006	Reported	Restated	(Decrease)
	$	$	$
Statement of Operations
Income Tax Expense	(966,550)	-	966,550
Net Loss	(6,474,150)	(5,507,600)	966,550
Loss per share, basic and diluted	(0.64)	(0.55)	0.09

	Previously	As	Increase/
December 31, 2005	Reported	Restated	(Decrease)
	$	$	$
Balance Sheet
Deferred Tax Asset	966,550	-	(966,550)
Total Assets	1,504,253	537,703	(966,550)

Stockholder's Equity
Accumulated (Deficit)	(2,220,679)	(3,187,229)	(966,550)
Stockholder's Equity, end of year	(1,897,257)	(2,863,807)	(966,550)

A summary of the effects of the restatement on reported amounts for the years ended December 31, 2006 and 2005 are presented in Note 13 to our financial statements for the fiscal year ended December 31, 2006, which begins at page F-30 of this prospectus.

Reverse Split

On October 30, 2006 our board of directors and shareholders holding a majority of our voting power approved a 0.93173414-for-1 reverse split of our common stock. The reverse split was effective on October 31, 2006. Unless otherwise indicated, all discussions included in this prospectus relating to the outstanding shares of our common stock, including common stock to be issued upon the conversion of our 10% secured convertible debentures and upon the exercise of outstanding warrants and options, refer to post-split shares.

Risk Factors

You should carefully consider the risks described below before making an investment decision. Our business could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing these risks, you should also refer to the other information contained in this prospectus, including our financial statements and related notes.

Risks Related to Our Business

We have been in business only since August 2003. Our limited operating history makes evaluation of our business difficult.

We were incorporated in the State of California as Network Dynamics in August 2003 and have limited historical financial data upon which to base planned operating expenses or to accurately forecast our future operating results. We have a limited operating history which makes it difficult to evaluate our performance. You must consider our prospects in light of the risks, expenses and difficulties we face as an early stage company with a limited operating history. These risks include uncertainty as to whether we will be able to:

•	increase revenues from sales of our suite of Internet security products;

•	successfully protect our Collaborative Internet Security Network from all security attacks;

•	successfully protect personal computer or corporate networks against all Internet threats;

•	respond effectively to competitive pressures;

•	protect our intellectual property rights;

•	continue to develop and upgrade our technology; and

•	continue to renew our customers’ subscriptions to current and future products.

We incurred net losses for three of our last four fiscal years. If we continue to incur losses for a significant amount of time, the value of your investment could be adversely affected and you could even lose your entire investment.

We incurred a net loss of $140,909 and $3,247,969 for the fiscal years ended December 31, 2003 and 2004, respectively, and we had net income of $642,896 for the fiscal year ended December 31, 2005. We incurred a net loss of $5,507,600 and $1,182,230 for the fiscal year ended December 31, 2006 and for the three months ended March 31, 2007, respectively. As we move from being a marketing focused software publisher to a developer of a suite of Internet security products, we are likely to continue to incur losses. We cannot predict when, or if, we will be profitable in the future. Even if we achieve profitability, we may not be able to sustain it.

As of March 31, 2007, we had $66,806 in cash. We believe that we can continue to operate through August 2007 with this cash, the proceeds from an offering of 7.41% Notes we have undertaken, and the revenues we generate from our suite of Internet security products. In order to meet our financial obligations for a period of 12 months, we will need an additional $425,000. If we are not able to raise additional funds by August 2007, our business could be adversely affected.

We have no committed sources of additional capital. We have been funding our operations and capital expenditures from limited cash flow from operations, our cash on hand and the proceeds from the financing we undertook in September 2006. As of March 31, 2007 we had $66,806 in cash. We believe that this cash combined with the revenues we generate from our product and the proceeds from the private offering of 7.41% Notes we undertook in April 2007, will fund our operations through August 2007. However, we will need additional funds to continue our operations beyond that date, pursue business opportunities (such as expansion or the development of new products or services), react to unforeseen difficulties or respond to competitive pressures. As a result of employee attrition, including the departure of our Chief Operating Officer, a reduction in executive salaries and a reduction in the number of independent contractors we need to employ due to the completion of the development and launch of our CyberDefender Early Detection Center/CyberDefender FREE 2.0 product, we have significantly decreased the rate at which we use cash. We estimate that we will need approximately $425,000 in addition to the cash flow from our operations and the cash we currently have on hand to continue our business for the next 12 months. We cannot assure you that any financing arrangements will be available in amounts or on terms acceptable to us, if at all. If additional financing is not available or is not available on acceptable terms, we may be unable to continue our operations, in which case the securities you purchase in this offering would become worthless. If we choose to raise additional funds through the issuance of equity securities, our existing equity security holders may experience significant dilution of their ownership interests, and holders of the additional equity securities may have rights senior to those of the holders of our common stock. If we obtain additional financing by issuing debt securities, the terms of these securities could restrict or prevent us from paying dividends and could limit our flexibility in making business decisions.

We market our product through search engines (for example, Google, Yahoo! and MSN), e-mail and banner advertising and affiliate marketing. If we fail to market our product effectively, our sales could decline and our results of operations would be adversely affected.

We market our product and related services over the Internet, primarily through space purchased from Internet-based marketers and search engines. Currently we drive traffic to our website by spending approximately 80% of our advertising budget on pay-per-click advertising on Google, Yahoo! and MSN. While the amount that we spend on this advertising varies on a daily basis, in general approximately 70% of our advertising budget is spent on pay-per-click advertising through Google, 8% through Yahoo! and 2% through MSN. If Internet advertising fails to perform as we anticipate, our sales could decline and the cost of the advertising, per click, would increase. This could have a material, adverse effect on our results of operations.

If we cannot find businesses willing to advertise inside our ad-supported software, we may not achieve our revenue targets and our business and results of operations will be adversely affected.

Our ad-supported CyberDefenderFREE 2.0 software includes small banners imbedded inside the user interface. These small banners are displayed on the top right corner of the software and rotate randomly throughout the day and as users interact with the software. These banners link to the websites of the businesses providing the advertising. Since there are thousands of potential businesses that advertise, we have decided to work with advertising networks, which are companies that represent many advertisers at the same time and are able to provide us with new advertisers on a consistent basis. Examples of such advertising networks include ValueClick Inc., Advertising.com, and Traffic Market Place/TMP, but there are many others. We are selling this advertising space based on what is commonly known in the industry as Cost Per Thousand (CPM), where the advertiser pays us a set fee for each one thousand ad impressions, or Cost Per Click (CPC), where the advertiser pays us a set fee for each click delivered to their site, or Cost Per Action (CPA), where the advertiser pays us a set fee for each action that takes place after the user clicks on the ad and visits the advertisers web site. If we fail to generate a significant base of CyberDefenderFREE 2.0 users, we may not generate enough daily advertising impressions to be attractive to advertising networks. This would have a material adverse effect on our business and results of operations.

We face intense competition from other providers of Internet security software. If we cannot offer consumers a reason to use our software instead of the software marketed by our competitors, our business and the results of our operations will be adversely affected.

We have many competitors in the markets for our product. Our competitors include software companies that offer products that directly compete with our product or that bundle their software products with Internet security software offered by another company. End-user customers may prefer purchasing Internet security software that is manufactured by the same company that provides its other software programs because of greater product breadth offered by the company, perceived advantages in price, technical support, compatibility or other issues.

Some of our competitors include WebRoot Software, Kaspersky Labs and Sunbelt Software. Many of our competitors have greater brand name recognition and financial, technical, sales, marketing and other resources than we do and consequently may have an ability to influence customers to purchase their products rather than ours. Our future and existing competitors could introduce products with superior features, scalability and functionality at lower prices than our product, and could also bundle existing or new products with other more established products in order to compete with us. Our competitors could also gain market share by acquiring or forming strategic alliances with our other competitors. Finally, because new distribution methods offered by the Internet and electronic commerce have removed many of the barriers to entry historically faced by start-up companies in the software industry, we may face additional sources of competition in the future. Our goal in creating CyberDefender FREE 2.0 was to differentiate our software from that of our competitors and to make it more attractive to consumers by offering it for free. If this marketing strategy is unsuccessful, our business and results of operations will be adversely affected.

If we are unable to develop new and enhanced Internet security products, such as products that protect devices like mobile telephones or PDAs, our operating results could be adversely affected.

Our future success depends on our ability to address the rapidly changing needs of our customers by developing, acquiring and introducing new products, product updates and services on a timely basis. For example, in November 2006 we introduced our security suite of products, CyberDefender Early Detection Center/CyberDefender FREE 2.0, in response to new products released by companies such as Symantec. We must also keep pace with technological developments and emerging industry standards. We intend to commit a portion of our resources to developing new software products and services, including protection for portable digital devices such as mobile telephones, PDAs, MP3 music players and portable video players. However, if we are unable to successfully develop such products or if we develop these products but demand for them does not materialize or occurs more slowly than we expect, we will have expended resources (such as personnel and equipment) and capital without realizing sufficient revenue to recover these costs, and our operating results could be adversely affected.

Because of the constant development of new or improved products in the software industry, we must continually update our products or create new products to keep pace with the latest advances. While we do our best to test these products prior to their release, they may nevertheless contain significant errors and failures, which could adversely affect our operating results.

With the introduction of Vista, a new operating system from Microsoft, and constant changes in the software industry as new standards and processes emerge, we are required to continually update our suite of Internet security products. While we do our best to test these products prior to their release, due to the speed with which we are required to release new or updated products to remain competitive, they could be released with errors or they may fail altogether. These errors or failures may put the users of our software at risk because their computers will not be adequately protected against spyware, viruses, spam or phishing attacks. We try to reduce this risk by constantly upgrading our software and by working closely with the creators of the operating platforms, particularly Microsoft, to make sure that our software works with the operating platform. However, if our existing suite of Internet security products and our future products fail to perform adequately or fail entirely, our operating results could be adversely affected.

Our ability to effectively recruit and retain qualified officers and directors could be adversely affected if we experience difficulty in obtaining directors' and officers' liability insurance.

We may be unable to obtain or maintain insurance as a public company on terms affordable to us to cover liability for claims made against our officers and directors. If we are unable to adequately insure our officers and directors, we may not be able to retain or recruit qualified officers and directors to manage our business.

Loss of any of our key management personnel, particularly Gary Guseinov and Bing Liu, could negatively impact our business and the value of our common stock.

Our ability to execute our business strategy will depend on the skills, experience and performance of key members of our management team. We depend heavily on the services of Gary Guseinov, our Chief Executive Officer, Ivan Ivankovich, our acting Chief Financial Officer, Igor Barash, our Chief Information Officer and Secretary, and Bing Liu, our Chief Software Architect. We believe that the skills of Mr. Guseinov and Mr. Liu would be particularly difficult to replace. We do not have long-term employment agreements with any of the members of our management team, except Gary Guseinov. We have entered into employment agreements with Mr. Barash and Mr. Liu, but they are “at-will” and do not preclude either of them from leaving us. We have an independent contractor agreement with Mr. Ivankovich that will expire on September 30, 2007. We believe this agreement will be renewed.

On December 31, 2006 our employment agreement with Riggs Eckelberry, our former President and Chief Operating Officer, expired. Mr. Eckleberry was hired to assist us with transitioning from a marketing-focused software publisher to a developer of a suite of Internet security products and to assist us with the launch of our new product, CyberDefender Early Detection Center/CyberDefender FREE 2.0. Those goals were accomplished in November 2006.

As we lose members of our key management personnel, we may be forced to expend significant time and money in the pursuit of replacements, which could result in both a delay in the implementation of our business plan and the diversion of limited working capital. We cannot assure you that we will find satisfactory replacements for these key management personnel at all, or on terms that are not unduly expensive or burdensome to our company. We do not maintain key man insurance policies on any of our key officers or employees. Although we have in the past and intend in the foreseeable future to issue stock options or other equity-based compensation, such incentives may not be sufficient to attract and retain key personnel.

To date, our business has been developed assuming that laws and regulations that apply to Internet communications and e-commerce will remain minimal. Changes in government regulation and industry standards may adversely affect our business and operating results.

We have developed our business assuming that the current state of the laws and regulations that apply to Internet communications, e-commerce and advertising will remain minimal. At this time, complying with these laws and regulations is not burdensome. However, as time exposes various problems created by Internet communications and e-commerce, laws and regulations may become more prevalent. These regulations may address issues such as user privacy, spyware, pricing, intellectual property ownership and infringement, taxation, and quality of products and services. This legislation could hinder growth in the use of the Internet generally and decrease the acceptance of the Internet as a communications, commercial and advertising medium. Changes in current regulations or the addition of new regulations could affect the costs of communicating on the Internet and adversely affect the demand for our products or otherwise harm our business, results of operations and financial condition.

Our business is the development and distribution of software. If we do not protect our proprietary information and prevent third parties from making unauthorized use of our technology, our business could be harmed.

We rely on a combination of copyright, patent, trademark and trade secret laws, confidentiality procedures, contractual provisions and other measures to protect our proprietary information, especially our software codes. All of these measures afford only limited protection. These measures may be invalidated, circumvented or challenged, and others may develop technologies or processes that are similar or superior to our technology. We may not have the proprietary information controls and procedures in place that we need to protect our proprietary information adequately. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy our software or obtain or use information that we regard as proprietary, which could harm our business.

Third parties claiming that we infringe their proprietary rights could cause us to incur significant legal expenses and prevent us from selling our products.

As the number of products in the software industry increases and the functionality of these products further overlaps, we believe that we may become increasingly subject to infringement claims, which could include patent, copyright and trademark infringement claims. In addition, former employers of our former, current or future employees may assert claims that such employees have improperly disclosed to us the confidential or proprietary information of these former employers. Any such claim, with or without merit, could:

•	be time consuming to defend;

•	result in costly litigation;

•	divert management’s attention from our core business;

•	require us to stop selling, delay providing or redesign our product; and

•	require us to pay monetary amounts as damages, for royalty or licensing arrangements.

Risks Related to Ownership of Our Securities

The holders of our 10% secured convertible debentures have a security interest in all of our assets. If we were to fail to pay the debentures as required, or any other event of default set forth in the debentures were to occur, these investors could foreclose on their security interest and your securities could become worthless. Because we are currently in default of the Registration Rights Agreement we signed in conjunction with the offering of our 10% secured convertible debentures, we are also in default of the debentures.

In September 2006 we placed $3,243,378 worth of our 10% secured convertible debentures. The payment of these debentures is secured with all of our assets. We are currently in default of the Registration Rights Agreement we signed in conjunction with the sale of our 10% secured convertible debentures because we failed to file the registration statement, of which this prospectus is a part, on a timely basis. This default resulted in a default under the terms of the 10% secured convertible debentures, which permits the holders the right to elect to declare the entire outstanding principal amount of the debentures, plus all accrued interest and liquidated damages, immediately due and payable. The holders agreed to waive this default so long as we filed the registration statement, of which this prospectus is a part, no later than July 6, 2007, which we were able to do, however, the investors may not waive any future default. In the future, if we were to default in our repayment obligation, or any other event of default set forth in the debentures were to occur, the investors who purchased the debentures could foreclose the security interest, take our assets and sell or otherwise dispose of them. If that were to happen, we may not be able to continue our business and your securities would become worthless.

The holders of our 10% secured convertible debentures have anti-dilution rights that are triggered by a disposition of our common stock at a price per share that is lower than the conversion price of the debentures. These rights are not available to the holders of our common stock. If future issuances of our common stock trigger the anti-dilution rights, your investment in our common stock will be diluted.

Holders of our 10% secured convertible debentures may convert the debenture amount to common stock at $1.00 per share. If, during the time that these debentures are outstanding, we sell or grant any option to purchase (other than options issued pursuant to a plan approved by our board of directors), or sell or grant any right to reprice our securities, or otherwise dispose of or issue any common stock or common stock equivalents entitling any person to acquire shares of our common stock at a price per share that is lower than the conversion price of the debentures (which, for purposes of this discussion will be designated as the “Base Conversion Price”) or that is higher than the Base Conversion Price but lower than the daily volume weighted average price of the common stock, then the conversion price of the debentures will be reduced.

In the first instance, the conversion price will be reduced to the Base Conversion Price. In the second instance, the conversion price will be multiplied by a fraction the denominator of which will be the number of shares of common stock outstanding on the date of the issuance plus the number of additional shares of common stock offered for purchase and the numerator of which will be the number of shares of common stock outstanding on the date of such issuance plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the daily volume weighted average price.

For example, if we sold common stock to an investor at $0.50 per share while the debentures remain outstanding, then the holder of a debenture for $100,000 could convert it into 200,000 shares of common stock rather than into 100,000 shares. Alternatively, if the daily volume weighted average price of the common stock was $2.00, but we sold 100,000 shares of common stock at $1.50 per share, then the conversion price would be reduced from $1.00 to $0.996 (assuming 12,173,914 shares of common stock outstanding on the date of sale). The investors holding our 10% secured convertible debentures also have anti-dilution rights in the event that we undertake a rights offering or make a pro rata distribution of, among other things, our assets to the holders of our common stock

A reduction in the conversion price resulting from any of the foregoing would allow holders of these debentures to receive more shares of common stock than they would otherwise be entitled to receive. In that case, your investment would be diluted to a greater extent than it would be if no adjustment to the conversion price were required.

There is currently no public trading market for our common stock and we cannot assure you that an active public trading market for our common stock will develop or be sustained. Even if a market develops, you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

There is currently no public trading market for our common stock and no such market may ever develop. While we intend to seek and obtain quotation of our common stock for trading on the OTC Bulletin Board, there is no assurance that our application will be approved. Even if our application for quotation is approved, the number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or non existent. This situation may be attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk averse and may be reluctant to follow a relatively unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, assuming that our common stock is accepted for quotation, there may be periods of several days or more when trading activity in our shares is minimal or non existent, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot assure you that an active public trading market for our common stock will develop or be sustained.

Our common stock will be considered a “penny stock”. The application of the “penny stock” rules to our common stock could limit the trading and liquidity of the common stock, adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

Our common stock will be a “low-priced” security or “penny stock” under rules promulgated under the Securities Exchange Act of 1934. In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer’s duties in selling the stock, the customer’s rights and remedies and certain market and other information. Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer’s financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer. The effect of these restrictions will probably decrease the willingness of broker-dealers to make a market in our common stock, will decrease liquidity of our common stock and will increase transaction costs for sales and purchases of our common stock as compared to other securities.

The stock market in general and the market prices for Internet-related companies in particular, have experienced volatility that often has been unrelated to the operating performance of such companies. These broad fluctuations may be the result of unscrupulous practices that may adversely affect the price of our stock, regardless of our operating performance.

Shareholders should be aware that, according to SEC Release No. 34-29093 dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The occurrence of these patterns or practices could increase the volatility of our share price.

Our executive officers, directors and insider shareholders own or control approximately 42.47% of our outstanding common stock on a fully diluted basis, which may limit the ability of our shareholders, whether acting alone or together, to propose or direct our management or overall direction. Additionally, this concentration of ownership could discourage or prevent a potential takeover that might otherwise result in our shareholders receiving a premium over the market price for our common stock.

Approximately 42.47% of the outstanding shares of our common stock on a fully diluted basis is owned and controlled by a group of insiders, including current directors and executive officers and their friends and family. Mr. Gary Guseinov, our Chief Executive Officer and President, owns 32.45% of our common stock on a fully diluted basis. Such concentrated control may adversely affect the price of our common stock. These insiders may be able to control matters requiring approval by our shareholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into different transactions that require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock. If you acquire shares of common stock, you may have no effective voice in our management.

We do not expect to pay dividends for the foreseeable future, and we may never pay dividends.

We currently intend to retain any future earnings to support the development of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by California state law. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our common stock.

Limitations on director and officer liability and our indemnification of officers and directors may discourage shareholders from bringing suit against a director.

Our certificate of incorporation and bylaws provide, with certain exceptions as permitted by governing California law, that a director or officer shall not be personally liable to us or our shareholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage shareholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by shareholders on our behalf against a director. In addition, our certificate of incorporation and bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by California law.

Future sales of our common stock could put downward selling pressure on our shares, and adversely affect the stock price. There is a risk that this downward pressure may make it impossible for an investor to sell his shares at any reasonable price, if at all.

Future sales of substantial amounts of our common stock in the public market, if such a market develops, or the perception that such sales could occur, could put downward selling pressure on our shares, and adversely affect the market price of our common stock.

The OTC Bulletin Board is a quotation system, not an issuer listing service, market or exchange. Therefore, buying and selling stock on the OTC Bulletin Board is not as efficient as buying and selling stock through an exchange. As a result, it may be difficult for you to sell your common stock or you may not be able to sell your common stock for an optimum trading price.

The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last sale prices and volume limitations in over-the-counter securities.

Because trades and quotations on the OTC Bulletin Board involve a manual process, the market information for such securities cannot be guaranteed. In addition, quote information, or even firm quotes, may not be available. The manual execution process may delay order processing and intervening price fluctuations may result in the failure of a limit order to execute or the execution of a market order at a significantly different price. Execution of trades, execution reporting and the delivery of legal trade confirmations may be delayed significantly. Consequently, one may not be able to sell shares of our common stock at the optimum trading prices.

When fewer shares of a security are being traded on the OTC Bulletin Board, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Lower trading volumes in a security may result in a lower likelihood of an individual’s orders being executed, and current prices may differ significantly from the price one was quoted by the OTC Bulletin Board at the time of the order entry.

Orders for OTC Bulletin Board securities may be canceled or edited like orders for other securities. All requests to change or cancel an order must be submitted to, received and processed by the OTC Bulletin Board. Due to the manual order processing involved in handling OTC Bulletin Board trades, order processing and reporting may be delayed, and an individual may not be able to cancel or edit his order. Consequently, one may not able to sell shares of common stock at the optimum trading prices.

The dealer’s spread (the difference between the bid and ask prices) may be large and may result in substantial losses to the seller of securities on the OTC Bulletin Board if the common stock or other security must be sold immediately. Further, purchasers of securities may incur an immediate “paper” loss due to the price spread. Moreover, dealers trading on the OTC Bulletin Board may not have a bid price for securities bought and sold through the OTC Bulletin Board. Due to the foregoing, demand for securities that are traded through the OTC Bulletin Board may be decreased or eliminated.

Over 2 million shares of our common stock, in addition to the 6,076,956 shares being registered in this offering, will become eligible for sale in the open market if our application for quotation on the OTC is approved. Sales of large quantities of our common stock may adversely affect the market price.

If our application for quotation on the OTC is approved, from time to time certain of our shareholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act of 1933, as amended, subject to certain limitations. In general, pursuant to Rule 144, a shareholder (or shareholders whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed 1% of the then outstanding shares of common stock. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by a company’s shareholders that are non-affiliates that have satisfied a two-year holding period. Any substantial sale, or cumulative sales, of our common stock pursuant to Rule 144 or pursuant to any resale prospectus may have a material adverse effect on the market price of our securities. As of the date of this prospectus, 2,462,420 shares of our common stock could be sold pursuant to Rule 144. Sales of large quantities of our common stock at any one time may adversely affect the market price.

We expect volatility in the price of our common stock, which may subject us to securities litigation.

If established, the market for our common stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

Special Note Regarding Forward-Looking Statements

This prospectus, including the sections titled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis or Plan of Operation” and “Business,” contains forward-looking statements.

Forward-looking statements include, but are not limited to, statements about:

•	our lack of capital and whether or not we will be able to raise capital when we need it;

•	our ability to market and distribute or sell our product; and

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others.

These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include those listed under “Risk Factors” and elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terminology such as “may,” “could” “expects,” “intends,” “plans,” “anticipates,” “believes,” “potential,” “continue” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We do not intend to update any of the forward-looking statements after the date of this prospectus or to conform these statements to actual results. Neither the Private Securities Litigation Reform Act of 1995 nor Section 27A of the Securities Act of 1933, as amended, provides any protection for statements made in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the shares by the selling shareholders. All proceeds from the sale of the shares offered hereby will be for the account of the selling shareholders, as described below in the sections titled “Selling Shareholders” and “Plan of Distribution.” However, we may receive up to $3,013,478 upon exercise of warrants, the underlying shares of which are included in the registration statement of which this prospectus is a part. If received, such funds will be used for general corporate purposes, including working capital requirements. With the exception of any brokerage fees and commissions which are the obligation of the selling shareholders, we are responsible for the fees, costs and expenses of this offering which are estimated to be $290,650, inclusive of our legal and accounting fees, printing costs and filing and other miscellaneous fees and expenses.

Determination of Offering Price

There has been no public market for our common stock prior to this offering and there will be no public market until our common stock is approved for quotation on the OTC Bulletin Board. The offering price has been arbitrarily determined and does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation.

We cannot assure you that an active or orderly trading market will develop for our common stock or that our common stock will trade in the public markets subsequent to this offering at or above the offering price.

Market for Common Equity and Related Shareholder Matters

At this time, our common shares are not traded on any public markets. We currently have 12,173,914 shares of common stock issued and outstanding. We have 44 holders of our common stock of record.

We have outstanding common stock purchase warrants to purchase 1,215,052 shares of common stock and $3,243,378 in principal amount of 10% secured convertible debentures which principal amount is convertible into an additional 3,243,378 shares of common stock together with warrants to purchase an additional 3,243,378 shares of common stock.

After this offering, upon conversion of the entire outstanding principal amount of our 10% secured convertible debentures and assuming exercise of all the warrants, we will have 18,660,670 shares of common stock outstanding, which does not include 830,797 shares of common stock reserved for issuance under our 2005 Stock Option Plan and 1,375,000 shares of common stock reserved for issuance under our Amended and Restated 2006 Equity Incentive Plan. Of the amount outstanding, 9,506,444 shares would be eligible for sale pursuant to Rule 144. However, 7,044,024 shares owned by Gary Guseinov are the subject of a lock-up agreement that will prevent him from selling his common stock until six months following the date that the registration statement of which this prospectus is a part is declared effective. Therefore, 2,462,420 shares could be sold pursuant to Rule 144 under the Securities Act of 1933, as amended (assuming compliance with the requirements of Rule 144) and 6,126,950 shares could be sold pursuant to the registration statement of which this prospectus is a part.

Through our 2005 Stock Option Plan we have issued an option to an employee to purchase a total of 326,106 shares of our common stock. The exercise price is $0.0107 per share and the option will expire 10 years from the date of grant.

As of July 5, 2007, we had options outstanding to employees and consultants to purchase a total of 1,073,277 shares of our common stock through our Amended and Restated 2006 Equity Incentive Plan. The exercise price is between $0.85 and $1.00 per share and the options will expire 10 years from the date of grant.

Dividends

During the year ended December 31, 2005, our Board of Directors authorized the payment of a dividend of $0.05 per share. The total amount of the dividend was $31,400. The dividend was paid to all of our shareholders, with the exception of shareholders who were also officers and directors. However, we anticipate that any future earnings will be retained for the development of our business and we do not anticipate paying any dividends on our common stock in the foreseeable future.

Employee Benefit Plans

2005 Stock Option Plan

Our board of directors and shareholders approved our 2005 Employee Stock Option Plan (the “2005 Plan”) on December 31, 2004. The 2005 Plan provides for the grant of incentive stock options to our employees, and for the grant of nonstatutory stock options, restricted stock, stock appreciation rights and performance shares to our employees, directors and consultants.

We have reserved a total of 830,797 shares of our common stock for issuance pursuant to the 2005 Plan.

Our board of directors, or a committee of our board, administers the 2005 Plan. The board or its committee, who are referred to as the administrator in this prospectus, has the power to determine the terms of the awards, including the exercise price, the number of shares subject to each such award, the exercisability of the awards and the form of consideration, if any, payable upon exercise. The administrator also has the authority to institute an exchange program whereby the exercise prices of outstanding awards may be reduced or outstanding awards may be surrendered in exchange for awards with a lower exercise price.

The administrator determines the exercise price of options granted under the 2005 Plan. With respect to all incentive stock options, the exercise price must at least be equal to the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed 10 years, except that with respect to any participant who owns 10% of the voting power of all classes of our outstanding stock or the outstanding stock of any parent or subsidiary of ours, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The administrator determines the term of all other options, however no option will have a term in excess of 10 years from the date of grant.

After termination of an employee, director or consultant, he or she may generally exercise his or her option for 90 days following termination of such employment.

The 2005 Plan does not allow for the transfer of options and only the recipient of an option may exercise an option during his or her lifetime. However, the recipient of an option may designate one or more beneficiaries of his or her outstanding options, which will automatically transfer to such beneficiaries upon the participant’s death. With respect to nonstatutory stock options, a participant may assign his or her options to immediate family members or trusts for estate planning purposes during his or her lifetime.

Stock appreciation rights may be granted under the 2005 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. The administrator determines the terms of stock appreciation rights, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our common stock, or a combination thereof.

The 2005 Plan provides that in the event of a change of control, outstanding options will automatically accelerate and become exercisable, unless the successor corporation or its parent assumes or substitutes a cash incentive program for each outstanding option, or the administrator placed restrictions on acceleration at the time of the grant. With respect to stock appreciation rights, our repurchase rights will automatically terminate and all the shares will fully vest upon a change of control, unless the repurchase rights are assigned to the successor corporation or its parent or the administrator places restrictions on acceleration of vesting at the time of the issuance.

The 2005 Plan will automatically terminate on January 1, 2015, unless it terminates sooner because all shares available under the plan have been issued or all outstanding options terminate in connection with a change of control. In addition, our board of directors has the authority to amend the 2005 Plan provided this action does not impair the rights of any participant.

Amended and Restated 2006 Equity Incentive Plan

Our board of directors and those shareholders holding a majority of our outstanding voting power adopted and approved the Amended and Restated 2006 Equity Incentive Plan (the “2006 Plan”) on October 30, 2006. The 2006 Plan reserves 1,375,000 shares of our common stock for issuance in accordance with its terms.

Unless the 2006 Plan is earlier terminated in accordance with its provisions, no stock incentives will be granted under the 2006 Plan after the earlier of ten years from the effective date, or the date on which all of the shares reserved for the 2006 Plan have been issued or are no longer available for use under the 2006 Plan.

The 2006 Plan will be administered by a committee of two or more members of the board of directors. The committee will have full power to:

•	select eligible participants to receive awards under the 2006 Plan;

•	determine the sizes and types of stock incentives to award under the 2006 Plan;

•	determine the terms and conditions of such awards;

•	interpret the 2006 Plan and any agreement or instrument entered into under the 2006 Plan;

•	establish, amend, or waive rules or regulations for the administration of the 2006 Plan;

•	amend the terms and conditions of any outstanding stock incentives as allowed under the 2006 Plan; and

•	make all other determinations, or take such other actions, as may be necessary or advisable for the administration of the 2006 Plan.

The board of directors and the committee may grant the following stock incentives under the 2006 Plan (each individually, a “Stock Incentive”):

•
stock options to purchase shares of common stock, including options intended to qualify under Section 422 of the Internal Revenue Code (“incentive stock options”) and options not intended to qualify under Section 422 of the Internal Revenue Code (“non-qualified stock options”);

•	stock awards; and

•	stock bonus awards.

Each of the above Stock Incentives will be evidenced by a stock incentive agreement executed by us and the eligible recipient, in such form and with such terms and conditions as the committee may, pursuant to the provisions of the 2006 Plan, determine in its discretion from time to time.

Awards of Stock Incentives under the 2006 Plan may be made to our employees and those of our subsidiaries, non-employee directors, and consultants or advisors that provide services (other than the offering, sale or marketing of our securities) to us or our subsidiaries (collectively, the “Participants”). Only employees are eligible to receive a grant of incentive stock options.

With respect to each grant of an incentive stock option to a Participant who is not a shareholder holding more than 10% of our total voting stock (“ten-percent shareholder”), the exercise price will not be less than the fair market value of the shares, which is equal to the closing sales price of the common stock on the grant date (“Fair Market Value”). With respect to each grant of an incentive stock option to a Participant who is a ten-percent shareholder, the exercise price will not be less than 110% of the Fair Market Value of the shares.

Stock options may not be exercised after the tenth anniversary of the grant date, except that any incentive stock option granted to a ten-percent shareholder may not be exercised after the fifth anniversary of the grant date.

A stock option issued under the 2006 Plan may not be transferable or assignable, except by the laws of descent and distribution, and may be exercisable only by the Participant. However, a non-qualified stock option may be transferred by the Participant as a bona fide gift to his or her spouse, lineal descendant or ascendant, siblings, and children by adoption.

Payment for shares purchased pursuant to exercise of a stock option may be made in cash or, with the consent of the Committee, by delivery to us of a number of shares that have been owned and completely paid for by the Participant for at least six months prior to the date of exercise, or a combination thereof. In addition, if permitted by the Committee, the stock option may be exercised through a brokerage transaction as permitted under the provisions of Regulation T, applicable to cashless exercises promulgated by the Board of Governors of the Federal Reserve System, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002. Except as otherwise provided in the 2006 Plan, payment must be made at the time that the stock option, or any part thereof, is exercised, and no shares shall be issued or delivered to the Participant upon exercise of the option until full payment has been made by the Participant.

A stock bonus is an award of shares under the 2006 Plan for extraordinary service to us or to any subsidiary. The Committee will determine the number of shares to be awarded and any conditions, criteria, or performance requirements applicable to the stock bonus.

A stock award is an offer by us to sell to an eligible person shares that may or may not be subject to restrictions. The Committee may determine the terms, conditions, restrictions, and other provisions of each stock award. Stock awards issued under the 2006 Plan may have restrictions that lapse based upon the service of a Participant, or based upon the attainment of performance goals established pursuant to the business criteria listed in the 2006 Plan, or based upon any other criteria that the Committee may determine appropriate. The purchase price of shares sold pursuant to a stock award will be determined by us on the date the stock award is granted but may not be less than the Fair Market Value of our common stock on the date of grant, provided however, in the case of a sale to a holder of 10% or more of our common stock, the purchase price shall not be less than 110% of the Fair Market Value.

The Board of Directors or the Committee may suspend, terminate, or amend the 2006 Plan from time to time except that certain amendments as specified in the Plan may not be made without the approval of our shareholders, including an amendment to increase the number of shares reserved and issuable under the 2006 Plan, to extend the term of the 2006 Plan, or to decrease the minimum exercise price of any Stock Incentive. The Board of Directors or the Committee may also modify, amend or cancel any Stock Incentive granted under the Plan, provided, however, that without the consent of the Participant affected, no such modification, amendment or cancellation may diminish the rights of such Participant under the Stock Incentive previously granted under the 2006 Plan.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, rights and warrants (a)	Weighted average exercise price of outstanding options, rights and warrants (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,399,384	$0.72	806,413
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total:	1,399,384(1)	$0.72	806,413(1)
(1) As of July 5, 2007.

Management’s Discussion and Analysis or Plan of Operation

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the notes to those statements included elsewhere in this prospectus. In addition to the historical consolidated financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

We are a provider of secure content management software based in Los Angeles, California. We develop and license security software. Our mission is to bring to market advanced solutions to combat and prevent online information theft, unwanted advertisements, spam, Internet viruses, spyware and related computer threats.

We have developed a Collaborative Internet Security Network (CISN) (also known as “earlyNetwork”™) which is based on certain technology principles commonly found in a peer-to-peer network infrastructure. A peer-to-peer network does not have the notion of clients or servers, but only equal peer nodes that simultaneously function as both “clients” and “servers” to the other nodes on the network. This means that when a threat is detected from a computer that is part of the CISN, the threat is relayed to our Early Alert Center. The Early Alert Center tests, grades and ranks the threat, automatically generates definition and signature files based on the threat, and relays this information to the Alert Server, in some cases after a human verification step. The Alert Server will relay the information it receives from the Early Alert Center to other machines in the CISN, and each machine that receives the information will, in turn, relay it to other machines that are part of the CISN. This protocol allows us to rapidly distribute alerts and updates regarding potentially damaging viruses, e-mails and other threats to members of the CISN, without regard for the cost of the bandwidth involved. Because cost is not a factor updates can be continuous, making our approach significantly faster than the client/server protocols used by traditional Internet security companies that provide manual broadcast-updated threat management systems. Computer users join the CISN simply by downloading and installing our software.

Historically, our revenues were derived from subscriptions to our software. We sold one product, our CyberDefender Anti-Spyware 2006, at a price of $39.99, which included the initial download and one year of updates. The license to use the software was renewed annually, also at $39.99, with incentives for early renewals. . We do not offer a discount on the original purchase of the software license.

Paragraph 51 of TPA 5100.51 states that “if a software arrangement includes a right to a significant incremental discount on a customer’s future purchase of a product(s) or service(s), a proportionate amount of that significant incremental discount should be applied to each element covered by the arrangement based on each element’s fair value (VSOE) without regard to the significant incremental discount.

The initial sale of our software license to a subscriber does not contain a right to a discount to assure renewal of the second year subscription. Our discounts are not given on the original sale for a future purchase, rather, discounts are offered from time to time as a marketing tool to provide an incentive to renew to a current base of subscribers who are approaching their renewal period. If the subscriber renews at a discounted price, which may be 20% to50% of the annual license fee, we will recognize revenue from the sale ratably over the period of the license. We record the net revenue received and recognize the revenue in accordance with SOP No. 97-2, “Software Revenue Recognition”, as amended by SOP No. 98-9, “Modification of SOP 97-2, Software Revenue Recognition with respect to Certain Transactions” paragraph 49.

We acquired new users with an online direct purchase offer. The offer, to scan a computer for spyware and then pay for removal of the spyware found, was broadcast in emails, banners and search ads.

The following table summarizes our revenue during each quarter for both new sales of our software as well as for renewal sales.

	Sales
Quarter Ended	New	Renewal
March 31, 2006	$387,942	$842,044
June 30, 2006	259,694	827,688
September 30, 2006	190,335	653,534
December 31, 2006	103,365	637,271
2006 Totals	$941,336	$2,960,537

March 31, 2007	$67,663	$598,473

In November 2006 we launched our new Internet security suite called CyberDefender Early Detection Center or CyberDefender FREE 2.0. CyberDefender FREE 2.0 is the ad-supported version, which is free to the subscriber because advertisers pay us to display their ads inside the software. CyberDefender Early Detection Center is a version of the same software, without ads, which is paid for by the subscriber. The annual subscription rate for the version without ads ranges from $11.99 to $39.99, depending on the marketing or distribution channels that we use.

Typically, a software developer gives away free versions of its software for a limited trial period. Very often, though, a user of free software will not purchase it once the trial period is over. There is no trial period for using our CyberDefender FREE 2.0 software with advertising, however. Once a subscriber downloads the software, it is his to keep and we receive payment from the advertisers. Otherwise, if the subscriber chooses, he may pay for an annual subscription to CyberDefender Early Detection Center without advertising. In this way, we will generate revenues from either the advertiser or the subscriber. This business model allows any computer user to obtain protection against Internet threats, regardless of his ability to pay. We made this change because we believe that the advertising revenue we may receive, in conjunction with the licensing fees we receive, could be substantial. We obtain the ads from ad networks, which are plentiful. Ad networks provide advertising for a website and share advertiser revenue each time the website visitors click on the ads.  During the month that the ads are displayed on a subscriber’s computer, revenues will be earned from the ad networks each time an ad is shown (per impression) or when an ad is clicked (per click) or for each action taken by the subscriber after he clicks on the ad and visits to the advertiser’s website (per action).

Furthermore, we began to see that large security software companies, such as McAfee, Symantec and Trend Micro, were offering security suites, as opposed to single, stand-alone products. We determined that consumers would come to expect a suite of products that would provide comprehensive protection against Internet threats, rather than having to license several products. As a result of this decision, expenses related to software research and development increased significantly during the fiscal year ended December 31, 2006. We expect to continue to invest in our technology and expect that our research and development costs will be a significant component of our operating costs during the 2007 fiscal year.

While we were developing CyberDefender Early Detection Center/CyberDefender FREE 2.0, we slowed down our efforts in marketing our CyberDefender Anti-Spyware 2006 software so that we could devote more of our financial resources to the development of our new product. The expense of turning a previously marketing-focused publisher into a developer of a suite of Internet security products exceeded our revenues. During this period, our new user marketing was restricted to experimental activities. Therefore, as and when we needed cash, we sold our securities. To date, we have received $324,505 in cash or in the value of services performed for us by third parties and $4,275,000 from sales of convertible debt securities.

Restatement

In July 2007, as a result of changes made to the valuation allowance as of December 31, 2004, management determined that our previously issued financial statements as of and for the years ended December 31, 2006 and December 31, 2005 would need to be restated to increase the valuation allowance in the deferred tax asset by $966,550. The impact of the adjustment on the financial statements as of December 31, 2006 and December 31, 2005 and for the years ended December 31, 2006 and December 31, 2005 have been quantified below:

	Previously	As	Increase/
December 31, 2006	Reported	Restated	(Decrease)
	$	$	$
Statement of Operations
Income Tax Expense	(966,550)	-	966,550
Net Loss	(6,474,150)	(5,507,600)	966,550
Loss per share, basic and diluted	(0.64)	(0.55)	0.09

	Previously	As	Increase/
December 31, 2005	Reported	Restated	(Decrease)
	$	$	$
Balance Sheet
Deferred Tax Asset	966,550	-	(966,550)
Total Assets	1,504,253	537,703	(966,550)

Stockholder's Equity
Accumulated (Deficit)	(2,220,679)	(3,187,229)	(966,550)
Stockholder's Equity, end of year	(1,897,257)	(2,863,807)	(966,550)

A summary of the effects of the restatement on reported amounts for the years ended December 31, 2006 and 2005 are presented in Note 13 to our financial statements for the fiscal year ended December 31, 2006, which begins at page F-30 of this prospectus.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses for each period. The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

Revenue recognition. We recognize revenue from the sale of software licenses under the guidance of SOP No. 97-2, “Software Revenue Recognition,” as amended by SOP No. 98-9, “Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions” and SEC Staff Accounting Bulletin (SAB) 104.

Specifically, we recognize revenues from our CyberDefender Anti-Spyware 2006 (“CyberDefenderTM”) product when all of the following conditions for revenue recognition are met:

•	persuasive evidence of an arrangement exists,

•	the product or service has been delivered,

•	the fee is fixed or determinable, and

•	collection of the resulting receivable is reasonably assured.

We sell our CyberDefenderTM software over the Internet. Customers order the product and simultaneously provide their credit card information to us. Upon receipt of authorization from the credit card issuer, we license the customer to download CyberDefenderTM over the Internet. As part of the sales price, we provide renewable product support and content updates, which are separate components of product licenses and sales. Term licenses allow customers to use our product and receive product support coverage and content updates for a specified period, generally twelve months. We invoice for product support, content updates and term licenses at the beginning of the term. These revenues contain multiple element arrangements where “vendor specific objective evidence” (VSOE) does not exist for one or more of the elements. The arrangement is in substance a subscription and the entire fee is deferred until the month subsequent to the delivery date of the product and is recognized ratably over the term of the arrangement according to the guidance in SOP 97-2 paragraph 49.

We use a third party to process our product sales. We pay a direct acquisition cost to the processor for each completed sale. These direct acquisition costs are deferred and recognized ratably over the term of the arrangement of the associated sale in accordance with FASB Technical Bulletin 90-1, “Accounting for Separately Priced Extended Warranty and Product Maintenance Contracts”. The third party processor refunds any direct acquisition cost paid to it on any credit card chargeback or on any product that is returned. The refunds are matched against the associated chargebacks and product returns.

Product returns are generally received within 30 days of the original sale and are charged against the associated sale upon receipt of the return. A chargeback occurs after a customer is automatically charged for a renewal license and subsequently, within 30 days of renewal, decides not to continue using the license or the credit card processed for renewal is no longer valid. The third party processor of renewal sales is usually notified within 30 days by a customer that the customer no longer wishes to license our product. The third party processor reduces the amounts due to us as a result of any chargeback during the preceding 30 day period. As a result, a majority of chargebacks occur within 30 days of the rebilling event and are recorded prior to closing the previous month’s accounting records. As stated in our revenue recognition policy, revenue is deferred until the month subsequent to the renewal date and recognized ratably over the term of the arrangement.

In November 2006, we launched a new product, CyberDefender FREE 2.0, which is free to the subscriber. Revenues are earned from advertising networks that pay us for displaying the advertiser’s advertisements inside the software. CyberDefender Early Detection Center is a version of the same software, without the advertising, which is paid for by the subscriber. The annual subscription rate for the version without ads ranges from $11.99 to $39.99, depending on the marketing or distribution channels we use.

Customers are permitted to return a product that has been paid for within 30 days from the date of purchase. During the three months ended March 31, 2007 and March 31, 2006, we did not accrue any sum for product returns or chargebacks as such returns and chargebacks are identified within the first 30 days of sale and are charged against our gross sales in the month that they occur. Our net revenue, including returns and chargebacks for each period, are deferred and recognized ratably over a 12 months period according to our revenue recognition policy.

Software Development Costs. We account for software development costs in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 86, “Computer Software to Be Sold, Leased, or Otherwise Marketed”. Such costs are expensed prior to achievement of technological feasibility and thereafter are capitalized. We have had very limited software development costs incurred between the time the software and its related enhancements have reached technological feasibility and its general release to customers. As a result, all software development costs have been charged to product development.

Stock Based Compensation and Fair Value of our Shares. We adopted SFAS No. 123 (Revised 2004), Share Based Payment (“SFAS No. 123R”), under the modified-prospective transition method on January 1, 2006. SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant date fair value determined in accordance with the original provisions of SFAS No. 123, Accounting for Stock-Based Compensation, for all share-based payments granted prior to and not yet vested as of January 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS No. 123R for all share-based payments granted after January 1, 2006. SFAS No. 123R eliminates the ability to account for the award of these instruments under the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and allowed under the original provisions of SFAS No. 123. Prior to the adoption of SFAS No. 123R, we accounted for our stock option plans using the intrinsic value method in accordance with the provisions of APB Opinion No. 25 and related interpretations.

In connection with the valuation of our stock on during 2005 and 2006, we followed guidance provided by the American Institute of Certified Public Accounts (“AICPA”) Task Force’s Audit and Accounting Practice Aid - Valuation of Privately-Held Company Equity Securities Issued as Compensation (the “AICPA Practice Aid”). As an early stage company with only 15 months of operating history, nominal revenue, and no institutional investor to assist in determining a proper valuation, we concluded that the expenditure of limited available funds to engage an outside valuation specialist to perform contemporaneous and comprehensive valuations on January 3, 2005 was not an appropriate use our financial resources. We instead derived a relevant valuation internally using the AICPA Practice Aid and evaluated those figures in light of Generally Accepted Accounting Principals (“GAAP”) to establish book values for our accounting and book purposes.

Chapter 6 of the AICPA Practice Aid recommends three general approaches to valuation: (i) the market approach, which compares a company’s financial data and ratios to other companies with similar characteristics in order to draw correlations relevant to valuations (the “Guideline Public Company Method”) or which examines transactions in a company’s equity securities with unrelated investors (the “Guideline Transaction Methods”); (ii) the income approach, which develops an estimate of value for a company based on its historical or expected future financial performance (“Income Method”); and (iii) the asset (or replacement cost) approach, which uses an estimate of value of a company’s net assets (the “Asset Method”).

According to the AICPA Practice Aid, “one of the principal elements contributing to a change in an enterprise's fair value over time is the stage of development of the enterprise and, typically, value is created as an enterprise advances through the various stages of development.” Bearing this in mind, we considered the AICPA Practice Aid’s guidance on stages of enterprise development. The AICPA Practice Aid describes a “Stage 1” enterprise as one that has not yet generated product revenue and has a limited expense history. It also typically has an incomplete management team with a plan for initial product development and perhaps has secured seed capital or first round financing. A “Stage 2” enterprise is described as one that has no product revenue, but has substantive expense history, as product development is underway and business challenges are thought to be understood. Typically, a second or third round of financing occurs during Stage 2. We believe that these stage descriptors accurately describe our business, and we consider the Guideline Public Company Method and the Income Method to be inappropriate valuation methods because (under the Guideline Public Company Method) little relative comparative data for non-public companies in our industry are available to us and because (under the Income Method) projections of our cash flow or income are limited and subject to many assumptions that may be affected by factors beyond our control. We therefore were compelled to use either the Guideline Transactions Method or the Asset Method in our analysis.

Bearing in mind the AICPA Practice Aid’s description of stages of enterprise development, we identified the following key dates and events, among others, as relevant to the valuation analysis:

Developmental Stage 1

•	August 29, 2003, date of inception

•	December 31, 2004, although generating revenue of approximately $3.5 million, we incurred expenses of approximately $7.2 million.

•	January, 2005, after realizing we needed to deliver to the market a different product, we acquired the rights to a software application called Cyber-Defender™

•	January, 2005, we granted stocks options to certain key employees to build the company based on our new product technology

Developmental Stage 2

•	June - December 2005, we raised $800,000 through an offering of convertible promissory notes with accredited investors

•	January - March 2006, we raised $375,000 through an offering of convertible promissory notes with accredited investors

•	September 12, 2006, we converted the convertible promissory notes into common stock and raised approximately $3.2 million through secured convertible debentures from certain accredited investors

•	November 3, 2006 , we filed our initial registration statement with the SEC

•	November - December 2006, we granted additional stock options to employees and consultants

To value our common stock for book purposes, we examined the circumstances existing on each relevant date, and relied in particular on the $1.175 million convertible promissory notes we placed with accredited investors during June 2005 through March 2006 and the $3.2 million secured convertible debenture offering we completed on September 12, 2006. We believe that these transactions represent a contemporaneous and objective assessment of the value of our common stock by third parties because, among other things:

•	The investor group consisted of accredited and sophisticated investors capable of assessing the risks involved with our business and the transaction;

•
The investor group anticipated that repayment of the loan would come only from the proceeds of a qualified public offering and that, in the absence of such an offering, they would be forced to receive our common stock in lieu of cash;

•
In the absence of a qualified pubic offering, the accredited investors would be forced to accept the equity interest and wait for a liquidity event to recover their investment, and it is reasonable to assume that the lenders priced the equity investment (i.e., the conversion ratios and associated warrants) at a value that they considered commensurate with the risks involved.

Using the Guideline Transactions Method referenced in the AICPA Practice Aid, and based upon the notion that fair value can be identified as “the price at which the property would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, both parties having reasonable knowledge of the relevant facts” (IRS Revenue Ruling 59−60), we concluded that the $3.2 million secured convertible debenture purchased by third parties establishes a fair value of our enterprise and of our common stock as of September 12, 2006 and accordingly arrived at an implied minority non-marketable per share value of $1.00. After arriving at this arms-length valuation, we examined the events that occurred in the months prior to the secured convertible debenture offering including (i) the net book value as of December 31, 2005, after raising $800,000 of convertible promissory notes, was approximately $(1.9) million, (ii) our attempt to execute upon a reverse-merger transaction with a public shell in March 2006 was never consummated and (iii) the shift in our business strategy from a marketing organization to a product centric company would require time and effort and as such our valuation would be negatively affected until certain product and technology milestones were achieved, and (iv) the fact that our cash available for operations during 2006 was approximately $1.2 million, $1.1 million of which was used in operations thru August 31, 2006. Other factors that were considered in our determination of the fair value of our common stock included, but were not limited to (i) realizing that the positive operating results achieved during 2005, although potentially sustainable during 2006, were not an integral component for deriving valuation and (ii) the uncertainty of entering into a financing transaction without showing progress in the development of our products and technology would be difficult. Towards the second half of 2005, we raised $800,000 of convertible promissory notes to allow us to continue reviewing our financing and product strategy.

As of December 31, 2005, we did not believe it was necessary to perform a formal valuation of our company based on the fact that there was no planned option issuance nor a completed private placement or offering of equity securities. However, in looking back we have made a determination that the value of our common stock at December 31, 2005 was between $0.70 and $0.85 per share. Our estimated valuation was based on the following factors and assumptions:

1.
Although we had completed a profitable 2005 with over 100% growth in our revenues from 2004 and had expectations that we would continue this success and would market and sell our existing products in 2006, we were uncertain how the existing product direction and strategy would impact our ability to raise additional capital.

2.
Our valuation was impacted by our profitable 2005 and our belief that this trend would continue. As of December 31, 2005, we believed that our success in marketing and selling our software would not be impacted by further development of our software.

3.
During 2005 and early 2006 we placed $1,175,000 of convertible debentures that would be converted at a discount to our market price if we completed a reverse merger and became a publicly traded entity. Our valuation assumes that the convertible debt holders valued our company in a range of $7-8.5 million or $0.70-$0.85 per share.

Attributing relative weights or perceived importance to each event and distributing these weights across a spread of $0.01 (inception) to $1.00 (September 12, 2006), we determined that the fair value of our common stock for book purposes on January 3, 2005 should be $0.01, December 31, 2005 should be between $0.70 and $0.85 and on September 12, 2006 should be $1.00.

We also concluded that the fair value of our common stock between September 12, 2006 and December 31, 2006 should be recorded for book purposes at $1.00. This conclusion was reached by examining the events that occurred after the convertible promissory note transaction and the secured convertible debenture transaction, which included the initial filing of our registration statement on November 3, 2006, a critical milestone that required the concurrence of our auditors and underwriters and represented an essential step in the offering process.

In summary, using the Asset Method in our analysis, we have for book purposes used the following fair values on certain dates for our common stock, and our financial statements reflect and in the future will reflect these values:

•	December 31, 2004 $0.01 per share

•	December 31, 2005 $0.70 and $0.85 per share

•	September 12, 2006 $1.00 per share

•	September 12 - December 31, 2006 $1.00 per share

Results of Operations

Three months ended March 31, 2007 as compared to the three months ended March 31, 2006

Revenue

Total revenue was $666,138 for the three months ended March 31, 2007 as compared to total revenue of $1,229,986 for the three months ended March 31, 2006, a decrease of $563,848 or approximately 46%. This decrease in total revenue was due primarily to a decrease in the renewal sales of our CyberDefender Anti-Spyware 2006 product and limited sals of our Early Detection Center product as compared to renewal sales of our CyberDefender Anti-Spyware 2006 product that were generated during the three months ended March 31, 2006. In addition, during the three months ended March 31, 2007, our resources were primarily directed toward the marketing and delivery of the CyberDefender FREE 2.0 product, in order to build our user base, and less on the marketing and sale of our paid product, Early Detection Center.

Operating Expenses

Total operating expenses decreased by $28,782, or approximately 2%, during the three months ended March 31, 2007, to $1,815,550 as compared to $1,844,332 in total operating expenses for the three months ended March 31, 2006. Operating expenses include advertising, product development, selling, general and administrative expense, interest and depreciation. A detailed explanation of the decrease in operating expenses is provided in the discussion below.

Advertising

Advertising costs are comprised primarily of media and channel fees, including online advertising and related functional resources. Media and channel fees fluctuate by channel and are higher for the direct online consumer market than for the OEM, reseller and SMB markets. Advertising expenses decreased by $152,798 during the three months ended March 31, 2007 to $111,640 as compared to $264,438 in advertising expenses during the three months ended March 31, 2006. This decrease was due to a redirection of our financial resources from using advertising as a customer acquisition strategy to relying on public relations, traditional media and press releases to bring public awareness to the product. During the three month periods ended March 31, 2007 and 2006, four vendors accounted for 90% and 64% of our advertising expense, respectively.

Product Development

Product development expenses are primarily comprised of research and development costs associated with the continued development of our products. Product development expenses decreased by $120,524 during the three months ended March 31, 2007 to $234,765 as compared to $355,289 in product development costs for the three months ended March 31, 2006. This decrease occurred as a result of the completion of development and public release of our CyberDefender Early Detection Center/CyberDefender FREE 2.0 product in the fourth quarter of 2006 and the redirection of our financial resources from software development to the marketing and distribution of our product. However, we expect to continue to invest in our technology and expect that our research and development costs will be a significant component of our operating costs during the 2007 fiscal year.

Selling, General and Administrative

Selling, general and administrative expenses are primarily comprised of executive management salaries, legal and professional fees, rent and salaries of our support staff.

Selling, general and administrative expenses decreased by $92,880 during the three months ended March 31, 2007 to $1,084,799 as compared to $1,177,679 in selling, general and administrative expenses incurred during the three months ended March 31, 2006. This decrease is primarily attributable to a decrease in salaries as a result of a lower employee census and a decrease in commissions paid to a third party processor of sales of our product which resulted from the decrease in sales of our CyberDefender Anti-Spyware 2006 product and the limited sales of our Early Detection Center product.

Interest expense

Interest expense increased by $335,747, from $23,324 in the three months ended March 31, 2006 to $359,071 in the three months ended March 31, 2007. The increase in interest expense was due to the issuance of $3,243,378 in senior secured convertible debentures during the 2006 fiscal year.

Public company costs

We expect to incur increased professional fees for audit, legal and investor relations services, and for insurance costs as a result of being a public company. We also anticipate that we may be required to hire additional accounting personnel as a public company.

Liquidity and Capital Resources

At March 31, 2007, we had cash and cash equivalents totaling $66,806. In the three months ended March 31, 2007, we generated negative cash flows of $482,876. Uses of cash during the three months ended March 31, 2007 included $473,337 of net cash used in operations, $5,425 of cash used for purchases of property and equipment and $4,114 for payment on notes payable and capital lease obligations.

Operating Activities

Net cash used in operating activities during the three months ended March 31, 2007 was primarily the result of our net loss of $1,182,230. Net loss for the three months ended March 31, 2007 was adjusted for non-cash items such as accretion of loan discount of $270,056, a loss on registration rights agreement for the effect of partial liquidated damages of $32,618, compensation expense for vested stock options of $23,994 and depreciation and amortization of $25,275. Other changes in working capital accounts include a decrease in accounts receivable of $38,931, an increase in prepaid and other assets of $20,011, an increase in our deferred processing costs of $16,406, an increase in deferred financing costs of $135,214, an increase in accounts payable and accrued expenses of $388,808 and a decrease of $164,558 in deferred revenue resulting from lower new customer and renewal sales.

Historically, our primary source of operating cash flow is the collection of license fee revenues from our customers and the timing of payments to our vendors and service providers. During the three months ended March 31, 2007, we did not make any significant changes to our payment terms for our customers, which are generally credit card based.

The increase in cash related to accounts payable, accrued taxes and other liabilities was $388,807. Our operating cash flows, including changes in accounts payable and accrued liabilities, are impacted by the timing of payments to our vendors for accounts payable. We typically pay our vendors and service providers in accordance with invoice terms and conditions. The timing of cash payments in future periods will be impacted by the nature of accounts payable arrangements. In the three months ended March 31, 2007, we did not make any significant changes to the timing of payments to our vendors, although our technology development and financing activities caused an increase in this category.

Our working capital deficit at March 31, 2007, defined as current assets minus current liabilities, was $(1.6) million as compared to a working capital deficit of $(0.8) million at December 31, 2006. The decrease in working capital of approximately $0.8 million from December 31, 2006 to March 31, 2007 was primarily attributable to a decrease in cash of approximately $483,000, a decrease in accounts receivable of approximately $39,000, an increase in prepaid expenses of approximately $155,000, an increase in accounts payable and accrued expenses of approximately $389,000, and a decrease in deferred revenue of approximately $165,000 as a result of lower new customer and renewal sales. We anticipated this decrease in deferred revenue would result as part of redirecting our business from being a marketing software publisher to providing SCM software.

We expect to meet our obligations through the end of August 2007 as they become due through available cash and operating revenues. However, we cannot predict whether our evolution from a marketing-focused software publisher to a developer of a suite of Internet security products will be successful or what the effect on our business might be from the competitive environment in which we operate. We will likely need additional financing of at least $425,000 over the next 12 months to continue our operations, including having the money to pay the additional costs related to being a public company. We have eliminated certain operating costs since November 2006 through employee attrition (including the departure of our Chief Operating Officer), a reduction in executive salaries and a reduction in the number of independent contractors we employ due to the completion of the development and launch of our CyberDefender Early Detection Center/CyberDefender FREE 2.0 product. These changes have significantly decreased the rate at which we use cash, from approximately $375,000 per month to a current average of approximately $150,000 per month. We continue to manage our operating costs and expect to continue to reduce the rate at which we use cash for operations. We are currently attempting to raise cash through the sale of our debt securities although there is no guarantee that we will be successful in doing so. To the extent it becomes necessary to raise additional cash in the future, we will seek to raise it through the sale of debt or equity securities, funding from joint-venture or strategic partners, debt financing or short-term loans, or a combination of the foregoing. We may also seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities. We currently do not have any binding commitments for, or readily available sources of, additional financing. We cannot provide any assurances that we will be able to secure the additional cash or working capital we may require to continue our operations, either now or in the future.

Other than as discussed above, we know of no trends, events or uncertainties that are reasonably likely to impact our future liquidity.

Investing Activities

Net cash used in investing activities during the three months ended March 31, 2007 was used primarily for property and equipment purchases of approximately $5,000. We anticipate that we will continue to purchase property and equipment necessary in the normal course of our business. The amount and timing of these purchases and the related cash outflows in future periods is difficult to predict and is dependent on a number of factors, including but not limited to our hiring of employees and the rate of change in computer hardware and software used in our business.

Financing Activities

Net cash used in financing activities during the three months ended March 31, 2007 was used primarily for payments on capital lease obligations of $4,114.

Fiscal year ended December 31, 2006 as compared to the fiscal year ended December 31, 2005

Revenue

Total revenue was $3,901,873 for the fiscal year ended December 31, 2006 as compared to total revenue of $7,082,979 for the fiscal year ended December 31, 2005, a decrease of $3,181,106 or approximately 45%. This decrease in total revenue was due primarily to a decrease in the sales of our CyberDefender Anti-Spyware 2006 product. The decrease in revenue was directly attributable to our decreased advertising expenditures as we invested that money in the development of our CyberDefender Early Detection Center/CyberDefender FREE 2.0 product. Because the launch of our CyberDefender Early Detection Center did not occur until November 20, 2006, the revenues attributable to advertising or subscription fees for that product were nominal during the fiscal year ended December 31, 2006.

Operating Expenses

Total operating expenses increased by $3,384,158, or approximately 57%, during the fiscal year ended December 31, 2006, to $9,347,910 as compared to $5,963,752 in total operating expenses for the fiscal year ended December 31, 2005. Operating expenses include advertising, product development, selling, general and administrative expense, interest and depreciation. A detailed explanation of the increase in operating expenses is provided in the discussion below.

Advertising

Advertising costs are comprised primarily of media and channel fees, including online advertising and related functional resources. Media and channel fees fluctuate by channel and are higher for the direct online consumer market than for the OEM, reseller and SMB markets. Advertising expenses decreased by $626,109, from $1,413,716 during the fiscal year ended December 31, 2005 to $787,607 during the fiscal year ended December 31, 2006. This decrease was due to the redirection of our financial resources from advertising toward developing our new, suite of Internet security software. During the fiscal year ended December 31, 2006 and 2005, four vendors accounted for approximately 58% and 69% of our advertising expenses, respectively. These vendors provide Internet search and related marketing services, programming services and design services for us. These types of vendors are plentiful and can be easily replaced.

Product Development

Product development expenses are primarily comprised of research and development costs associated with the continued development of our products. Product development expenses increased by $1,808,438, from $391,463 during the fiscal year ended December 31, 2005 to $2,199,901 during the fiscal year ended December 31, 2006. The increase is primarily attributable primarily to the additional personnel assigned to the development of our CyberDefender Early Detection Center/CyberDefender FREE 2.0 product suite.

Selling, General and Administrative

Selling, general and administrative expenses are primarily comprised of research and development costs, executive management salaries, rent and professional fees.

Selling, general and administrative expenses increased by $149,300, from $4,056,983 during the fiscal year ended December 31, 2005 to $4,206,283 during the fiscal year ended December 31, 2006. The increase is primarily attributable to legal fees which increased by approximately $196,000 as a result of costs incurred for a planned reverse merger transaction that was not consummated, accounting fees which increased by approximately $72,000 and related primarily to the preparation of the registration statement of which this prospectus is a part, the amortization of approximately $172,000 of deferred financing costs related to the offering of our 10% secured convertible debentures, stock based compensation expenses of approximately $323,000, public relations costs which increased by approximately $69,000 and employee benefits which increased by approximately $44,000 as a result of an increase in the price of health and dental benefits paid by us for our employees. However, we experienced a decrease in officer and other salaries of approximately $361,000, commissions decreased by $45,000 due to a decline in our revenues and credit card processing fees decreased by approximately $246,000 due to a change in providers. Our current provider is also able to offer us a number of ancillary services, such as fulfillment, which is ultimately more cost effective than buying these services from various providers.

Interest expense

Interest expense increased by $2,041,160, from $17,094 in the fiscal year ended December 31, 2005 to $2,058,254 in the fiscal year ended December 31, 2006. The increase in interest expense was primarily due to interest in the amount of approximately $84,000 charged on the outstanding principal amount of certain bridge loan notes, $755,173 associated with the value of the beneficial conversion feature of these bridge notes into our common stock at a price below market value, $506,896 associated with the amortization of the discount of these bridge notes, approximately $200,000 incurred from the issuance of 186,354 shares of common stock valued at $1.07 per share to the holders of the bridge notes as additional consideration for converting the bridge notes, interest of $177,652 on the 10% secured convertible debentures and $319,421 of accretion on the note discount associated with the 10% secured convertible debentures.

Public company costs

We expect to incur increased professional fees for audit, legal and investor relations services, and for insurance costs as a result of being a public company. We also anticipate that we may be required to hire additional accounting personnel as a public company.

Liquidity and Capital Resources

At December 31, 2006, we had cash and cash equivalents totaling $549,681. In the fiscal year ended December 31, 2006, we generated positive cash flows of $297,709. Uses of cash during the fiscal year ended December 31, 2006 included $3,150,161 of net cash used in operations, $14,540 of cash used for purchases of property and equipment and $128,599 for payment on notes payable and capital lease obligations.

Operating Activities

Net cash used in operating activities during the fiscal year ended December 31, 2006 was primarily the result of our net loss of $5,507,600. Net loss for the fiscal year ended December 31, 2006 was adjusted for non-cash items such as accretion of loan discount of $319,421, beneficial conversion of debt charge of $755,173, value of warrants issued with the conversion of debt of $506,896 associated with the bridge notes, the cost of additional shares issued to bridge note holders of $200,000, the cost of shares issued to an officer and director for compensation of $691,395, a loss on registration rights agreement for the effect of partial liquidated damages of $113,518, compensation expense for vested stock options of $322,836 and depreciation and amortization of $95,865. Other changes in working capital accounts include an increase in prepaid and other assets of $72,823, a decrease in our deferred tax asset of $966,550, an increase in accounts payable and accrued expenses of $273,603 and a decrease of $1,002,120 in deferred revenue resulting from lower new customer and renewal sales.

Historically, our primary source of operating cash flow is the collection of license fee revenues from our customers and the timing of payments to our vendors and service providers. In 2006 and 2005, we did not make any significant changes to our payment terms for our customers, which are generally credit card based.

The increase in cash related to accounts payable, accrued taxes and other liabilities was $273,603. Our operating cash flows, including changes in accounts payable and accrued liabilities, are impacted by the timing of payments to our vendors for accounts payable. We typically pay our vendors and service providers in accordance with invoice terms and conditions. The timing of cash payments in future periods will be impacted by the nature of accounts payable arrangements. In the fiscal years ended December 31, 2006 and 2005, we did not make any significant changes to the timing of payments to our vendors, although our technology development and financing activities caused an increase in this category.

Our working capital deficit at December 31, 2006, defined as current assets minus current liabilities, was ($0.8) million as compared to a working capital deficit of ($2.2) million at December 31, 2005. The increase in working capital of approximately $1.4 million from December 31, 2005 to December 31, 2006 was primarily attributable to an increase in cash of $297,709, a decrease in restricted cash balances of approximately $27,000, a decrease in accounts receivable of approximately $32,000, an increase in deferred financing costs and other prepaid expenses of approximately $447,000, a decrease in our deferred tax asset of approximately $967,000, an increase in capital lease obligations of approximately $7,000, an increase in accounts payable and accrued expenses of approximately $269,000, a decrease in convertible notes payable of $800,000, a decrease in notes payable to a related party of approximately $100,000 and a decrease in deferred revenue of approximately $1,002,000 as a result of lower new customer and renewal sales. We anticipated this decrease in deferred revenue would result as part of redirecting our business from being a marketing software publisher to providing SCM software.

Other than as discussed above, we know of no trends, events or uncertainties that are reasonably likely to impact our future liquidity.

Investing Activities

Net cash provided by investing activities during the fiscal year ended December 31, 2006 resulted primarily from property and equipment purchases and net returns totaling approximately $386. We anticipate that we will continue to purchase property and equipment necessary in the normal course of our business. The amount and timing of these purchases and the related cash outflows in future periods is difficult to predict and is dependent on a number of factors, including but not limited to our hiring of employees and the rate of change in computer hardware and software used in our business.

Financing Activities

Cash provided by financing activities during the fiscal year ended December 31, 2006 was primarily the result of issuances of convertible notes totaling $3,575,000. Cash used in financing activities was primarily used for the repayment of debt.

Off-Balance Sheet Arrangements

We do not have off-balance sheet arrangements. As part of our ongoing business, we do not participate in transactions that generate relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, often established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Legal Proceedings

On June 16, 2006, we were named as a defendant in a civil complaint filed with the United States District Court, Central District of California, Western Division, Case No. CV06-3815PA (AJWX). The action is entitled, “Wellbourne Limited, a Seychelles corporation vs. 2Checkout.com Inc., a Delaware corporation and CyberDefender Corporation, a California corporation.” The complaint was for breach of contract, unjust enrichment, accounting, and constructive trust based upon an allegation that we failed to pay for certain Internet search traffic services allegedly provided by Wellbourne Limited to us. On July 21, 2006, the plaintiff filed a first amended complaint also naming our Chief Executive Officer as a defendant. The first amended complaint seeks monetary damages of $102,000 plus attorneys’ fees and costs. While we recorded a liability in the amount of $102,000 when the services were rendered to us, we disputed the allegations made in the compliant based upon our belief that the services provided by Wellbourne Limited to us consisted of artificial, or robot, traffic rather than legitimate targeted Internet search traffic. On February 22, 2007 we attended a mediation conference with Wellbourne Limited. On March 14, 2007 we agreed to settle this action by paying Wellbourne Limited the sum of $55,000 in five installments. The first installment of $15,000 was paid on March 23, 2007. The remaining four installments, each of $10,000, are to be paid on or before the 20th day of April, May, June and July 2007. We executed the final settlement agreement on March 14, 2007.

Recent Events

As we indicated at page 3 of this prospectus, if, during the time that the 10% secured convertible debentures are outstanding, we sell or grant any option to purchase (other than options issued pursuant to a plan approved by our board of directors), or sell or grant any right to reprice our securities, or otherwise dispose of or issue any common stock or common stock equivalents entitling any person to acquire shares of our common stock at a price per share that is lower than the conversion price of the debentures or that is higher than the conversion price but lower than the daily volume weighted average price of the common stock, then the conversion price of the debentures will be reduced to equal the lower price. This right will be referred to in the discussion below as the “Anti-Dilution Right”.

On March 23, 2007 we entered into a Consent and Waiver with the holders of our 10% secured convertible debentures (referred to in this discussion as the “Debenture Holders”). As consideration for this agreement, we issued to the Debenture Holders warrants to purchase 150,000 shares of our common stock at an exercise price of $1.00 per share. By signing the Consent and Waiver, the Debenture Holders agreed to allow us to sell units (referred to in this discussion as the “Units”) through which we can raise proceeds up to $800,000. The Units consist of up to $864,000 in aggregate principal amount of our 7.41% Senior Secured Notes (referred to in this discussion as the “7.41% Notes”) and warrants to purchase up to 400,000 shares of our common stock at an exercise price of $1.20 per share. The Units were comprised as follows: for each $10.00 in purchase price of the 7.41% Notes issued, we issued warrants to purchase five shares of our common stock. As of July 5, 2007, we sold $405,000 in principal amount of the 7.41% Notes and warrants to purchase 187,500 shares of our common stock for proceeds of $375,000.

Pursuant to the 10% Secured Convertible Debenture and the Registration Rights Agreement that we signed on September 12, 2006, we were required to make an interest payment to the Debenture Holders on April 1, 2007 and, as of March 23, 2007, we were obligated to pay liquidated damages to the Debenture Holders in the amount of $169,917.33. The liquidated damages were incurred as a result of our failure to timely file the registration statement of which this prospectus is a part with the Securities and Exchange Commission, as required by the Registration Rights Agreement. According to the Registration Rights Agreement, we were obligated to pay each Debenture Holder an amount in cash, for every 30-day period of delinquency, equal to 1.5% of the aggregate purchase price paid by the Debenture Holder for his/its 10% secured convertible debenture.

The Consent and Waiver allows us to make the April 1 interest payment and pay the liquidated damages in one of two ways to be chosen by each Debenture Holder. For payment of the Debenture Holder’s pro rata portion of the April 1 interest payment, the Debenture Holder could choose to increase the principal amount of his 10% convertible debenture by the pro rata interest amount or accept shares of our common stock valued at $0.85 per share for this purpose. For payment of the Debenture Holder’s pro rata portion of the liquidated damages, each Debenture Holder has the same choice, that is, either to increase his 10% convertible debenture by the pro rata liquidated damages amount or accept shares of our common stock valued at $0.85 per share for this purpose. If all the Debenture Holders were to choose to accept shares of our common stock in payment of the April 1 interest payment and the liquidated damages, we could be required to issue up to a total of 410,195 shares of our common stock for this purpose. The Consent and Waiver allows us to issue these shares without triggering the Anti-Dilution Right.

Finally, the Consent and Waiver allows us to issue to Oceana Partners, LLC, without triggering the Anti-Dilution Right, 50,000 shares of common stock in consideration for research coverage for a 12 month period and a warrant to purchase up to 80,000 shares of our common stock at a price of $1.20 per share as a placement fee for its services in placing the Units.

By signing the Consent and Waiver, we were able to

•	raise funds for working capital by selling the Units,

•	pay the April 1 interest payment and the liquidated damages with common stock or by adding to the principal amount of the 10% convertible debentures, rather than paying cash,

•	issue shares of our common stock as payment for research coverage by Oceana Partners, LLC, rather than paying cash, and

•	issue to the Debenture Holders warrants to purchase a total of 150,000 of our common stock at an exercise price of $1.00 per share in consideration of their execution of the Consent and Waiver.

Had we not signed the Consent and Waiver, we would have otherwise been prohibited from doing any of the above until 90 days after the effectiveness date of the registration statement of which this prospectus is a part. These measures enabled us to raise additional capital and conserve our cash for other uses. However, our shareholders could experience further dilution as a result of the issuance of up to a total of 690,195 shares of common stock as permitted by the Consent and Waiver.

Description of Business

We were incorporated as Network Dynamics in California on August 29, 2003, and changed our name to CyberDefender Corporation on October 21, 2005. We are a provider of secure content management (commonly referred to as “SCM”) software. Our mission is to bring to market advanced solutions to combat and prevent online information theft, unwanted advertisements, spam, Internet viruses, spyware and related security threats. Individuals who use personal computers make up our subscriber base, therefore we are not dependent on any single customer or on a few major customers. While our product is available for downloading from our website, which makes it available to anyone in the world, we do not have a significant customer base outside of the United States.

Our business was originally built around the sale of a single product, our CyberDefender anti-spyware. During the period from our founding through 2004, our primary focus was on marketing and selling this product. In 2005, we acquired certain assets from Unionway Int’l, LLC, an entity controlled by our Chief Software Architect, Mr. Bing Liu. Among these assets was software that formed the basis for our Collaborative Internet Security Network.

On November 20, 2006 we stopped engaging in new sales of our product, CyberDefender Anti-Spyware 2006 (although we still continue to support the product and will continue upgrading it), and we began providing a suite of Internet security products called CyberDefender Early Detection Center, which is also provided as CyberDefender FREE 2.0. We decided to change our focus from being a marketing software publisher - that is, creating and marketing individual software products - to providing SCM software, for two reasons.

First, we began to see that large security software companies, such as McAfee, Symantec and Trend Micro, were offering security suites as opposed to single, stand-alone products. A “silo” approach to threats, where separate specialized programs each protect against a different threat, is not only cumbersome and expensive, but it assumes that attackers will conform to these categories. In fact, many of the most dangerous attacks today are hybrid attacks, which combine two or more types of threats. An effective SCM software system should be able to protect against all of these threats, and we determined that consumers would come to expect a single product that would provide comprehensive protection against Internet threats, rather than having to license several products.

Secondly, we believed that the business model we had been using, where we offered free software for a limited trial period, could be improved since oftentimes the subscriber would not renew a subscription after the trial period expired. Rather than depend solely on revenues from the renewal of software licenses, we determined that we could also earn advertising revenues by partnering with other businesses that would use our software for advertising. The ads are aggregated from ad networks.  Ad networks provide advertising for a website and share advertiser revenue each time the website visitors click on the ads. During the month that the ads are displayed on a subscriber’s computer, revenues will be earned from the ad networks each time an ad is shown (per impression), when an ad is clicked (per click) or when the subscriber takes action after clicking on the ad and visiting the advertiser’s website. We offer CyberDefender FREE 2.0 as a free download in an ad-supported version and CyberDefender Early Detection Center, without ads, in exchange for the payment of a licensing fee. There is no trial period and no monthly or annual fee to pay for using CyberDefender FREE 2.0. Instead, we receive payment from the advertisers, typically at the end of each month. Subscribers who choose CyberDefender Early Detection Center pay for the license fees via credit card. The annual subscription rate for this version of the security suite ranges from $11.99 to $39.99, depending on the marketing and distribution channels that we use.

Once our CyberDefender Early Detection Center or CyberDefender FREE 2.0 suite of security products is downloaded, the subscriber becomes a part of our Collaborative Internet Security Network, which we sometimes refer to as CISN or “earlyNetwork”™. We believe that the CISN provides a unique approach to updating personal computer security. We have developed the CISN based on certain technology principles commonly found in a peer-to-peer network infrastructure. A peer-to-peer network does not have the notion of clients or servers, but only equal peer nodes that simultaneously function as both “clients” and “servers” to the other nodes on the network. Therefore, as system demands increase, so does the system’s capacity. Our CISN is designed to reduce the lag time between the identification of a new security threat by our Early Alert Center and notification to the personal computers that are part of the CISN. The peer-to-peer network infrastructure allows us to provide a fluid, distributed system for alerts and updates, and to incorporate a universal threat definition system. This approach is different and, we believe, significantly faster than traditional Internet security companies that provide manual, broadcast-updated threat management systems. (See Figure 1 below.)

Figure 1
Collaborative Security Network Architecture	Traditional Client Server Architecture

Our CISN is an adaptive network of machines that defends automatically against a wide spectrum of software attacks and provides users with proprietary automated processes that rapidly identify and quarantine both known and emerging threats. Our customers obtain access to the CISN by downloading and installing our security suite (CyberDefender Early Detection Center or CyberDefender FREE 2.0) or the CyberDefender Security Toolbar, discussed below. As additional users are added to well-managed peer networks, the networks work better. The same is true of our collaborative security network. With more clients, threats are picked up faster and updates occur faster as well, because users of our software find peers more easily than they could an update server. Users of our software who cannot connect with other users will always be able to fall back on the Alert Server.

The nature of current SCMs, which assume a single point of threat capture, a cumbersome threat analysis system and an intermittent update system, creates a “coverage gap” which can delay alerts on important new infectious attacks for 12 hours or more. However, our proprietary technology quickly distributes threat updates to all computers that are part of the CISN. Other SCMs send updates in a scheduled batch. For example our system for generating threat reports, the Early Alert Center, first reported the Sasser.E virus at 11:52 p.m. on May 7, 2004. This was one to two days before other SCM software vendors announced their discoveries of the same virus. We believe we are the first to provide threat updates in this manner.

Using the CISN infrastructure instead of relying on expensive bandwidth for mass updates means that our updates are relayed securely throughout the CISN using each local user’s bandwidth. There is no need to wait for a scheduled update - updates are simply sent to the entire network in approximately one hour as opposed to 12 hours for a conventional network. The network responds quickly to new threats because it enlists all the machines in the CISN to act as listening posts for new threats. Our solution works well with existing security software and can operate as an additional layer of security on a desktop.

Industry Background

Secure Content Management (SCM) Market

The SCM market includes content security solutions designed to secure, monitor, filter and block threats from messaging and Internet traffic. According to information provided on the Internet by IDC, a global provider of marketing data, the worldwide SCM market was estimated to be $5.5 billion in 2005, representing a 23.3% growth rate over 2004. In comparison, the SCM market was $4.5 billion in 2004 and achieved 27.6% growth over 2003. The SCM market is forecast to increase to $10.5 billion in 2009, representing a five-year compound annual growth rate of 18.7%.

SCM protects against inbound threats such as spam, fraudulent emails, viruses, worms, trojans, spyware and offensive material. SCM solutions are also designed to protect against outbound threats such as confidential data, customer records, intellectual property and offensive content leaving an organization.

Three specific product areas comprise SCM:

Antivirus software identifies and/or eliminates harmful software and macros by scanning hard drives, email attachments, disks, Web pages and other types of electronic traffic, for example, instant messaging and short message service (SMS), for any known or potential viruses, malicious code, trojans or spyware.

Web filtering software is used to screen and exclude from access or availability Web pages that are deemed objectionable or not business related. Web filtering is used by entities to enforce corporate Internet use policies as well as by schools, universities and home computer owners for parental controls.

Messaging security software is used to monitor, filter and/or block messages from different messaging applications, for example, e-mail, IM, SMS and P2P, containing spam, confidential information and objectionable content. Messaging security is also used by certain industries to enforce compliance with privacy regulations.

SCM Growth Drivers

Viruses, worms and spyware are serious threats facing businesses and consumers today because these programs can be used to steal personal information, enable identity theft, damage or destroy information stored on a computer and cause damage to legitimate software, network performance and productivity. These types of malicious programs are introduced to computers through:

•	poor browser security as most browsers today are full of security holes that are exploited by hackers and criminals;

•	growing use of the Internet and e-mail as a business tool and preferred communication channel;

•	increased use of mobile devices to access key data;

•	opening networks to a flood of external traffic;

•	continued rapid increases in spam as the majority of spam sent today originates from zombie machines remotely controlled by spammers;

•	explosive growth in spyware causing theft of confidential information, loss of employee productivity, consumption of large amounts of bandwidth, damage to desktops and a spike in help desk calls;

•	lack of industry standards in the computer software industry to define spyware, adware, viruses, phishing or other malicious code;

•	flaws in operating systems that contribute to the wide range of current Internet security threats, particularly if users do not update their computers with patches;

•	need to protect corporate and home systems from viruses, worms, spyware and malicious code; and

•	federal regulations in healthcare and financial services markets around the issue of piracy.

As a result of the foregoing factors, the SCM market developed and continues to expand in order to respond to the ever-evolving threats presented by malicious programs.

Current Product Limitations

Many SCM software vendors have attempted to solve Internet security problems with a variety of software applications. Although many products exist today to address such security issues, these solutions face many limitations, including the following:

No Real-Time Security - Most antivirus and antispyware software applications do not protect personal computers against real-time threats. If new viruses or spyware exist on the Internet but do not reside in risk definition databases, most personal computers exposed to the threat will be infected. Typical virus protection software requires frequent downloads and updates to work properly. If a user does not download a patch timely, the user’s system may no longer be safe. By the time a new virus is announced, it may already be too late to take action, and an infection may have occurred. Also, new patches may take hours to install, decreasing work productivity.

Inability to Catch all Viruses and Malicious Content - Current threat analysis systems are not capable of detecting all malicious codes. With current security networks, software alone cannot detect unknown attacks - human involvement is required. Not only are threats not detected, but threats that are detected are resolved untimely due to intermittent update systems delaying user alerts.

Costly Updating - Most antispyware and antivirus software providers use a client-server network infrastructure to distribute new spyware and virus definitions. Such solutions are expensive to maintain because they rely on intensive data centers and networks to deliver updates, thereby using a significant amount of bandwidth, which is expensive to obtain. Also, vendors cannot afford to send threat updates continuously and therefore are slow to distribute them.

Every consumer or business using any networked device needs to have some form of Internet security. We plan to provide consumers and business users with a platform of products and services designed to protect against all types of security attacks.

Our Technology

Conventional Internet security companies use a cumbersome manual process to identify new threats, analyze threats in labs, and distribute threat updates to their user base. These security companies have to broadcast updates to each personal computer user individually in the network. Serious drawbacks to conventional broadcast updates exist, including the following:

•	The expense related to this process; the network cannot be updated in real-time, and instead is updated in batches spaced days apart.

•	Because broadcasting servers are a single point of distribution, they are vulnerable to “flooding” attacks that prevent clients from getting the needed updates.

•	A threat may block a client computer’s access to the broadcast server, disabling its ability to download an update for the threat.

We have addressed these shortcomings by developing the CISN to detect, analyze and quarantine new security threats. The CISN is not a conventional peer-to-peer network because the Alert Server is a required checkpoint for all client activities, thus assuring the integrity of the network. The CISN is a controlled publishing network that leverages the power of distributed bandwidth. Each client has a controlled role in relaying the threat updates to as many as 20 clients, thus allowing continuous release of threat updates.

Unusual behavior is detected by a personal computer equipped with our CyberDefender Internet security software. The potential threat may be anything from spam to a virus. The program puts the potential threat on standby, and reports it to our Early Alert Center’s Alert Server™. The Alert Server compares the threat to existing threat definitions. If the Alert Server does not recognize the threat, the threat is sent to our AppHunter™ for analysis.

AppHunter is an automated system that manages the threat analysis process. First, AppHunter tests the undefined threat on an isolated computer that is automatically wiped clean after each test. Based on the behavior of the test computer, AppHunter ranks the threat on a scale from one to ten. Rankings of five and above are classified as infectious (viruses). Additionally, AppHunter carries out a confidential set of proprietary verifications to ensure that the threat itself is not an attempt to deceive or hack the network.

As there is a wide set of possible attacks that do not qualify as viruses, our AppHunter is supplemented by a team of human technicians who classify threats that rank below 5 in severity. Threat definitions are added as quickly as possible to our definition database, which is then updated to our users via our CISN. We continually make changes to our technology to make sure that we address as many security concerns as possible.

We believe that our CISN may be the only network today that distributes information securely between the individual personal computer users who have installed our software, which we have sometimes referred to as “peers” in this discussion.

Using our peer-to-peer technology, our CyberDefender Alert Server notifies users of our software who, in turn, notify up to 20 other users in an ever-widening circle. This distributed notification process frees up the Alert Server to deal with incoming alerts from clients that have encountered unexpected behavior, and makes the network truly responsive and “tuned” to its users. Because the cost of updating using the CISN is very small, Alert Server can send out updates as fast as threats are confirmed, resulting in better security coverage. In general, from the time the first client has picked up the new threat to the updating of the network, about an hour passes. We believe that this process occurs roughly ten times faster than the updating of any other competitive system.

Products

CyberDefender Early Detection Center and CyberDefender FREE 2.0

Our CyberDefender Early Detection Center/CyberDefender FREE 2.0 - a complete Internet security suite - includes protection against viruses, spyware, phishing and spam, along with helpful security utilities. This product was launched in November 2006. CyberDefender Early Detection Center/CyberDefender FREE 2.0 currently performs all of the following functions for users:

•	automatically analyzes running executable files and assigns threat levels;

•	automatically analyzes e-mail attachment files from Outlook and assigns threat levels;

•	automatically blocks high-threat files and associated files;

•	provides an online advisory with detailed information on infected files;

•	undertakes a security audit that generates a daily report of security analysis and results;

•	the event viewer records application running-history and other critical activities;

•	automatically blocks infected e-mails;

•	blocks against known spyware, virus, spam-based and phishing attacks;

•	incorporates a Safe Search Toolbar that helps users search through a major search provider such as Google (generating “AdWords” revenue) and helps prevent users from accessing scam sites;

•	supports Windows 98, 2000, NT, ME, XP;

•	updates itself as needed when a user goes online.

All or some of the features of this application will likely change from time to time to address new threats or business opportunities.

We currently provide two versions of this product. One version includes advertising and is provided to subscribers without charge. The other version, which does not have advertising, is available for licensing at an annual rate of $11.99 to $39.99, depending on the marketing and distribution channels that we use.

CyberDefender Security Toolbar

We believe that our security toolbar is one of the first anti-phishing and anti-hijacking toolbars in the market. As with CyberDefender Early Detection Center/CyberDefender FREE 2.0, persons who download our security toolbar become a part of the CISN. The toolbar may be downloaded free from our website. With the launch of the Early Detection Center, a simplified version of the Toolbar, called the SafeSearch Toolbar, will be provided with all copies of CyberDefender Early Detection Center/CybeDefender FREE 2.0. Our full toolbar will continue to be available on a private label or OEM basis.

Potential Future Products

We have products in various stages of development, including a security suite to protect wireless devices such as cell phones and portable data assistants from security threats, a suite of security software products and services designed for small to medium sized businesses and for medium to large enterprises and an Internet alarm, which will alert users about new Internet threats. We are also considering establishing a service to provide security updates generated by the CISN to those who subscribe to the service, which we believe could include government entities, Internet service providers, software companies and security companies. We cannot assure you that we will be successful in developing and marketing any of these products or that any of these products, if marketed, will produce significant revenues for us.

Technical Support

We have support staff that is available to help with software installations or other problems or questions via our website. Users of our software log onto our website and register their support issue. We maintain support facilities at our Los Angeles office. For billing concerns we maintain a live customer support group in Canada through a third party service provider.

Growth Strategy

We plan to increase revenue by adding advertising revenues to our licensing revenues. By creating a large network of users of CyberDefender Early Detection Center/CyberDefender FREE 2.0, we expect to generate advertising revenue, referral income from sponsoring partners, and revenue from upgrades to a product for which payment will be required. We also plan to create private label solutions on a fee and/or revenue sharing basis and to market private labeled products and services into the free and paid user base. Our plan to capture continued growth in the consumer market will be based on acquiring large numbers of users of CyberDefender FREE 2.0. We intend to do this by establishing relationships with websites that have access to significant user bases and to pay them a fee for the customers we obtain through them. We are also planning to continue to develop and introduce additional software products to address the needs of the SCM market.

As many businesses do, we sometimes rely on independent contractors and vendors or service providers to obtain services or products that we need. Aside from Ivan Ivankovich, our Chief Financial Officer, these include individuals or companies who assist us with marketing and software development, billing, and advertising. We have no long term agreements with any of these individuals, including Mr. Ivankovich. With the exception of Mr. Ivankovich, none of these independent contractors, vendors or service providers bring knowledge or skills to us that cannot be easily replaced.

Revenue Model

We currently earn revenues from direct sales of our CyberDefender Early Detection Center and advertising revenues from downloads of CyberDefender FREE 2.0. We license CyberDefender Early Detection Center software for $11.99 to $39.99 for one year of service. This price includes technical support, software updates and definition updates. After one year of service, consumers have the option to renew the service. Users are notified when a subscription is due to expire and what the cost will be to continue the subscription.

Since November 2006 we have begun generating revenue from advertising by showing users of our CyberDefender FREE 2.0 software small banners inside the CyberDefender user interface, showing text links to third party products and/or getting paid by search engine companies whenever individuals use our SafeSearch Toolbar. Our goal is to maximize our advertising revenue by increasing the number of CyberDefender FREE 2.0 subscribers. As the number of these subscribers increases, the amount paid to us per user will increase.

On occasion, we also offer to our software users, both paying and non-paying, other subscription services such as Identity Theft Protection and Consumer Credit Management. There are several providers of these types of additional services and we have in the past, and will continue in the future, to affiliate with these providers.

Retail Sales

At this time our software is licensed or otherwise distributed only through the Internet.

Customers

Our primary customers are consumers who use home computers that use the Windows operating system. Our customers reside primarily in the United States. The number of our customers fluctuates due to the fact that, while we gain new customers on a daily basis, existing customers can cancel or may not renew their subscriptions.

Marketing and Sales

We market our products to computer users through the use of Internet marketing and our e-commerce site. We plan to make our products available to customers through channels that include retailers, distributors, direct marketers, Internet-based resellers, original equipment manufacturers (OEMs), and Internet service providers. Current and future marketing opportunities include online advertising, search engine optimization, advertising in trade and technical publications, public relations, targeted customer marketing, direct e-mailings to existing end-users, co-marketing with distributors and resellers, marketing through the use of a CyberDefender web browser security toolbar and participation in trade and computer shows and user group conferences.

Competition

Internet security markets are competitive and subject to continuous technological innovation. Our competitiveness depends on our ability to offer products that meet customers’ needs on a timely basis. The principal competitive factors of our products are time to market, quality, price, reputation, terms of sales, customer support and breadth of product line.

Some of our competitors include WebRoot Software, Sunbelt Software and Kaspersky Labs. In addition, we may face potential competition from operating system providers and network equipment and computer hardware manufacturers. These competitors may provide various security solutions in their current and future products and may limit our ability to penetrate these markets. These competitors have significant advantages due to their ability to influence and control computing platforms and security layers in which our products operate. At this time, we do not represent a competitive presence in the SCM industry.

Intellectual Property

Our software is proprietary and we make every attempt to protect our software technology by relying on a combination of copyright, patent, trade secret and trademark laws and restrictions on disclosure.

On September 22, 2005 we filed two applications with the US Patent and Trademark Office for final patents. The application titles and numbers are “Threat Protection Network” - Application No. US2006/0075504 and “System for Distributing Information Using a Secure Peer to Peer Network” - Application No. US2006/0075083.

On September 21, 2005 we submitted an application to the US Patent and Trademark Office for the registration of our name, CyberDefender, on the principal register. The mark was published for opposition on December 26, 2006. We also own a registered mark consisting of the @ symbol inside a star.

We may also license intellectual property from third parties for use in our products and, in the future, we may license our technology to third parties. We face a number of risks relating to intellectual property, including unauthorized use and copying of our software solutions. Litigation may be necessary to enforce our intellectual property or to protect trade secrets or trademarks rights.

Employees

We currently employ 17 full time employees and 4 independent contractors. Our employees are segmented by the following functions: executive management, research and development, information technology, marketing and sales, customer service and call center, and finance and administration.

Description of Property

Our corporate office is located at 12121 Wilshire Boulevard, Suite 350, Los Angeles, California. We currently lease this office space at a monthly rent of $10,619. In addition to the base rent, we also pay our share of operating expenses, tax expenses and utilities, which is based on the square footage of the premises we lease. Each year these expenses are compared to the expenses of the base year (2005). If, at the end of any calendar year, these expenses exceed the expenses incurred during the base year, we are required to pay our share of the expenses which amounts to 1.5%. The lease term began on September 1, 2004 and will extend for a period of three years.

We expect that the premises in which our corporate office is located will be adequate for our needs for the next 12 months.

Government Regulation and Probability of Affecting Business

The development of our products is generally not subject to government regulation. However, laws and regulations that apply to Internet communications, commerce and advertising are becoming more prevalent. These regulations could affect the costs of communicating on the Internet and adversely affect the demand for our products or otherwise harm our business, results of operations and financial condition. The United States Congress has enacted Internet legislation regarding children’s privacy, copyrights, sending of unsolicited commercial email (e.g., the Federal CAN-Spam Act of 2003), spyware (e.g., H.R. 29, the “Spy Act”), and taxation. Other laws and regulations may be adopted in the future. This legislation could hinder growth in the use of the Internet generally and decrease the acceptance of the Internet as a communications, commercial and advertising medium.

In addition, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws, such as laws against identity theft, that may impose additional burdens on companies conducting business over the Internet. While none of the current laws governing Internet commerce has imposed significant burdens on us to date, in the future our business, results of operations and financial condition could be materially and adversely affected by the adoption or modification of laws or regulations relating to the Internet, or the application of existing laws to the Internet or Internet-based advertising.

Directors, Executive Officers, Promoters and Control Persons

The following table identifies our current executive officers and directors, their respective offices and positions, and their respective dates of election or appointment:
Name	Age	Position Held
Gary Guseinov	37	Chief Executive Officer, and Chairman of the Board of Directors

Ivan Ivankovich	40	Chief Financial Officer

Igor Barash	36	Chief Information Officer, Secretary and Director

Bing Liu	45	Chief Software Architect and Director

John LaValle	50	Director

There are no family relationships between any two or more of our directors or executive officers. Our executive officers are appointed by our board of directors and serve at the board’s discretion. There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

None of our directors or executive officers has, during the past five years,

•
had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time,

•	been convicted in a criminal proceeding and none of our directors or executive officers is subject to a pending criminal proceeding,

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities, or

•
been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Business Experience

Gary Guseinov is one of our co-founders and has served as our Chief Executive Officer and as a director since our inception in August of 2003. Mr. Guseinov has over 12 years of start-up business experience in the e-commerce sector in addition to direct marketing expertise. In 1994, Mr. Guseinov rapidly grew Digital Media Concepts, a web development firm, by establishing business relationships with AT&T and Pacific Bell. While at Digital Media Concepts, Mr. Guseinov built a client base of over 475 clients in less than two years. In 1998, Digital Media Concepts merged with Synergy Ventures Inc., a direct marketing firm focusing on online marketing and customer acquisition. By 1999, Mr. Guseinov developed the first Automated Media Planning System (SynergyMPS), allowing media buyers and media sellers to communicate on a single platform and issue insertion orders. While building SynergyMPS, Mr. Guseinov developed business relationships with over 2,500 media companies in the U.S., U.K., and Japan. In 2002, Mr. Guseinov developed one of the largest enterprise email transmission systems capable of handling over 1 billion email messages per month. While at Synergy, Mr. Guseinov was responsible for acquiring such clients as Lucent Technologies, Wells Fargo Bank, Citibank, Chase, New Century Financial, JD Powers and Associates, Sears, GoToMyPC and many other Fortune 1000 clients. Under Mr. Guseinov’s management, DirectSynergy was able to generate over $2 billion in revenues for its clients. Mr. Guseinov earned his B.A. from the California State University at Northridge, School of Social and Behavioral Sciences.

Igor Barash is one of our co-founders and has served as our Chief Information Officer and as a director since our inception in August of 2003. Mr. Barash has over 10 years of senior level management experience with tier one Internet service providers. In 1997, Mr. Barash became the first employee of Hostpro, a Los Angeles based ISP. With his extensive knowledge of the Internet based systems, servers, administration and development, Hostpro grew to become one of the largest hosting service providers in the world. After Hostpro’s purchase by Micron PC, Mr. Barash took a key roll in Micron’s Internet services business, including developing value added features on enterprise level service models, restructuring its data center, and participating as Micron’s representative to Microsoft. Later, Mr. Barash became the technical due diligence leader during Micron’s procurement of other ISPs, and Mr. Barash delivered assessments of all companies in contention to be purchased and incorporated under the Micron umbrella. In 1999, Mr. Barash was given the task of restructuring and incorporating WorldWide Hosting in Boca Raton, an acquisition he led. Since January 2000, Mr. Barash has been operating his own consulting firm, supplying high level IT solutions and management services. Mr. Barash earned his B.S. from the California State University at Northridge, School of Computer Science.

Ivan Ivankovich joined CyberDefender in September 2006 as its Consulting Chief Financial Officer. Prior to joining CyberDefender, in March 2005, Mr. Ivankovich co-founded and was Managing Director of VisionPoint Capital, a boutique investment bank, where he provided services primarily related to corporate finance and mergers and acquisitions. Prior to founding VisionPoint Capital, in August 2003, Mr. Ivankovich joined YellowPages.com, an on-line directory of national and local merchants, as its Chief Financial Officer. Aside from providing financial and operational guidance, Mr. Ivankovich directed the company’s capital raising efforts. Mr. Ivankovich led and negotiated the merger of YellowPages.com into a group led by SBC and Bell South. From September 2001 until August 2003, Mr. Ivankovich served as Vice President, Portfolio Operations for Platinum Equity, a global acquisition firm where he managed and operated certain of its portfolio companies. From October 1998 to August 2001, Mr. Ivankovich served as Vice President of Finance for two venture-backed companies, Trivida Corporation and HealthAllies, Inc. Mr. Ivankovich started his career with Ernst & Young in their audit practice in Los Angeles. Mr. Ivankovich is a Certified Public Accountant and a member of the California Society of CPAs. He earned his B.A. in Business Economics with an emphasis in accounting from the University of California, Santa Barbara.

Bing Liu has served as our Chief Software Architect since January 2005 and as a director since October 2006. Mr. Liu has worked in the software technology field for over 22 years. Mr. Liu started his technology career in the U.S. in 1989. In 1991, Mr. Liu founded Unionway International Corporation and developed the most popular Asian language software called AsianSuite. AsianSuite is used by Wal-Mart, the U.S. Army, the Library of Congress and millions of consumers worldwide. Mr. Liu also worked as Senior Software Architect for CyberMedia Corporation. While at CyberMedia, Mr. Liu developed ActiveHelp technology, which was later integrated into FirstAID and GuardDog - popular software marketed to Windows users. In 1997, Mr. Liu was instrumental in selling CyberMedia to McAfee for over $200 million. In 2001, Mr. Liu founded Cyber-Defender, an innovative Internet security company focusing on antivirus technology. Cyber-Defender’s technology is based on a sophisticated secure adaptive peer network that we believe is far superior than any other competitive product on the market. In January 2005, we acquired the software application Cyber-Defender. Mr. Liu holds five different software patents in the U.S. Mr. Liu also holds a Masters and Bachelors Degree in Computer Science from Tsinghua University, Beijing China.

John LaValle was appointed to our board of directors on March 1, 2007. From July 2005 to June 2006 Mr. LaValle was the Chief Operating Officer and Chief Financial Officer of National Beverage Properties, a company that provides real estate solutions, primarily in the form of sale-leaseback transactions involving distribution warehouses, to the beverage industry. From February 2004 to July 2005, Mr. LaValle was the Chief Financial Officer and Vice-President of Finance for Telasic Communications Inc., a position he assumed after providing consulting services to the company from July 2002 through February 2004. Telasic Communications Inc. is a provider of radio subsystems to the communications industry. From March 2001 through July 2002 Mr. LaValle was Chief Financial Officer and Vice-President of Finance of Kotura, Inc., (formerly Lightcross Inc.), a developer of application-specific silicon photonics products and engineering services. Mr. LaValle continued to provide consulting services to Kotura Inc. from July 2002 through May 2003. Mr. La Valle is currently a member of the board of directors of InfoSearch Media, Inc., a publicly traded corporation, and serves on the advisory boards of several start-up ventures. Mr. La Valle received his undergraduate degree with Summa Cum Laude honors from Boston College and he earned his MBA from Harvard Business School.

All directors serve until the next annual meeting of common shareholders and until their successor is elected and qualified by our common shareholders, or until the earlier of their death, retirement, resignation or removal.

Significant Employees

In addition to our executive officers and directors, we value and rely upon the services of the following significant employees in the support of our business and operations.

Viviana Rueda, age 35
Senior Vice President Marketing

Viviana Rueda joined us in September 2006 and currently serves as our Senior Vice President of Marketing. For more than 15 years Ms. Rueda has executed marketing, sales and business development strategies for technology and professional services firms. From August 2001 until September 2006 she managed marketing and public relations for the western region of Studley, Inc., a global real estate advisory firm. Ms. Rueda's diverse experience includes tenures with technology-centric firms including boutique investment bank NetCatalyst, from July 2000 to August 2001, and services providers ONE, Inc., from October 1999 to July 2000, and Raymond James Consulting, from August 1998 to September 1999.

Patrick Hinojosa, age 42
Chief Technology Officer

Patrick Hinojosa joined us in September 2006 as our Chief Technology Officer. Prior to joining CyberDefender, Mr. Hinojosa was the General Manager and Executive Vice President at Panda Software USA from 1999 until becoming its U.S. Chief Technology Officer in 2002, a position in which he served until his separation from service in 2006. Mr. Hinojosa successfully established Panda Software USA in the U.S. market where, under his guidance, Panda’s retail product attained the second position in the largest U.S. office products retail chain. Mr. Hinojosa obtained his computer education at University of California, Santa Cruz.

Alan Wallace, age 42
Senior Vice President, Corporate Communications

Alan Wallace joined us in October 2006 as Senior Vice President, Corporate Communications. Mr. Wallace has over 15 years of public relations and corporate communications experience. Before joining us, Mr. Wallace served in similar positions with MeziMedia Corporation from 2003 to 2006, Panda Software from 2001 to 2003 and with Live365 from 2000 to 2001. Mr. Wallace also has experience working with startup organizations and startup technology. In 1995, Mr. Wallace founded and, until 2000, served as the Chief Executive Officer of, iAgency - the first Internet-based public relations, marketing and advertising firm devoted to the Internet. Mr. Wallace has been honored to be included in “The Top 50 in Streaming” as designated by Streaming Magazine and he was named by Digital Coast Reporter as one of “The Top 50 Industry Executives”. Mr. Wallace also led teams that won two Webby Awards and two Invision awards. During the course of his career, Mr. Wallace has appeared on major broadcast outlets such as CNN, TechTV, KTLA, KABC and been featured in various business and trade publications, including Business 2.0, Forbes and Esther Dysons “Release 2.0”. Mr. Wallace is a graduate of Belmont University, Nashville, Tennessee.

Executive Compensation

Summary of Compensation

The following table reflects all compensation awarded to, earned by or paid to our Chief Executive Officer, our two most highly compensated officers other than the Chief Executive Officer and any other individuals who are no longer serving, but who did serve, as an officer during the last completed fiscal year.

Summary Compensation Table

Name and principal position	Year	Salary ($)		Bonus ($)	Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compen-sation ($)	Nonquali-fied Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)		Total ($)

Gary Guseinov, Chief Executive Officer and President	2006	$287,809	(1)(2)	$91,250	-0-		-0-		-0-	-0-	-0-		$379,059

	2005	$413,955	(1)(3)	$623,635	-0-		-0-		-0-	-0-	-0-		$1,037,590

Ivan Ivankovich, Consulting Chief Financial Officer	2006	$37,500	(4)		-0-		$38,910	(10)					$76,410

	2005	-0-		-0-	-0-		-0-		-0-	-0-	-0-		-0-

Igor Barash, Chief Information Officer	2006	$135,000	(5)	-0-	-0-		-0-		-0-	-0-	-0-		$135,000

	2005	$149,876	(5)(6)	$44,800	-0-		$12,150	(10)	-0-	-0-	-0-		$206,826

Bing Liu, Chief Software Architect	2006	$175,938	(7)	-0-	$691,395	(10)	$326,623	(10)	-0-	-0-	-0-		$1,193,956

	2005	$109,618	(7)	-0-	-0-		$3,371	(10)	-0-	-0-	-0-		$112,989

Riggs Eckelberry, former Chief Operating Officer	2006	$260,000		$162,121	-0-		$194,922	(10)	-0-	-0-	$21,667	(9)	$638,710

	2005	$23,770	(8)	$34,000	-0-		-0-		-0-	-0-			$57,770

(1) Mr. Guseinov’s base salary changed during the 2005 and 2006 fiscal years. From January 1, 2005 through March 18, 2005, Mr. Guseinov’s base salary was $200,000. From March 19, 2005 through September 30, 2006, Mr. Guseinov’s base salary was increased to $285,000. As of October 1, 2006, Mr. Guseinov’s base salary has been set, pursuant to his employment agreement, at $225,000 per year. While Mr. Guseinov’s employment agreement requires a matching contribution to a 401(k) plan in the amount of $2,500 per month and a life insurance policy the premium of which is no more than $3,000 per year, we have not provided either of these benefits to him. In November 2006, in order to conserve cash, Mr. Guseinov agreed to defer payment of one-half of his base salary.
(2) During 2005 and 2006 a total of $235,229 in advances were made by us on behalf of Mr. Guseinov. In 2006, these advances totaled $89,059, which we have reclassified as compensation and included in this table in the column titled “Salary”.
(3) During 2005 and 2006 a total of $235,229 in advances were made by us on behalf of Mr. Guseinov. In 2005 these advances totaled $146,170, which we have reclassified as compensation and included in this table in the column titled “Salary”.
(4) Mr. Ivankovich began providing consulting services to us on September 1, 2006. Under the Consulting Agreement signed on that date, Mr. Ivankovich agreed to provide services to us on a 40% basis in exchange for $8,000 per month. The Consulting Agreement was amended on October 30, 2006. Pursuant to the amendment, Mr. Ivankovich agreed to provide services to us on a half-time basis in exchange for $11,000 per month.
(5) Mr. Barash’s base salary changed during the 2005 and 2006 fiscal years. From January 1, 2005 through March 18, 2005, Mr. Barash’s base salary was $135,000. From March 19, 2005 through September 30, 2006, Mr. Barash’s base salary was increased to $145,400. As of October 1, 2006, Mr. Barash’s base salary has been set, pursuant to his employment agreement, at $135,000 per year. In November 2006, in order to conserve cash, Mr. Barash agreed to defer payment of one-half of his base salary.
(6) During 2005 a total of $6,285 in advances were made by us on behalf of Mr. Barash. In 2005 we reclassified these advances as compensation and included the advances in this table in the column titled “All Other Compensation”.
(7) Mr. Liu’s base salary changed during the 2005 and 2006 fiscal years. From January 2005 through December 9, 2005, Mr. Liu was paid an annual salary of $100,000. On December 10, 2005 we increased Mr. Liu’s annual salary to $165,000. In September 2006 Mr. Liu’s annual salary was again increased, this time to $202,000. In November 2006, in order to conserve cash, Mr. Liu agreed to defer payment of one-half his base salary.

(8) Mr. Eckelberry was hired in November 2005. The amount shown in the column titled “Salary” is pro-rated for the last two months of the 2005 fiscal year. Mr. Eckelberry’s annual salary was $260,000 per year. His employment with us was terminated on December 31, 2006.
(9) Represents consideration paid to Mr. Eckelberry in November 2006 for his agreement to amend his employment agreement to change the termination date from December 31, 2008 to December 31, 2006.
(10) For the assumptions used in calculating the value of this grant, please see Note 6 of our financial statements for the fiscal year ended December 31, 2006.

Discussion of Compensation

Our compensation program consists of the following three components:

•	base salary;

•	bonuses; and

•	awards of restricted stock or stock options from our 2005 Stock Option Plan and our Amended and Restated 2006 Equity Incentive Plan.

We believe that a combination of cash and common stock or options will allow us to attract and retain the services of the individuals who will help us achieve our business objectives, thereby increasing value for our shareholders.

In setting the compensation for our officers our board of directors, which during 2005 and until November 2006 was comprised of Mr. Gary Guseinov and Mr. Igor Barash, looked primarily at the person’s responsibilities, at salaries paid to others in businesses comparable to ours, at the person’s experience and at our ability to replace the individual. We expect the salaries of our executive officers to remain relatively constant unless the person’s responsibilities are materially changed.

Bonuses are used to reward exceptional performance, either by the individual or by the company. Bonuses are discretionary. There is no single method of computing bonuses. The board of directors may use any criteria to determine the amount of a bonus. In 2005, due to the fact that our sales revenues increased by approximately 100%, the board of directors awarded bonuses to Mr. Guseinov and Mr. Barash equal to approximately 8.8% and approximately .6%, respectively, of our net sales revenue for the year. In 2006, the board of directors determined to award a bonus to Mr. Guseinov for his efforts in redirecting our operations from a marketing-focused software publisher to a developer of a suite of Internet security products. We signed an employment agreement with Mr. Guseinov which allows him to participate in any incentive bonus compensation plan we adopt, so long as any bonus award does not exceed 50% of his salary. During 2005 and 2006 we also paid bonus compensation of $34,000 and $162,121, respectively, to Mr. Riggs Eckelberry, our former President and Chief Operating Officer. The bonus compensation was earned on a quarterly and on an annual basis. A list of objectives to be met was mutually agreed to by Mr. Eckelberry and Mr. Guseinov at the beginning of each new quarter. If the goals were met, we paid Mr. Eckelberry that percentage of the full quarterly bonus ($60,000) that was accomplished during the quarter. At the end of each year, we evaluated a similar list of yearly objectives and paid the appropriate percentage of the full annual bonus ($100,000 in 2006). Mr. Eckelberry was also instrumental in helping us with our transition to a developer of a suite of Internet security products.

In 2005 and 2006 we granted restricted stock or options to purchase our common stock to Messrs. Liu, Ivankovich, Barash and Eckelberry. We grant options or restricted stock because we believe that share ownership by our employees is an effective method to deliver superior shareholder returns by increasing the alignment between the interests of our employees and our shareholders. No employee is required to own common stock in our company.

In October 2006 we issued to Mr. Bing Liu a total of 832,511 shares of common stock. The common stock was issued to him, in part, for his agreement to accept 186,347 shares of our common stock as full payment of a promissory note owed by us to Unionway Int’l LLC, an entity controlled by Mr. Liu. We issued the remaining 646,164 shares of common stock to Mr. Liu in consideration for his continued contribution to the development of our products and technology. The common stock issued to Mr. Liu in consideration for his continued contributions to us had a value of $691,395 on the date of grant.

The following table sets forth certain information concerning stock option awards granted to our executive officers and our directors. No options were exercised by our executive officers or directors during the last fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS						STOCK AWARDS
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercis-able	Equity Incentive Plan Awards: Number of Securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested (#)

Bing Liu	186,347	139,760	-0-	$0.0107	1/3/2015	-0-	-0-	-0-	-0-
Bing Liu	335,777	-0-	279,814	$1.00	11/1/2016	-0-	-0-	-0-	-0-
Ivan Ivankovich	40,000	-0-	-0-	$1.00	11/1/2016	-0-	-0-	-0-	-0-
Ivan Ivankovich	60,000	-0-	60,000	$1.00	4/24/2017	-0-	-0-	-0-	-0-
Igor Barash	12,500	-0-	12,500	$1.00	12/11/2016	-0-	-0-	-0-	-0-
Riggs Eckleberry	200,000	-0-	-0-	$0.85	11/1/2016	-0-	-0-	-0-	-0-

Compensation of Directors

Directors do not currently receive compensation for their services as directors, but we plan to reimburse them for expenses incurred in attending board meetings. On November 1, 2006, as an inducement to join our board of directors, we issued an option to purchase 40,000 shares of common stock to John LaValle. The exercise price for the option is $1.00 per share and the term of the option is 10 years. The value of the option was $38,910 on the date of grant. The assumptions used to compute this value are included in Note 5 to our financial statements.

Employment Agreements, Termination of Employment and Change-in-Control Arrangements

The following discussions provide only a brief description of the documents described below. The discussions are qualified by the full text of the agreements.

We entered into an employment agreement with Mr. Gary Guseinov as of August 31, 2006. The term of the agreement is three years, however if the agreement is not terminated during that period, then it will be renewed for a period of one year until terminated pursuant to its terms. Mr. Guseinov receives compensation of $225,000 per year and is reimbursed for business related expenses. Under the employment agreement, we are required to match Mr. Guseinov’s monthly contribution to our 401(k) plan up to the sum of $2,500 per month and we have agreed to provide a term life insurance policy with coverage in the face amount of $1,000,000, so long as the premium for any such policy does not exceed the sum of $3,000 per year, however, we do not currently, and we have not in the past, provided these benefits. We also agreed to obtain officers and directors liability insurance with coverage of not less than $1,000,000, but we have not yet done this. Mr. Guseinov receives three weeks of paid vacation per year. We are entitled to terminate Mr. Guseinov’s employment upon a change of control, upon Mr. Guseinov’s disability or for cause. Constructive termination is defined as a change in Mr. Guseinov’s position, authority, duties, responsibilities or status, an adverse change in his title, any reduction in his salary with which he does not agree (unless such reduction is concurrent with and part of a company-wide reduction for all employees), any breach by us of a material obligation to Mr. Guseinov under this agreement, any requirement that Mr. Guseinov relocate to an office that is outside of Los Angeles County, California or outside of a 30 mile radius from his home, any termination of this agreement (other than as permitted by the agreement) and the failure of Mr. Guseinov to be elected to the Board of Directors. Mr. Guseinov may terminate his employment upon 30 days written notice to us or in the event that he is constructively terminated. If Mr. Guseinov’s employment is terminated for any reason other than voluntarily by him or for cause, he is entitled to receive upon termination all accrued but unpaid salary, earned and pro rata bonus compensation, vested stock and stock options and post termination benefits. Post termination benefits are defined as Mr. Guseinov’s right to receive his monthly base salary in effect at termination for a period of one year following termination and to continue to receive coverage under our health and dental insurance program (if any) for a period of six months following his termination. By signing the agreement, Mr. Guseinov assigned and agreed to assign in the future, to us or to our nominees, all intellectual property defined in the agreement as “Relevant Intellectual Property”.

On September 1, 2003 we entered into an employment agreement with Igor Barash, our Chief Information Officer. Mr. Barash is an “at-will” employee and we can terminate his employment at any time. As compensation for the services he renders to us, Mr. Barash is paid the sum of $135,000 per year. We reimburse Mr. Barash for reasonable business expenses. Currently, Mr. Barash is entitled to one week’s paid personal time and three sick days for each 12 months of employment. After three years of continuous employment, Mr. Barash is entitled to 14 days of paid personal time.

On January 3, 2005 we entered into an employment agreement with Bing Liu, our Chief Software Architect, wherein we agreed to pay him an annual salary of $100,000. In December 2005 we increased Mr. Liu’s salary to $165,000. Mr. Liu’s annual salary was increased again in September 2006, and he is currently paid the sum of $202,000 per year. He is also entitled to receive a bonus, calculated as two percent of the net revenue we earn from any invention created by him during the course of his employment. “Net revenue” is defined as gross receipts less direct marketing and shipping costs less returns and discounts. Inventions created by Mr. Liu are defined as any and all ideas, processes, trademarks, service marks, inventions, technology, computer programs, original works of authorship, designs, formulas, discoveries, patents, copyrights, and all improvements, rights, and claims related to the foregoing that are conceived, developed, or reduced to practice by Mr. Liu alone or with others that result from any work performed by him for us or in which our equipment, supplies, facilities or trade secret information is used. This provision survives the termination of Mr. Liu’s employment. We reimburse Mr. Liu for reasonable business expenses. Mr. Liu has agreed that following termination of his employment, he will not take any action to induce or influence any person who provides services to us to terminate his or her employment nor will he attempt to employ any such person within six months of the date that person’s employment with us terminated. Mr. Liu agrees to keep secret our confidential information during his employment and for a period of one year following the termination of his employment. Mr. Liu is an “at-will” employee and we can terminate his employment at any time.

Also on January 3, 2005 we entered into an Incentive Stock Option Agreement with Mr. Liu. Pursuant to this agreement, Mr. Liu is granted the right to purchase 326,106 shares of our common stock at an exercise price of $0.0107 per share. The right to purchase 186,347 of the shares vests at the rate of 1/24 shares per month for each month of Mr. Liu’s employment. Mr. Liu will be entitled to the right to purchase an additional 46,587 shares of common stock if we enter into a binding agreement to issue or sell shares of our common stock to one or more third parties or to sell all or materially all of our assets in a transaction which is valued at between $201 million and $249,999,999.99, and he is entitled to the right to purchase an additional 93,173 shares of common stock if we enter into such an agreement having a value of $250 million. In its discretion, the Board of Directors may agree to accelerate the vesting of any portion of the option that is unvested if Mr. Liu’s employment is terminated without cause within 24 months of the start of his employment or if he has good reason to terminate his employment. Furthermore, if Mr. Liu’s employment is terminated either without cause or for good reason within one year after a change in control, then that part of the option that is unvested on the termination date will immediately vest. If Mr. Liu’s employment is terminated for any reason, we have the right, for a period of 90 days, to purchase all or any portion of the unvested shares at the fair market value of the shares at the time of termination. Mr. Liu also agreed that in connection with an underwritten public offering of our common stock, upon our request or that of the underwriter, he would not sell, offer for sale or otherwise dispose of any shares he acquires upon exercise of the option for a period of at least 180 days after the execution of the underwriting agreement, or such longer period of time as the board of directors may reasonably determine, so long as all of our directors and executive officers agree to be similarly bound. This obligation will remain effective for all underwritten public offerings with respect to which we have filed a registration statement on or before two years after the closing of our initial public offering.

We entered into an Independent Contractor Agreement with Ivan Ivankovich, our Chief Financial Officer. A complete description of this agreement is included in the section of this prospectus titled “Certain Relationships and Related Transactions.”

Certain Relationships and Related Transactions

Described below are certain transactions or series of transactions between us and our executive officers, directors and the beneficial owners of 5% or more of our common stock, on an as converted basis, and certain persons affiliated with or related to these persons, including family members, in which they had or will have a direct or indirect material interest in an amount that exceeds the lesser of $120,000 or 1% of the average of our total assets as of year-end for the last three completed fiscal years, other than compensation arrangements that are otherwise required to be described under “Executive Compensation.”

On March 26, 2004 we entered into a sublease for suite 305 located at 12121 Wilshire Boulevard, Los Angeles, California. The monthly rent is $4,824.60 and the lease term ended on November 30, 2006. Mr. Gary Guseinov, our Chief Executive Officer, a director and a major shareholder, guaranteed the sublease. Mr. Guseinov received no consideration for the sublease guarantee. The lease has terminated and we have not renewed it.

On August 11, 2004 we entered into a lease for suite 350 located at 12121 Wilshire Boulevard, Los Angeles, California. The monthly rent is $10,619.18 and the lease term ends on August 31, 2007. Mr. Guseinov also guaranteed this lease. Mr. Guseinov received no consideration for the lease guarantee.

In 2005 and 2006 we made a series of advances to Mr. Guseinov for personal expenses which advances totaled $146,170 and $89,059 respectively. In 2005 we also made a series of advances to Mr. Barash for personal expenses, which advances totaled $6,285. As of June 30, 2006, the balances of these advances totaled $24,755.77 and $800.36, respectively. These advances did not bear interest and had no scheduled repayment date. As of September 30, 2006, all advances were either repaid or reclassified as salary. Since October 1, 2006, no further advances have been made to Mr. Guseinov or Mr. Barash.

On May 1, 2005 we entered into a lease agreement for a condominium located in Las Vegas, Nevada with International Equity Partners, a Nevada limited liability company. Mr. Guseinov is the manager of International Equity Partners. The monthly base rent for this space is $3,750. The term of the lease is from May 1, 2005 until May 31, 2008, however, the lease was terminated by the mutual agreement of the parties in February 2006.

In January 2005 we entered into an asset purchase agreement with Unionway Int’l, LLC whereby we purchased certain of its assets, including the software application Cyber-Defender™ and associated rights, for $200,000. We paid $8,333 at closing and issued a promissory note in connection with the purchase to Unionway Int’l, LLC for $191,667. The terms of the note require monthly payments due on the first of each month in the amount of $8,333. Interest accrues at the rate of 7% per annum and is payable in a lump sum on September 1, 2007, provided that such interest will be waived if all payments are received by Unionway Int’l by the third day of each month. In addition we retained the principal of Unionway Int’l, LLC, Mr. Bing Liu, as an employee and we issued to him an incentive stock option for the purchase of 326,106 shares of our common stock. The exercise price is $0.0107 per share. The right to purchase 186,347 shares vests in equal increments over a period of 24 months; the right to purchase 46,587 shares of common stock will vest if we enter into a binding agreement to sell our business for at least $201 million; and the right to purchase 93,173 shares of common stock will vest if we enter into a binding agreement to sell our business for at least $250 million. At September 30, 2006 the balance outstanding on the promissory note was $83,335. Unionway Int’l, LLC has agreed to accept payment of the remaining balance on the note and any accrued but unpaid interest in exchange for 186,347 shares of our common stock. We have issued 186,347 shares of common stock to Mr. Liu for this payment. For the assumptions made in computing the value of these shares, please see Note 5 of our financial statements.

Unionway Int’l, LLC continues to provide software development services to us. We pay $6,500 per month for these services. During the fiscal year ended December 31, 2006, we paid $84,500 for software development services to Unionway Int’l, LLC. Because Mr. Liu is our Chief Software Architect, the negotiation of the monthly fee was not done “at arm’s length”. However, we believe that we receive fair value in the services provided to us by Unionway Int’l, LLC and that if we were to pay an independent provider for the services, we would pay approximately the same amount per month.

On June 14, 2005 we entered into an agreement with REMG, Inc., a corporation that is wholly-owned by Mr. Riggs Eckelberry, our former President and Chief Operating Officer. REMG, Inc., through its employees, provided consulting services to us. These services included market research, competitive analysis, an analysis of current and future market trends, product planning and software design. Prior to the expiration of our agreement with REMG, Inc. we hired Mr. Eckelberry as a full-time employee, resulting in a termination of our need for the services of REMG, Inc. We paid REMG, Inc. the sum of $45,000 as compensation for the termination this agreement.

On November 1, 2005 we entered into an employment agreement with Mr. Riggs Eckelberry. Mr. Eckelberry’s employment agreement was “at-will”. Mr. Eckelberry received compensation of $260,000 per year pursuant to the terms of the employment agreement. An amendment to the employment agreement was signed on November 22, 2006. Upon execution of the amendment and as consideration for it, Mr. Eckelberry received a fully vested option to purchase 200,000 shares of our common stock at an exercise price of $0.85 per share and a cash payment in the amount of $21,667. Under the agreement as amended, Mr. Eckelberry was entitled to participate in any benefits that we may, from time-to-time, have made available to other executives. Mr. Eckelberry received three weeks of paid vacation per year. We were entitled to terminate Mr. Eckelberry’s employment upon a change of control, upon his death or disability, for cause or for any reason other than for cause. Mr. Eckelberry may have terminated his employment upon 30 days written notice to us or in the event of a constructive termination. A constructive termination was defined as a change in Mr. Eckelberry’s position, authority, duties, responsibilities or status, an adverse change in his title, any reduction in his salary with which he did not agree, any breach by us of a material obligation to Mr. Eckelberry under the employment agreement, any requirement that Mr. Eckelberry relocate to an office that is outside of a 30 mile radius from his home and any termination of the employment agreement (other than as permitted by the agreement). If Mr. Eckelberry’s employment was terminated voluntarily by him or for cause, he was entitled to receive accrued and unpaid salary, earned and pro rata bonus compensation, vested stock options and any benefits required by law. In the event of a constructive termination, Mr. Eckelberry was entitled to receive accrued but unpaid salary, earned and pro rata bonus compensation, vested stock options and post-termination benefits. Post-termination benefits were defined as the continuation of Mr. Eckelberry’s salary through the term of the agreement and the continuation of coverage under any existing health or dental insurance program through March 31, 2007. If Mr. Eckelberry’s employment was terminated due to his disability, then he was entitled to receive any accrued but unpaid salary, earned and pro rata bonus compensation, vacation time and benefits under our benefit plans, through the date of termination. By signing the employment agreement, Mr. Eckelberry assigned and agreed to assign in the future, to us or to our nominees, all intellectual property defined in the agreement as “Relevant Intellectual Property”, with the exception of intellectual property that qualifies under the provisions of California Labor Code section 2870. The agreement, as amended, expired by its terms on December 31, 2006.

On September 1, 2006 Mr. Ivan Ivankovich signed an independent contractor agreement with us for part-time financial management and reporting services. The term of the agreement was 90 days. We may terminate the agreement at any time by giving Mr. Ivankovich 10 days written notice of termination or, upon a breach of the agreement, immediately by giving written notice to Mr. Ivankovich. Mr. Ivankovich can terminate the agreement by giving us 30 days written notice of termination. Pursuant to this agreement, Mr. Ivankovich received compensation in the amount of $8,000 per month through October 15, 2006. The agreement was amended on October 15, 2006, on January 12, 2007 and on April 24, 2007. Pursuant to the most recent amendment, Mr. Ivankovich’s salary was set at $9,000 per month through June 30, 2007. On July 1, 2007 Mr. Ivankovich’s salary will be increased to $12,000 per month. The term of the agreement was extended from March 31, 2007 to September 30, 2007. The agreement also provides for the grant of options to purchase shares of our common stock as described below. Pursuant to the amendment dated April 24, 2007, Mr. Ivankovich agrees to work between 24 and 28 hours per week in providing these services.

On October 30, 2006 we entered into Indemnification Agreements with Mr. Guseinov, Mr. Eckelberry, Mr. Ivankovich, Mr. Liu and Mr. Barash. A complete description of these agreements is included in the section of this prospectus titled, “Disclosure of Commission Position of Indemnification for Securities Act Liabilities”.

On September 12, 2006 Mr. Guseinov agreed to transfer an aggregate of 186,347 shares of common stock back to us for cancellation.  In turn, we agreed to issue an aggregate of 186,347 shares of common stock to our bridge investors on a pro rata basis.  The shares were issued to the bridge investors in consideration for their agreement to enter into the Note Conversion and Warrant Lock-Up Agreement. Mr. Guseinov transferred this stock because the terms of the 10% convertible secured note financing had been agreed to and, as part of that transaction, we had agreed not to issue additional securities without the consent of the lender.

In October 2006 Mr. Guseinov and Mr. Igor Barash, our Chief Information Officer and a director, agreed to transfer an aggregate of 646,164 shares of common stock back to us for cancellation.  In turn, we agreed to issue an aggregate of 646,164 shares of common stock to Mr. Bing Liu, our Chief Software Architect.  The shares were issued in consideration of Mr. Liu’s continued contribution to the development of our products and technology. As with the transfer of common stock in the paragraph above, Mr. Guseinov transferred this stock because the terms of the 10% convertible secured note financing had been agreed to and, as part of that transaction, we had agreed not to issue additional securities without the consent of the lender.

In January 2007, we paid to International Equity Partners, a Nevada limited liability company, a fee in the amount of $2.700 for use of property during a trade show. Mr. Guseinov is the manager of International Equity Partners.

In conjunction with his agreement to render services to us, we granted options to Mr. Ivan Ivankovich, our consulting Chief Financial Officer. The options were granted from our Amended and Restated 2006 Equity Incentive Plan. The options permit Mr. Ivankovich to purchase a total of 160,000 shares of our common stock at a price of $1.00 per share. With the exception of the right to purchase 30,000 shares, which will vest on the date that the registration statement of which this prospectus is a part is declared effective, the right to purchase the remaining shares of common stock vests at the rate of 10,000 shares per month. The options have terms of 10 years. The fair value for the initial option grant of 40,000 shares was estimated at the date of grant using a Black-Scholes option pricing model, as more fully described in Note 6 of our financial statements for the fiscal year ended December 31, 2006. The fair value of the subsequent grant of 120,000 shares was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rate of 4.62%, dividend yields of 0% and volatility factors of the expected market price of our common shares of 128%.

Selling Shareholders

The following table sets forth the names of the selling shareholders who may sell their shares under this prospectus from time to time. No selling shareholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates other than as a result of the ownership of our securities, except for the law firm Richardson & Patel LLP, which serves as our legal counsel, and ARC Investment Partners, LLC, which has served as our financial advisor. The shares being sold by ARC Investment Partners, LLC were issued in exchange for various services rendered to us by it.

The following table also provides certain information with respect to the selling shareholders’ ownership of our securities as of July 5, 2007, the total number of securities they may sell under this prospectus from time to time, and the number of securities they will own thereafter assuming no other acquisitions or dispositions of our securities. The selling shareholders can offer all, some or none of their securities, thus we have no way of determining the number they will hold after this offering. Therefore, we have prepared the table below on the assumption that the selling shareholders will sell all shares covered by this prospectus.

Some of the selling shareholders may distribute their shares, from time to time, to their limited and/or general partners or managers, who may sell shares pursuant to this prospectus. Each selling shareholder may also transfer shares owned by him or her by gift, and upon any such transfer the donee would have the same right of sale as the selling shareholder.

The shares described in the following table consist of shares of common stock underlying our 10% secured convertible debentures and common stock purchase warrants that were issued in a private placement the first closing of which was held on September 12, 2006 and which was consummated on October 3, 2006. A discussion of the material terms of this offering is included in the section of this prospectus titled “Prospectus Summary - The Offering” at page 2. We may amend or supplement this prospectus from time to time to update the disclosure set forth herein, however, if a selling shareholder transfers his or her interest in the 10% secured convertible debentures and common stock purchase warrants prior to the effective date of the registration statement of which this prospectus is a part, we will be required to file a post-effective amendment to the registration statement to provide the information concerning the transferee. Alternatively, if a selling shareholder transfers his or her interest in the 10% secured convertible debentures and common stock purchase warrants after the effective date of the registration statement of which this prospectus is a part, we may use a supplement to update this prospectus. None of the selling shareholders are or were affiliated with registered broker-dealers. See our discussion entitled “Plan of Distribution” for further information regarding the selling shareholders’ method of distribution of these shares.

Name of Selling Shareholder	Number of Shares Owned Before Offering	Number of Shares Being Offered	Number of Shares Owned After Offering(1)	Percentage Owned After Offering(1)

Robert D. Odell(2)	127,312(2)	92,912	34,400	*
Richardson and Patel LLP(3)	127,890(3)	116,140	11,750	*
Michael R. DeBaecke(4)	267,125(4)	185,823	81,302	*
Bushido Capital Master Fund, LP(5)	1,310,497(5)	1,190,086	120,411	*
Pierce Diversified Strategy Master Fund LLC, Series BUS(6)	1,310,497(6)	1,190,086	120,411	*
Garrett S. Goggin(4)	204,625(4)	185,823	18,802	*
Robert Goggin(7)	409,250(7)	371,647	37,603	*
Camofi Master LDC(8)	2,046,248(8)	1,858,235	188,803	*
William J. Santora(4)	204,625(4)	185,823	18,802	*
Ricardo A. Salas(4)	204,625(4)	185,823	18,802	*
Brian E. Boyle(4)	204,625(4)	185,823	18,802	*
CCM, Inc.(9)	102,312(9)	92,912	9,400	*
Walter W. Buckley III(4)	204,625(4)	185,823	18,802	*
ARC Investment Partners LLC	327,984(10)	50,000	277,984	1.28%
TOTAL	7,051,661	6,076,956	974,705	1.28%

*Less than 1% based on a total of 21,709,105 shares of common stock which includes 12,173,914 shares of common stock issued and outstanding, 3,243,378 shares of common stock underlying 10% secured convertible debentures outstanding; 3,243,378 shares of common stock underlying warrants to purchase common stock issued in connection with the sale of our 10% secured convertible debentures, 1,215,052 shares of common stock underlying warrants, 1,073,277 shares of common stock underlying options granted from the 2006 Equity Incentive Plan, 326,106 shares of common stock underlying options granted from the 2005 Stock Option Plan, and 434,000 shares of common stock underlying warrants to purchase common stock issued to a placement agent and a financial advisor.
(1) Assumes that all shares will be resold by the selling shareholders after this offering.
(2) Includes up to 50,000 shares of common stock issuable upon conversion of a 10% secured convertible debenture, 2,312 shares of common stock issuable upon the exercise of a common stock purchase warrant issued in conjunction with the Consent and Waiver described on page 3 of this prospectus and up to 75,000 shares of common stock issuable upon the exercise of a common stock purchase warrant.
(3) Includes up to 62,500 shares of common stock issuable upon conversion of a 10% secured convertible debenture, 2,890 shares of common stock issuable upon the exercise of a common stock purchase warrant issued in conjunction with the Consent and Waiver described on page 3 of this prospectus and up to 62,500 shares of common stock issuable upon the exercise of a common stock purchase warrant. Richardson & Patel LLP received these securities in exchange for legal services having a value of $62,500. Richardson & Patel LLP is our legal counsel and has rendered an opinion to us regarding the validity of the shares being offered. The name of the person who has voting or investment control over the securities owned by Richardson & Patel LLP is Erick Richardson.
(4) Includes up to 100,000 shares of common stock issuable upon conversion of a 10% secured convertible debenture, 4,625 shares of common stock issuable upon the exercise of a common stock purchase warrant issued in conjunction with the Consent and Waiver described on page 3 of this prospectus and up to 100,000 shares of common stock issuable upon the exercise of a common stock purchase warrant.
(5) Includes up to 640,439 shares of common stock issuable upon conversion of a 10% secured convertible debenture, 29,619 shares of common stock issuable upon the exercise of a common stock purchase warrant issued in conjunction with the Consent and Waiver described on page 3 of this prospectus and up to 640,439 shares of common stock issuable upon the exercise of a common stock purchase warrant. The name of the person who has voting or investment control over the securities owned by Bushido Capital Master Fund, LP is Louis Rabman.
(6) Includes up to 640,439 shares of common stock issuable upon conversion of a 10% secured convertible debenture, 29,619 shares of common stock issuable upon the exercise of a common stock purchase warrant issued in conjunction with the Consent and Waiver described on page 3 of this prospectus and up to 640,439 shares of common stock issuable upon the exercise of a common stock purchase warrant. The name of the person who has voting or investment control over the securities owned by Pierce Diversified Strategy MasterFund LLC, Series BUS is Christopher Rossman.
(7) Includes up to 200,000 shares of common stock issuable upon conversion of a 10% secured convertible debenture, 9,250 shares of common stock issued in conjunction with the Consent and Waiver described on page 3 of this prospectus and up to 200,000 shares of common stock issuable upon the exercise of a common stock purchase warrant.
(8) Includes up to 1,000,000 shares of common stock issuable upon conversion of a 10% secured convertible debenture, 46,248 shares of common stock issuable upon the exercise of a common stock purchase warrant issued in conjunction with the Consent and Waiver described on page 3 of this prospectus and up to 1,000,000 shares of common stock issuable upon the exercise of a common stock purchase warrant. The name of the person who has voting or investment control over the securities owned by Camofi Master LDC is Richard Smithline.
(9) Includes up to 50,000 shares of common stock issuable upon conversion of a 10% secured convertible debenture, 2,312 shares of common stock issuable upon the exercise of a common stock purchase warrant issued in conjunction with the Consent and Waiver described on page 3 of this prospectus and up to 50,000 shares of common stock issuable upon the exercise of a common stock purchase warrant. The name of the person who has voting or investment control over the securities owned by CCM, Inc. is Brian Sutcliffe.

(10) Includes 98,120 shares of common stock issuable upon exercise of common stock purchase warrants. The name of the person who has voting or investment control over the securities owned by ARC Investment Partners, LLC is Adam Roseman.

Plan of Distribution

Each selling shareholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling shares:

• ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

• block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

• purchases by a broker dealer as principal and resale by the broker dealer for its account;

• an exchange distribution in accordance with the rules of the applicable exchange;

• privately negotiated transactions;

• settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

• broker dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

• through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

• a combination of any such methods of sale; or

• any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other broker dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440, and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the shares are deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. Each selling shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute our common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, as amended.

Because selling shareholders are deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, they will be subject to the prospectus delivery requirements of the Securities Act of 1933, as amended, including Rule 172 thereunder. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling shareholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling shareholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act of 1933, as amended, or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act of 1933, as amended, or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933, as amended).

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information regarding beneficial ownership of our securities as of July 5, 2007 by (i) each person who is known by us to own beneficially more than 5% of the outstanding shares of each class of our voting securities, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. Unless otherwise stated, the address of our directors and executive officers is c/o CyberDefender Corporation, 12121 Wilshire Boulevard, Suite 350, Los Angeles, California 90025.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Under these rules, beneficial ownership generally includes voting or investment power over securities. The number of shares shown as beneficially owned in the tables below are calculated pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934. Under Rule 13d-3(d)(1), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Except as otherwise indicated, we believe that the beneficial owners listed below, based on the information furnished by these owners, have sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to applicable community property laws. As of July 5, 2007, there were 12,173,914 shares of common stock issued and outstanding.

In computing the number of shares of common stock beneficially owned by a person and the percent ownership of that person, we deemed outstanding shares of common stock subject to warrants or options held by that person that are currently exercisable or exercisable within 60 days of July 5, 2007. We did not deem these shares outstanding for purposes of computing the percent ownership of any other person. The following table is based on a total of 21,709,105 shares of common stock consisting of the following:

•	12,173,914 shares of common stock issued and outstanding;

•	3,243,378 shares of common stock underlying the outstanding principal amount of our 10% secured convertible debentures;

•	3,243,378 shares of common stock underlying warrants to purchase common stock issued in conjunction with the sale of our 10% secured convertible debentures;

•	1,215,052 shares of common stock underlying warrants;

•	1,073,277 shares of common stock underlying options granted from the 2006 Equity Incentive Plan;

•	326,106 shares of common stock underlying options granted from the 2005 Stock Option Plan; and

•	434,000 shares of common stock underlying warrants to purchase common stock issued to a placement agent and a financial advisor.

Name of Director, Officer and Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock

Named Executive Officers and Directors:
Gary Guseinov, Chief Executive Officer and director	7,044,024	32.45%
Igor Barash, Chief Information Officer, Secretary and director	681,739(2)	3.14%
Bing Liu, Chief Software Architect and director	1,494,395(3)	6.88%
Ivan Ivankovich, Chief Financial Officer	160,000(4)	*
John LaValle	40,000(5)	*
Camofi Master LDC	2,046,248(6)	9.43%
ITU Ventures	1,819,382(7)	8.38%
Bushido Capital Master Fund LP	1,310,497(8)	6.04%
Pierce Diversified Strategy Master Fund LLC, Series BUS	1,310,497(9)	6.04%
TOTAL	15,906,782	73.27%

All officers and directors as a group (5 persons)	9,420,158	42.47%

* Less than one percent beneficially owned.

(1) The address for each of our officers and directors is 12121 Wilshire Boulevard, Suite 350, Los Angeles, California 90025.
(2) This number consists of an option to purchase 12,500 shares of our common stock that was approved by our board of directors on December 11, 2006. The option exercise price is $1.00 per shares. The option was granted from our 2006 Equity Incentive Plan.
(3) This number consists of 832,511 shares of common stock, an option to purchase 326,106 shares of our common stock that was granted from our 2005 Stock Option Plan (of which the right to purchase 186,347 shares of common stock has vested) and an option to purchase 335,777 shares of our common stock that was approved by our Board of Directors on November 2, 2006. The option was granted from our 2006 Equity Incentive Plan. The option exercise prices are $0.0107 per share and $1.00 per share, respectively. The option to purchase 326,106 shares vests as follows: the right to purchase 186,347 shares vested in equal increments over a period of 24 months; the right to purchase 46,587 shares of common stock will vest if we enter into a binding agreement to sell our business for at least $201 million; and the right to purchase 93,173 shares of common stock will vest if we enter into a binding agreement to sell our business for at least $250 million.
(4) This number consists of an option to purchase 40,000 shares of our common stock that was approved by our board of directors on November 2, 2006 and an option to purchase 120,000 shares of our common stock that was approved by our board of directors on April 24, 2007. The option exercise price is $1.00 per share. The options were granted from our 2006 Equity Incentive Plan.
(5) This number consists of an option to purchase 40,000 shares of our common stock that was approved by our board of directors on November 2, 2006. The option exercise price is $1.00 per share. The option was granted from our 2006 Equity Incentive Plan.
(6) This number represents 1,000,000 shares of common stock issuable upon conversion of the outstanding principal amount of a 10% secured convertible debenture, 46,248 shares of common stock issuable upon the exercise of a common stock purchase warrant issued in conjunction with the Consent and Waiver described on page 3 of this prospectus, and 1,000,000 shares of common stock issuable upon the exercise of a common stock purchase warrant. The warrant exercise price is $1.00 per share. The address of Camofi Master LDC is c/o Centrecourt Asset Management LLC, 350 Madison Avenue, 8th Floor, New York, New York 10017.
(7) This number represents 1,252,475 shares of common stock and 566,907 shares of common stock issuable upon the exercise of a common stock purchase warrant. The warrant exercise price is $1.01 per share. The address of ITU Ventures is 1900 Avenue of the Stars, Suite 2701, Los Angeles, California 90067.
(8) This number represents 640,439 shares of common stock issuable upon the conversion of the outstanding principal amount of a 10% secured convertible debenture, 29,619 shares of common stock issuable upon the exercise of a common stock purchase warrant issued in conjunction with the Consent and Waiver described on page 3 of this prospectus and 640,439 shares of common stock issuable upon the exercise of a common stock purchase warrant. The warrant exercise price is $1.00 per share. The address of Bushido Capital Master Fund LP is 275 7th Avenue, Suite 2000, New York, New York 10001.
(9) This number represents 640,439 shares of common stock issuable upon the conversion of the outstanding principal amount of a 10% secured convertible debenture, 29,619 shares of common stock issuable upon the exercise of a common stock purchase warrant issued in conjunction with the Consent and Waiver described on page 3 of this prospectus and 640,439 shares of common stock issuable upon the exercise of a common stock purchase warrant. The warrant exercise price is $1.00 per share. The address of Pierce Diversified Strategy Master Fund LLC is 275 7th Avenue, Suite 2000, New York, New York 10001.

Change of Control

Under the Security Agreement that we signed on September 12, 2006, we pledged all of our assets to secure our obligations under the 10% secured convertible debentures and related transaction documents. We are currently in default of the Registration Rights Agreement we signed in conjunction with the sale of our 10% secured convertible debentures because we failed to file the registration statement, of which this prospectus is a part, on a timely basis. This default resulted in a default under the terms of the 10% secured convertible debentures which permits the holders the right to elect to declare the entire outstanding principal amount of the debentures, plus all accrued interest and liquidated damages, immediately due and payable. As a result of this default (or any other event of default that occurred under the debentures) the debenture holders could foreclose and take possession of the pledged assets. This could be considered a change of control. On June 15, 2007, the debenture holders agreed to waive this default so long as the registration statement of which this prospectus is a part is filed with the Securities and Exchange Commission by July 6, 2007, which we were able to do. Other than the Security Agreement, to the knowledge of management, there are no present arrangements or pledges of securities of our company that may result in a change of control.

Description of Securities

General

We are authorized to issue only one class of shares, which are designated as common shares (otherwise referred to as common stock). The total number of shares of common stock that we may issue is 50,000,000, with no par value per share.

Common Stock

The securities being offered by the selling shareholders are shares of our common stock. Prior to this offering there has been no public or private trading market for our common stock and there will be no such trading market until our common stock is approved for quotation on the OTC Bulletin Board.

As of July 5, 2007, there were issued and outstanding 12,173,914 shares of common stock that were held of record by 44 shareholders.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders. The holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. The common stock has no preemptive or conversion rights or other subscription rights. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock offered in this offering will be fully paid and not liable for further call or assessment.

Please review our articles of incorporation, as amended, and bylaws, copies of which have been filed with the Securities and Exchange Commission, as well as the applicable statutes of the State of California for a more complete description of the rights and liabilities of holders of our shares.

The holders of common stock have cumulative voting rights, which means that every shareholder entitled to vote at any election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are normally entitled, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit.

Except for directors, who are elected by receiving the highest number of affirmative votes of the shares entitled to be voted for them, or as otherwise required by California law, and subject to the rights of the holders of preferred stock then outstanding (if any), all shareholder action is taken by the vote of a majority of the issued and outstanding shares of common stock present at a meeting of shareholders at which a quorum consisting of a majority of the issued and outstanding shares of common stock is present in person or proxy.

Warrants

As of July 5, 2007 there were outstanding warrants to purchase 3,243,378 shares of our common stock at an exercise price of $1.00 per share, which were issued in conjunction with the private offering we undertook in September 2006. These warrants are immediately exercisable. If there is no effective registration statement registering the underlying shares by September 12, 2007, these warrants contain cashless exercise provisions that allow the holder to exercise the warrant for a lesser number of shares of common stock in lieu of paying cash. The number of shares that would be issued in this case would be based upon the market price of the common stock at the time of the net exercise, or if there is no market price, the price per share as determined by our board of directors.

As of July 5, 2007 there were outstanding warrants to purchase 877,552 shares of our common stock at an exercise price of $1.01 per share. These warrants are immediately exercisable and contain cashless exercise provisions that allow the holder to exercise the warrant for a lesser number of shares of common stock in lieu of paying cash. The number of shares that would be issued in this case would be based upon the market price of the common stock at the time of the net exercise, or if there is no market price, the price per share as determined by our board of directors.

As of July 5, 2007 there were outstanding warrants to purchase 187,500 shares of our common stock at an exercise price of $1.20 per share. These warrants are immediately exercisable and include cashless exercise provisions that allow the holder to exercise the warrant for a lesser number of shares of common stock in lieu of paying cash. The number of shares that would be issued if a cashless exercise were chosen would be based upon the market price of the common stock at the time of the exercise, or if there is not market price, at a price per share to be determined by our board of directors.

As of July 5, 2007 there were outstanding warrants to purchase 150,000 shares of our common stock at an exercise price of $1.00 per share. These warrants are immediately exercisable and include cashless exercise provisions that allow the holder to exercise the warrant for a lesser number of shares of common stock in lieu of paying cash. The number of shares that would be issued if a cashless exercise were chosen would be based upon the market price of the common stock at the time of the exercise, or if there is not market price, at a price per share to be determined by our board of directors.

As of July 5, 2007 there were 434,000 shares of common stock reserved for issuance upon exercise of 217,000 outstanding unit purchase options having an exercise price of $1.00 per unit, with each unit consisting of one share of common stock and a warrant to purchase one share of common stock for $1.00 per share.

The exercise price and the number of shares issuable upon exercise of all the foregoing warrants will be adjusted upon the occurrence of certain events, including reclassifications, reorganizations or combinations of the common stock. At all times that the warrants are outstanding, we will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding warrants.

Registration Rights

Under a Registration Rights Agreement we have with the holders of our 10% secured convertible debentures, we are obligated to register for resale at least 130% of the shares of our common stock issuable upon the conversion of the 10% secured convertible debentures and the exercise of the common stock purchase warrants. However, the Registration Rights Agreement also prohibits us from registering shares of common stock on the registration statement of which this prospectus is a part that total more than one-half of our issued and outstanding shares of common stock, reduced by 10,000 shares, or any single registration statement.

Holders of certain shares and warrants for the purchase of common stock issued in conjunction with the sale of our secured convertible promissory notes from November 2005 through March 2006 also have registration rights. These holders have agreed to defer their rights to require registration of their securities on the registration statement of which this prospectus is a part.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Section 317 of the California Corporations Code states that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. In addition, a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

With regard to a provision authorizing the indemnification of directors or agents in excess of that expressly permitted by Section 317, Section 204 of the California Corporations Code stipulates that (A) such a provision may not eliminate or limit the liability of directors or agents, among other things, (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director or agent believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director or agent, (iii) for any transaction from which a director or agent derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's or agent's duty to the corporation or its shareholders in circumstances in which the director or agent was aware, or should have been aware, in the ordinary course of performing a director’s or agent’s duties, of a risk of serious injury to the corporation or its shareholders, or (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's or agent’s duty to the corporation or its shareholders, (B) no such provision shall eliminate or limit the liability of a director or agent for any act or omission occurring prior to the date when the provision becomes effective, and (C) no such provision shall eliminate or limit the liability of an officer for any act or omission as an officer, notwithstanding that the officer is also a director or agent or that his or her actions, if negligent or improper, have been ratified by the directors.

For purposes of Section 317, “agent” means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation; “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and “expenses” includes without limitation attorneys’ fees and any expenses of establishing a right to indemnification.

Our articles of incorporation provide that the liability of the directors for monetary damages shall be eliminated to the fullest extent under California law. In addition, it provides that we are authorized to provide indemnification to agents (as defined in Section 317) for breach of duty to us and our shareholders through bylaw provisions or through agreements with agents, or both, in excess of the indemnification permitted by Section 317, subject to the limits on such excess indemnification set forth in Section 204. Our bylaws provide that our directors and officers shall be indemnified by us to the fullest extent not prohibited by the California Corporations Code. Our bylaws also allow us to purchase and maintain insurance on behalf of any agent (as defined in Section 317) against any liability asserted against or incurred by the agent in such capacity or arising from the agent’s status as such, whether or not we would have the power to indemnify the agent against such liability under the provisions of Section 317 of the California Corporations Code.

On October 30, 2006, we entered into Indemnification Agreements with Mr. Guseinov, Mr. Eckelberry, Mr. Ivankovich, Mr. Liu and Mr. Barash, who are sometimes collectively referred to in this discussion as the “indemnified parties” or individually referred to as an “indemnified party”. The agreements require us to provide indemnification for the indemnified parties for expenses (including attorneys’ fees, expert fees, other professional fees and court costs, and fees and expenses incurred in connection with any appeals), judgments (including punitive and exemplary damages), penalties, fines and amounts paid in settlement (if such settlement is approved in advance by us, which approval shall not be unreasonably withheld) actually and reasonably incurred by the indemnified parties in connection with any threatened, pending or completed action or proceeding (including actions brought on our behalf, such as shareholder derivative actions), whether civil, criminal, administrative or investigative, to which he is or was a party, a witness or other participant (or is threatened to be made a party, a witness or other participant) by reason of the fact that he is or was a director, officer, employee or agent of ours or of any of our subsidiaries. The indemnification covers any action or inaction on the part of the indemnified party while he was an officer or director or by reason of the fact that he is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. We must advance the costs of the fees and expenses within 20 days following the delivery of a written request from an indemnified party. The indemnified parties have agreed to promptly repay the advances only if, and to the extent that, it is ultimately determined by the court (as to which all rights of appeal therefrom have been exhausted or lapsed) that the indemnified party is not entitled to the indemnity. The indemnified parties’ obligations to repay us for any such amounts are unsecured and no interest will be charged thereon. We also agreed to indemnify the indemnified parties to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of the Indemnification Agreements, our Articles of Incorporation, our bylaws or by statute. In the event of any change, after the date of the Indemnification Agreements, in any applicable law, statute or rule which expands the right of a California corporation to indemnify a member of its board of directors or an officer, such changes shall be within the purview of the indemnified parties’ rights and our obligations under the Indemnification Agreements. In the event of any change in any applicable law, statute or rule which narrows the right of a California corporation to indemnify a member of its Board of Directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to the Indemnification Agreements will have no effect on the or the rights and obligations of the indemnified parties and the company under them. The indemnification provided by the Indemnification Agreements is not exclusive of any rights to which the indemnified parties may be entitled under our Articles of Incorporation, bylaws, any agreement, any vote of shareholders or disinterested directors or the California Corporations Code. The indemnification provided under the Indemnification Agreements continues for any action taken or not taken while an indemnified party serves in an indemnified capacity, even though he may have ceased to serve in such capacity at the time of any action or other covered proceeding. If the indemnification provided for in the Indemnification Agreement is unavailable to an indemnified party, in lieu of indemnifying the indemnified party we will contribute to the amount incurred by him, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for expenses, in connection with any claim relating to an indemnifiable event, in such proportion as is deemed fair and reasonable by the court before which the action was brought. We are not obligated to provide indemnification pursuant to the terms of the Indemnification Agreements

•
for any acts or omissions or transactions from which a director may not be relieved of liability under the California General Corporation Law; or for breach by an indemnified party of any duty to us or our shareholders as to circumstances in which indemnity is expressly prohibited by Section 317 of the California General Corporation Law; or

•
with respect to proceedings or claims initiated or brought voluntarily by an indemnified party not by way of defense, (except with respect to proceedings or claims brought to establish or enforce a right to indemnification) although such indemnification may be provided if our Board of Directors has approved the initiation or bringing of such proceeding or claim; or

•
with respect to any proceeding instituted by the indemnified party to enforce or interpret the Indemnification Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the indemnified party in such proceeding was not made in good faith or was frivolous; or

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for expenses or liabilities of any type whatsoever which have been paid directly to an indemnified party by an insurance carrier under a policy of directors’ and officers’ liability insurance maintained by us; or

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for expenses and the payment of profits arising from the purchase and sale by an indemnified party of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

The Indemnification Agreements are effective as of the date they were signed and may apply to acts or omissions of the indemnified parties which occurred prior to such date if the indemnified party was an officer, director, employee or other agent of our company, or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred. All of obligations under the Indemnification Agreements will continue as long as an indemnified party is subject to any actual or possible matter which is the subject of the Indemnification Agreement, notwithstanding an indemnified party’s termination of service as an officer or director.

The indemnification provisions included in the California Corporations Code, our Articles of Incorporation and bylaws, and the Indemnification Agreements may be sufficiently broad to permit indemnification of our executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Where You Can Find More Information

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the common stock being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The reports and other information we file with the Securities and Exchange Commission can be read and copied at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at the principal offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington D.C. 20549. You may obtain information regarding the operation of the public reference room by calling 1(800) SEC-0330. The Securities and Exchange Commission also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

After this offering, we will be subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and we intend to file periodic reports, proxy statements and other information with the Securities and Exchange Commission.

Experts

AJ. Robbins, PC, certified public accountants, audited our financial statements at December 31, 2006 and December 31, 2005, as set forth in their report. We have included our financial statements in the prospectus and elsewhere in the registration statements in reliance on the report of AJ. Robbins, PC, given on their authority as experts in accounting and auditing.

Legal Matters and Interests of Named Experts

Richardson & Patel LLP has given us an opinion relating to the due issuance of the common stock being registered. The law firm of Richardson & Patel, LLP, or its various principals, beneficially own 243,307 shares of our common stock, as further discussed in the section of this prospectus titled “Selling Shareholders”.

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS
F-1

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
BALANCE SHEET
March 31, 2007
(unaudited)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$66,806
Accounts receivable, net of allowance for doubtful accounts of $ 0	43,138
Deferred financing costs	530,682
Prepaid expenses	36,761
Deferred processing fees	65,407

Total Current Assets	742,794

PROPERTY AND EQUIPMENT, net	132,676

INTANGIBLE, net	50,000
DEFERRED FINANCING COSTS, net of current portion	766,218
OTHER ASSETS	30,244

Total Assets	$1,721,932

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$835,053
Accrued expenses	522,471
Contingent liability, registration rights agreement	97,301
Deferred revenue	821,825
Current portion of capital lease obligation	17,880

Total Current Liabilities	2,294,530

CONVERTIBLE NOTES PAYABLE, net of discount	653,166

CAPITAL LEASE OBLIGATION, less current portion	38,252

Total Liabilities	2,985,948

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock, no par value; 50,000,000 shares authorized; 12,173,914 issued and outstanding	3,561,821
Additional paid-in capital	5,051,222
Accumulated (deficit)	(9,877,059)

Total Stockholders’ Equity (Deficit)	(1,264,016)

Total Liabilities and Stockholders’ Equity (Deficit)	$1,721,932

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS
F-2

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended
	March 31,	March 31,
	2007	2006

REVENUES:
Net sales	$666,138	$1,229,986

EXPENSES:
Advertising	111,640	264,438
Product development	234,765	355,289
Selling, general and administrative	1,084,799	1,177,679
Interest expense	359,071	23,324
Depreciation and amortization	25,275	23,602

Total Expenses	1,815,550	1,844,332

(LOSS) FROM OPERATIONS:	(1,149,412)	(614,346)

OTHER INCOME AND (EXPENSE):

Other Income	--	11,660
Loss on Registration Rights Agreement	(32,618)	--

Total Other Income and Expenses	(32,618)	11,660

(LOSS) BEFORE TAXES	(1,182,030)	(602,686)

INCOME TAX EXPENSE	200	200

NET (LOSS)	$(1,182,230)	$ (602,886)

Basic and fully diluted net (loss) per share	$(0.10)	$(0.06)

Weighted Average Shares Outstanding:

Basic and fully diluted	12,173,914	9,344,086

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS
F-3

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT)
FOR THE THREE MONTHS ENDED MARCH 31, 2007
(unaudited)

					Total
			Additional		Stockholders’
	Common Stock		Paid-In	Accumulated	Equity
	Shares	Amount	Capital	(Deficit)	(Deficit)
Balances,
December 31, 2006	12,173,914	$3,561,821	$5,027,228	$(8,694,829)	$ (105,780)
Compensation Expense on Vested Options	---	---	23,994	---	23,994
Net (Loss)	---	---	---	(1,182,230)	(1,182,230)
Balances,
March 31, 2007	12,173,914	$3,561,821	$5,051,222	$(9,877,059)	$(1,264,016)

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS
F-4

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
STATEMENTS OF CASH FLOWS
(unaudited)

	For the Three Months Ended
	March 31,	March 31,
	2007	2006
CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
Net (loss)	$(1,182,230)	$(602,886)
Adjustments to reconcile net (loss) to net cash
provided by (used in) operating activities:
Accretion of loan discount	270,056	--
Loss on Registration rights agreement	32,618	--
Depreciation and amortization	25,275	23,602
Compensation expense from vested stock options	23,994	--
Changes in:
Accounts receivable	(38,931)	7,128
Prepaid and other assets	20,011	(9,163)
Deferred processing fees	16,406	40,979
Advances - shareholders	--	98,066
Deferred financing costs	135,214	--
Accounts payable and accrued expenses	388,808	379,226
Deferred revenue	(164,558)	(363,019)
Cash Flows (Used In) Operating Activities:	(473,337)	(426,067)

CASH FLOWS FROM (TO) INVESTING ACTIVITIES:
Purchase of fixed assets	(5,425)	(7,812)
Proceeds from return of equipment	--	10,500
Cash Flows Provided By (Used In) Investing Activities	(5,425)	2,688

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
Proceeds from convertible notes payable	--	200,000
Payments on note payable - related party	--	(16,667)
Principal payments on capital lease obligation	(4,114)	(2,578)
Proceeds from sale of stock	--	833
Cash Flows Provided by (Used In) Financing Activities	(4,114)	181,588

NET (DECREASE) IN CASH AND CASH EQUIVALENTS	(482,876)	(241,791)

CASH AND CASH EQUIVALENTS, beginning of period	549,682	251,972

CASH AND CASH EQUIVALENTS, end of period	$66,806	$10,181

Supplemental disclosures of cash flow information:
Income taxes paid	$17,857	$800
Cash paid for interest	$7,030	$1,630

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS
F-5

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIAL STATEMENTS
(unaudited)

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business
CyberDefender Corporation (the “Company”) based in Los Angeles, California, is a provider of secure content management software. The Company develops and licenses security software and related services. The Company continues to bring to market advanced solutions to combat and prevent online information theft, unwanted advertisements, spam, Internet viruses, spyware and related computer threats. The Company was incorporated on August 29, 2003, under the laws of the State of California, under the name of Network Dynamics Corp. On October 13, 2005, the Company changed it name to CyberDefender Corporation.

On October 30, 2006, the Company’s board of directors and those shareholders holding a majority of the Company voting power approved a 0.93173414-for-1 reverse split of the Company’s common stock. The effective date of the split was October 31, 2006. All common stock amounts are shown on a post-split basis in these financial statements and notes.

Going Concern and Managements Plans
The Company’s financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has experienced recurring losses and negative cash flows from operations and has a working capital and a capital deficit, which raises substantial doubt about its ability to continue as a going concern. The Company is currently devoting its efforts to raising additional capital and achieving profitable operations. As of June 15, 2007, the Company has raised $4,355,000 of capital to develop software and to build out a management team to deliver a new product to market. The Company’s ability to continue as a going concern is dependent upon its ability to develop additional sources of capital. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties

The Company is in the process of filing a registration statement on Form SB-2 with the Securities and Exchange Commission (SEC) which offers for resale shares of the Company’s common stock which include:

•	50,000 shares of common stock;
•	3,013,478 shares of common stock underlying common stock purchase warrants issued pursuant to a Securities Purchase Agreement dated as of September 12, 2006; and
•	3,013,478 shares of common stock underlying the 10% secured convertible debentures issued in conjunction with the Securities Purchase Agreement dated as of September 12, 2006

The registration statement has not been declared effective by the SEC.

Historically, the Company’s revenues were derived from subscriptions to CyberDefender Anti-Spyware 2006 which included the initial download and one year of updates. The

F-6

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIAL STATEMENTS
(unaudited)

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Managements Plans (Continued)
license to use the software was renewed annually with incentives for early renewals. The Company acquired new users with an online direct purchase offer. The offer, to scan a computer for spyware and then pay for removal of spyware, was broadcast in emails, banners and search ads.

In November 2006, the Company launched its new Internet security suite called CyberDefender FREE 2.0 that is free to the subscriber. Revenues are earned from advertising networks that pay the Company for displaying the advertiser’s advertisements inside the software. CyberDefender Early Detection Center is a version of the same software, without the advertising, which is paid for by the subscriber. The annual subscription rate for the version without ads ranges from $11.99 to $39.99, depending on the marketing or distribution channels used by the Company.

As of March 31, 2007, the Company had $66,806 in cash. Management believes that this cash and proceeds in the amount of $375,000 from an offering of $405,000 of principal amount of the 7.41% Senior Secured Notes the Company has undertaken (See Note 12) will fund its operations through August 2007. The Company will need additional funds to continue its operations beyond August 2007. If additional financing is not available or is not available on acceptable terms, the Company may be unable to continue its operations.

In order to satisfy future cash requirements, management is actively pursuing and has entered into discussions regarding additional financing to support expansion plans and ongoing operations. The Company currently has no firm agreements with any third parties for any future transactions and future financings.

Reclassification
Certain amounts in the prior period financial statements have been reclassified for comparative purposes to conform to the presentation in the current period financial statements.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

Cash and Cash Equivalents
Cash and cash equivalents include cash on hand and investments with original maturities of three months or less.

F-7

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIAL STATEMENTS
(unaudited)

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment
Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets ranging from three to seven years, using the straight-line method. Total depreciation expense was $8,608 and $6,935 for the three months ended March 31, 2007 and 2006, respectively.

Equipment under Capital Lease
The Company leases certain of its furniture and other equipment under agreements accounted for as a capital leases. The assets and liabilities under capital lease are recorded at the lesser of the present value of aggregate future minimum lease payments, including estimated bargain purchase options, or the fair value of the assets under lease. Assets under capital lease are depreciated using the straight-line method over the estimated useful lives.

Fair Value of Financial Instruments
Unless otherwise specified, the Company believes the carrying value of financial instruments approximates their fair value.

Revenue Recognition
The Company recognizes revenue from the sale of software licenses under the guidance of SOP No. 97-2, "Software Revenue Recognition," as amended by SOP No. 98-9, "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions” and SEC Staff Accounting Bulletin (SAB) 104.

Specifically, the Company recognizes revenues from its CyberDefender Anti-Spyware 2006 (“CyberDefenderTM”) product when all of the following conditions for revenue recognition are met:

i.	persuasive evidence of an arrangement exists,
ii.	the product or service has been delivered,
iii.	the fee is fixed or determinable, and
iv.	collection of the resulting receivable is reasonably assured.

The Company sells its CyberDefenderTM software over the Internet. Customers order the product and simultaneously provide their credit card information to the Company. Upon receipt of authorization from the credit card issuer, the Company licenses the customer to download CyberDefenderTM over the Internet. As part of the sales price, the Company provides renewable product support and content updates, which are separate components of product licenses and sales. Term licenses allow customers to use the Company’s products and receive product support coverage and content updates for a

F-8

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIAL STATEMENTS
(unaudited)

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (Continued)
specified period, generally twelve months. The Company invoices for product support, content updates and term licenses at the beginning of the term. These revenues contain multiple element arrangements where “vendor specific objective evidence” (VSOE) does not exist for one or more of the elements. The arrangement is in substance a subscription and the entire fee is deferred until the month subsequent to the delivery date of the product and is recognized ratably over the term of the arrangement according to the guidance in SOP 97-2 paragraph 49.

As disclosed under the caption Going Concern and Management Plans of this Note 1, in November 2006, the Company launched a new product, CyberDefender FREE 2.0, which is free to the subscriber. Revenues are earned from advertising networks which pay the Company to display the advertiser’s advertisements inside the software. Under the guidance of SAB 104, the Company recognizes revenue from the advertising networks monthly based on a rate determined either by the quantity of the ads displayed or the performance of the ads based on the amount of times the ads are clicked by the user. Furthermore, advertising revenue is recognized provided that no significant Company obligations remain at the end of a period and collection of the resulting receivable is probable. At the present time the Company’s obligations do not include guarantees of minimum number of impressions. In the future if the Company’s obligations would include guarantees of minimum number of impressions; to the extent minimum guaranteed impressions are not met, the Company would defer recognition of the corresponding revenues until the remaining guaranteed impression levels are achieved. Customers may choose to download a version of the same software, without advertising, and pay for the term license which allows the customer to use the products and receive product support coverage and content updates for a specified period, generally twelve months. The Company recognizes revenue on the paid software in accordance with SOP No. 97-2, "Software Revenue Recognition," as amended by SOP No. 98-9, "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions", as described above.

Deferred Processing Costs
The Company uses a third party to process its product sales. The Company pays a direct acquisition cost to the processor for each completed sale. These direct acquisition costs are deferred and recognized ratably over the term of the arrangement of the associated sale in accordance with FASB Technical Bulletin 90-1, “Accounting for Separately Priced Extended Warranty and Product Maintenance Contracts”. The third party processor refunds any direct acquisition cost paid to them on any credit card chargeback or on any product that is returned. The refunds are matched against the associated chargebacks and product returns.

Reserves for Product Returns
The Company’s policy with respect to product returns is defined in its End User License Agreement ("EULA"), which states "...products purchased that are downloadable are

F-9

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIAL STATEMENTS
(unaudited)

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Reserves for Product Returns (Continued)
refundable within the first 30 days after the date of purchase". Product returns are generally received within 30 days of the original sale and are charged against the associated sale upon receipt of the return.  A chargeback occurs after a customer is automatically charged for a renewal license and subsequently, within 30 days of renewal, decides not to continue using the license or the credit card processed for renewal is no longer valid.  The Company’s third party processor of renewal sales is usually notified within 30 days by a customer that they no longer wish to license the Company’s product.  The third party processor reduces the amounts due to the Company as a result of any chargeback during the preceding 30 day period.  As a result, a majority of chargebacks occur within 30 days of the rebilling event and are recorded prior to closing the previous month’s accounting records.  As stated in the Company’s revenue recognition policy, revenue is deferred until the month subsequent to the renewal date and recognized ratably over the term of the arrangement. For the three months ended March 31, 2007 and 2006, the Company had accrued $0 for customer returns and chargeback’s. The Company may voluntarily accept returns from a customer from time to time that are charged against revenues upon receipt of the return.

Concentrations of Risk
Revenues are concentrated in the software industry which is highly competitive and rapidly changing. Significant technological changes in the industry or customer requirements, or the emergence of competitive products with new technologies or capabilities could adversely affect operating results.

The Company maintains all cash in bank accounts, which at times may exceed federally insured limits. The Company has not experienced a loss in such accounts.

For the three months ended March 31, 2007 and 2006, advertising purchased from four (4) vendors accounted for 90% and 64% of the Company’s total advertising expense.

Income Taxes
The Company has adopted the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standard (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recorded to reflect tax consequences on future years for the differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Deferred income tax expense represents the change during the period in the deferred

F-10

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIAL STATEMENTS
(unaudited)

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes (Continued)
tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Effective January 1, 2007, the Company adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” (“FIN 48”). FIN 48 prescribes recognition thresholds that must be met before a tax position is recognized in the financial statements and provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Under FIN 48, an entity may only recognize or continue to recognize tax positions that meet a "more likely than not" threshold. The Company did not make any adjustment to opening retained earnings as a result of the implementation.

Based on its evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements. The Company’s evaluation was performed for the tax years ended December 31, 2004 through 2006 for U.S. Federal Income Tax and for the tax years ending December 31, 2003 through 2006 for the State of California Income Tax, the tax years which remain subject to examination by major tax jurisdictions as of March 31, 2007.

The Company does not have any unrecognized tax benefits as of January 1, 2007 and March 31, 2007 that if recognized would affect the Company’s effective income tax rate.

The Company’s policy is to recognize interest and penalties related to income tax issues as components of income tax expense. The Company did not recognize or have any accrual for interest and penalties relating to income taxes as of January 1, 2007 or March 31, 2007.

Software Development Costs
The Company accounts for software development costs in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Computer Software to Be Sold, Leased, or Otherwise Marketed". Such costs are expensed prior to achievement of technological feasibility and thereafter are capitalized. There has been very limited software development costs incurred between the time the software and its related enhancements have reached technological feasibility and its general release to customers. As a result, all software development costs have been charged to product development. For the three months ended March 31, 2007 and 2006, product development costs were $234,765 and $355,289, respectively. Further, as discussed in Note 4, the Company acquired the CyberDefenderTM software application during 2005.

F-11

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIAL STATEMENTS
(unaudited)

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Advertising Expenses
Advertising expenses are expensed as incurred and consist primarily of various forms of media purchased from Internet-based marketers and search engines. For the three months ended March 31, 2007 and 2006, advertising expense amounted to $111,640 and $264,438, respectively.

Recently Issued Accounting Pronouncements
The Company has adopted all accounting pronouncements effective before March 31, 2007, which are applicable to the Company.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” This statement clarifies the definition of fair value, establishes a framework for measuring fair value and expands the disclosures on fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. Management has not determined the effect, if any; the adoption of this statement will have on the financial statements.

Earnings Per Share
In accordance with SFAS No. 128, “Earnings Per Share”, the basic income/(loss) per common share is computed by dividing net income/(loss) available to common stockholders by the weighted average number of common shares outstanding.  Diluted income/(loss) per common share is computed similar to basic income/(loss) per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At March 31, 2007 and 2006, there were 9,077,692 and 1,816,538 shares of potentially dilutive securities outstanding, respectively. As the Company reported a net loss none of the potentially dilutive securities were included in the calculation of diluted earnings per share since their effect would be anti-dilutive for that reporting period.

Stock Based Compensation
The Company adopted SFAS No. 123 (Revised 2004), Share Based Payment (“SFAS No. 123R”), under the modified-prospective transition method on January 1, 2006. SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS No. 123, Accounting for Stock-Based Compensation, for all share-based payments granted prior to and not yet vested as of January 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS No. 123R for all share-based payments granted after January 1, 2006. SFAS No. 123R eliminates the ability to account for the award of these instruments under the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and allowed under the original provisions of SFAS No. 123. Prior to the adoption of SFAS No. 123R, the Company accounted for its stock option plans using the intrinsic value method in accordance with the provisions of APB Opinion No. 25 and related interpretations. For non-employee stock based compensation the Company recognizes an expense in accordance with SFAS No. 123 and values the equity securities based on the fair value of the security on the date of grant. For stock-based awards the value is based on the market value of the stock on the date of grant or the value of services which ever is more readily available. Stock option awards are valued using the Black-Scholes option-pricing model.

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:
March 31,
2007
Furniture and fixtures	$96,291
Office equipment	88,294
Software	8,481
193,066
Less accumulated depreciation	(60,390)
Net property and equipment	$132,676

F-12

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIAL STATEMENTS
(unaudited)

NOTE 3 - INTANGIBLE

In January 2005, the Company entered into an asset purchase agreement with Unionway Int’l, LLC whereby the Company purchased certain assets of Unionway Int’l, LLC that principally included the software application Cyber-Defender™ and associated rights for $200,000 through the issuance of a note payable as disclosed in the following Note 6. The software technology purchased from Unionway Int’l, LLC is the core of the Company’s existing product. The asset is being amortized over the expected life of three years on a straight line basis. The amortization for the three months ended March
31, 2007 and 2006 is $16,667 and $16,667, respectively and the accumulated amortization is $150,000 as of March 31, 2007.

NOTE 4 - INCOME TAXES

The primary components of temporary differences that give rise to the Company’s net deferred tax are as follows:

The components of deferred income tax are as follows:
	2007	2006
Deferred tax asset:
Net operating losses	$2,656,080	$1,202,447
Temporary differences	118,480	(10,475)
Total	2,774,560	1,191,972
Valuation allowance	(2,774,560)	(1,191,972)
	$--	$--

The components of deferred income tax expense are as follows:

Net operating (losses)	$(366,711)	$(225,554)
Temporary differences	55,095	132
Total	(311,616)	(225,422)
Increase in valuation allowance	311,616	225,422
Deferred income tax expense	--	--
Income taxes, current	200	200

Income tax expense	$200	$200

F-13

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIAL STATEMENTS
(unaudited)

The following is a reconciliation of the amount of income tax expense that would result from applying the statutory federal income tax rates to pre-tax loss and the reported amount of income tax expense:

	2007	2006

Tax expense at federal statutory	$(402,026)	$(204,781)
Accretion of discount on convertible debt	91,819	--
Other	26,841	1,274
Depreciation and organization costs	1,619	(119)
State income tax expense	(29,669)	(21,596)
Increase in valuation allowance	(311,616)	(225,422)

Income tax expense	$200	$200

At March 31, 2007, the Company has provided a valuation allowance for the deferred tax assets since management has not been able to determine that the realization of that asset is more likely than not.

As of March 31, 2007, the Company had federal net operating loss carry forwards and state net operating loss carry forwards of approximately $6,950,000 and $6,781,000 respectively. The net federal operating loss carry forwards begin to expire in 2023 and net state operating loss carry forwards begin to expire in 2013.

NOTE 5 - STOCKHOLDERS’ EQUITY

In January 2005, the Company implemented an Employee Stock Option Plan (“ESOP”), which consists of equity programs that provide for the granting of Incentive Stock Options or Nonstatutory Stock Options, the issuance of Stock appreciation rights, Stock Purchase Rights and awards of stock. Under the terms of the plan the exercise price of options granted may be equal to, greater than or less than the fair market value on the date of grant, the options have a maximum term of ten years and generally vest over a period of service or attainment of specified performance objectives. The maximum aggregate amount of options that may be granted is 931,734 shares.

F-14

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIAL STATEMENTS
(unaudited)

On October 30, 2006, the Company adopted and approved the Amended and Restated 2006 Equity Incentive Plan that provides for the granting of Incentive Stock Options or Nonstatutory Stock Options, the issuance of Stock appreciation rights, Stock Purchase Rights and awards of stock. Under the terms of the plan the exercise price of options granted may be equal to, greater than or less than the fair market value on the date of grant, the options have a maximum term of ten years and generally vest over a period of service or attainment of specified performance objectives. The maximum aggregate amount of stock based awards that may be granted is 1,375,000 shares.

On November 2, 2006 and December 11, 2006, the Company’s Board of Directors approved option grants in the amount of 1,148,944 shares to employees and consultants, under the Amended and Restated 2006 Equity Incentive Plan, at prices between $0.85 and $1.00 with an estimated fair value of $1,118,165 using the Black-Scholes option pricing model with the following assumptions: term of 10 years, a risk-free interest rate of 4.52% and 4.57%, a dividend yield of 0%, and volatility of 134%.

On February 13, 2007, the Company’s Board of Directors approved option grants in the amount of 54,000 shares to employees, under the Amended and Restated 2006 Equity Incentive Plan, at price of $1.00 per share with an estimated remaining fair value of $51,922 using the Black-Scholes option pricing model with the following assumptions: term of 10 years, a risk-free interest rate of 4.82%, a dividend yield of 0%, and volatility of 123%.

F-15

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIAL STATEMENTS
(unaudited)

NOTE 5 - STOCKHOLDERS’ EQUITY (Continued)

A summary of stock option activity for the 2005 and 2006 plans is as follows:

	Three Months ended
	March 31, 2007		March 31, 2006
	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price

Outstanding, beginning of period	1,441,613	$0.75	815,268	$0.0107

Granted	54,000	$1.00	--	--

Exercised	--	--	(100,939)	$0.0107

Cancelled	(216,230)	$1.00	--	--

Cancelled	--	--	(388,223)	$0.0107

Outstanding, end of period	1,279,383	$0.72	326,106	$0.0107

Exercisable, end of period	534,240	$0.58	116,467	$0.0107

As of March 31, 2007 and 2006, 745,143 and 209,640 of the options granted are not vested with an estimated remaining value of $591,351 and $2,121 and a weighted average vesting life of 3.27 years. At March 31, 2007 and 2006, 534,240 and 116,467 of these options were exercisable with an estimated value of $339,225 and $ 1,178, respectively, and a remaining estimated contractual term of 8.96 years. The weighted average remaining contractual life of all options outstanding at March 31, 2007 is 9.14 years.

During the three months ended March 31, 2006, 100,939 of employee stock options were exercised for total proceeds to the Company of $1,083. The Company issued 100,939 shares of its common stock to two employees.

As of March 31, 2006, the Company had outstanding principal and accrued interest of $1,032,773 in senior secured convertible promissory notes, which were subsequently converted (See Note 8).

NOTE 6 - NOTE PAYABLE - RELATED PARTY

In January 2005, the Company entered into an asset purchase agreement with Unionway Int’l, LLC whereby the Company purchased certain assets of Unionway Int’l, LLC that principally include the software application Cyber-Defender™ and associated rights for $200,000. The Company paid $8,333 at closing and issued a promissory note in connection with the purchase to Unionway Int’l, LLC for $191,667. The terms of the

F-16

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIAL STATEMENTS
(unaudited)

NOTE 6 - NOTE PAYABLE - RELATED PARTY (Continued)

note called for monthly payments due on the first of each month in the amount of $8,333. Interest shall accrue at the rate of 7% per annum and is payable in a lump sum on September 1, 2007, provided that such interest shall be waived if all payments are received by Unionway Int’l, LLC by the third day of each month. In addition the Company has retained the principal of Unionway Int’l, LLC as an employee and has issued an Incentive Stock Option for the purchase of 326,106 shares of the Company’s common stock. The exercise price is $0.0107 per share. The first 186,347 share options shall vest over a period of 24 months at the rate of 7,765 shares per month. The option to purchase 46,587 share options shall vest if the company enters into a binding agreement to sell all or part of the Company in a transaction in which the Company is valued at $201 million. The option to purchase the remaining 93,173 share options shall vest if the company enters into a binding agreement to sell all or part of the Company in a transaction in which the Company is valued at $250 million. The Company ceased making payments in March 2006 and was in default under the terms of the note. Unionway Int’l, LLC has waived the default and has accepted payment of the remaining balance on the note of $83,335 in exchange for 186,347 shares of the Company’s common stock which were issued on October 1, 2006.

NOTE 7 - CAPITAL LEASE OBLIGATIONS

The Company leases certain furniture and other equipment under leases with a bargain purchase option. The following is a schedule by fiscal years of the future minimum lease payments under this capital lease together with the present value of the net minimum lease payments at March 31, 2007:

2007	$18,136
2008	24,181
2009	22,176
2010	2,695
Thereafter	--

Total minimum lease payments	67,188

Less amount representing interest	(11,056)

Present value of minimum capitalized payments	56,132
Less current portion	(17,880)
Long-term capital lease obligations	$38,252

Property and equipment and accumulated depreciation included $80,277 and $20,739 acquired through capital leases, respectively as of March 31, 2007. Depreciation expense of $3,373 and $2,210 is included in the total depreciation expense for the three months ended March 31, 2007 and 2006. Interest expense under the lease was $1,932 and $1,462 for the three months ended March 31, 2007 and 2006, respectively.

NOTE 8 - CONVERTIBLE NOTE PAYABLE

Senior Secured Convertible Notes Payable
At various times between November 8, 2005 and March 31, 2006, the Company entered into Securities Purchase Agreements with accredited investors in which it issued Senior Secured Convertible Promissory Notes totaling $1,000,000. The interest rate on the notes was 9.96% per annum compounded monthly and the notes would mature between November 8, 2006 and March 31, 2007. The notes were secured by a perfected first priority security interest in all of the assets of the Company except for any assets that were covered by a security interest granted to other lenders that existed before November 8, 2005.

On August 18, 2006, the Company entered into a Note Conversion and Warrant Lock-Up Agreement with the holders of the Senior Secured Convertible Promissory Notes and outstanding warrants to purchase an aggregate of 877,552 shares of the Company’s common stock at an exercise price of $1.01 per share. Pursuant to the Note Conversion and Warrant Lock-Up Agreement, these security holders converted all $1,262,071 of outstanding principal and accrued interest of their secured convertible promissory notes ($1,032,773 of principal and interest was outstanding at March 31, 2006) into an aggregate of 1,755,118 shares of the Company‘s common stock on September 12, 2006, and they agreed not to sell or transfer any of the 877,552 common stock purchase warrants for a period of one year from the effective date of a Registration Statement to be filed with the United States Securities and Exchange Commission (SEC). In addition, on September 12, 2006, these security holders entered into a Lock- Up Agreement with the Company pursuant to which they agreed not to sell or transfer during the six month period following the effective date of a Registration Statement to be filed with the SEC any of the 1,755,118 shares that they received upon conversion of their secured convertible promissory notes, and thereafter they may sell or transfer only limited amounts of these shares over a period of eighteen months, after which the transfer restrictions will have expired.

On July 27, 2006, the Company entered into a Securities Purchase Agreement with two accredited investors pursuant to which the Company sold to each investor an 8% secured convertible note in the principal amount of $250,000, for aggregate gross proceeds of $500,000.  The Company paid a total of $35,000 of fees in connection with this agreement. On September 12, 2006, in accordance with the terms of the notes, each note was exchanged for a 10% secured convertible debenture, at a conversion rate of 1.15 plus accrued interest, in the principal amount of $290,439 and a warrant to purchase 290,439 shares of common stock.

10% Senior Convertible Debentures
On September 12, 2006, the Company entered into a Securities Purchase Agreement with 13 accredited investors pursuant to which it sold 10% secured convertible debentures in the aggregate principal amount of $3,243,378 and common stock purchase warrants to purchase an aggregate of 3,243,378 shares of the Company’s common stock at $1.00 per share that also included a registration rights agreement.

Under the terms of the agreement, the Company is obligated to register for resale at

F-17

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIAL STATEMENTS
(unaudited)

NOTE 8 - CONVERTIBLE NOTE PAYABLE (Continued)

least 130% of the shares of its common stock issuable upon the conversion of the 10% secured convertible debentures and the exercise of the common stock purchase warrants. However, the agreement also prohibits the Company from registering shares of common stock on a registration statement that total more than one-half of the issued and outstanding shares of common stock, reduced by 10,000 shares.

If a registration statement is not filed within 30 days of the date of the 10% secured convertible debentures, or is not effective 120 days from the date of the 10% secured convertible debentures, which was January 10, 2007 or if the Company does not respond to an SEC request for information during the registration period within 10 days of notice, the Company will pay to each holder of its 10% secured convertible debentures an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.5% of the aggregate subscription amount paid by each holder. The Company, (1) will not be liable for liquidated damages with respect to any warrants or warrant shares, (2) in no event will the Company be liable for liquidated damages in excess of 1.5% of the aggregate subscription amount of the holders in any 30-day period, and (3) the maximum aggregate liquidated damages payable to a holder shall be eighteen percent (18%) of the aggregate subscription amount paid by such holder up to a maximum aggregate liquidated damages of 18% of the total amount of the secured convertible debentures, or $583,808 . If the Company fails to pay any partial liquidated damages in full within seven days after the date payable, the Company will pay interest at a rate of 18% per annum to the holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest, are paid in full. The partial liquidated damages shall apply on a daily pro-rata basis for any portion of a month.

Pursuant to Amendments No.1 and No.2 to the Registration Rights Agreement, the holders of the Company’s 10% secured convertible debentures agreed to extend the filing date of the Registration Statement to November 3, 2006, and agreed to waive their rights to enforce the liquidated damages clause above for the initial filing of the Registration Statement. The Company did not meet the 10 day response period for responding to a SEC request for additional information nor did the Company meet the target registration statement effectiveness date of January 10, 2007. The holders did not agreed to waive the liquidated damages amounts for the Company not meeting the 10 day response period for responding to a SEC request for additional information nor have the holders agreed to waive liquidated damages for not meeting the target registration statement effectiveness date of January 10, 2007.

In accordance with FSP EITF 00-19-02, “Accounting for Registration Payment Arrangements”, the Company believed, at the time the 10% secured debentures were issued, that it was probable that it would be in violation of certain filing provisions within the Registration Rights Agreement and has accordingly recorded $111,897 as a discount to the 10% secured convertible debentures. In addition, at December 31, 2006 the Company had recorded a contingent liability of $234,600 in total estimated liquidated damages calculated through April 30, 2007, the date the Company believed at that time its Registration Statement would be effective. On March 23, 2007 the Company entered

F-18

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIAL STATEMENTS
(unaudited)

NOTE 8 - CONVERTIBLE NOTE PAYABLE (Continued)

into a consent and waiver agreement as more fully described below that determined the actual liquidated damages to be $169,917 calculated through March 23, 2007 and covering the period through April 30, 2007 which amount is included in accrued expenses at March 31, 2007. The difference between the estimated contingent liability at December 31, 2006 and the actual liquidated damages totals $64,683 and was credited to Loss on Registration Rights Agreement. Additionally at March 31, 2007 the Company has recorded a contingent liability of $97,301 in total estimated liquidated damages calculated through June 30, 2007; the date the Company now believes its Registration Statement will be effective and has charged that amount to Loss on Registration Rights Agreement as well for a net change of $32,618 in the Loss on Registration Rights Agreement for the three months ended March 31, 2007.

As mentioned previously in this Note 8, the Company was in default of the Registration Rights Agreement it signed in conjunction with the sale of the 10% secured convertible debentures because it failed to meet certain filing requirements for the Company’s registration statement under the terms of the Registration Rights Agreement. This default resulted in a default under the terms of the 10% secured convertible debentures which permits the debenture holders the right to elect to declare the entire outstanding principal amount of the debentures, plus all accrued interest and liquidated damages, immediately due and payable.

On March 23, 2007, the Company received, from the holders of these 10% secured convertible debentures, a consent and waiver of the defaults under the Registration Right Agreement and the default under the terms of the 10% secured convertible debentures.

As consideration for this agreement, the Company agreed to issue to the debenture holders warrants to purchase 150,000 shares of the Company’s common stock at an exercise price of $1.00 per share. By signing the Consent and Waiver, the debenture holders agreed to allow the Company to sell units through which the Company can raise net proceeds up to $800,000. The Units consist of up to $864,000 in aggregate principal amount of the Company’s 7.41% Senior Secured Notes (“7.41% Notes”) and warrants to purchase up to 400,000 shares of the Company’s common stock at an exercise price of $1.20 per share, for gross proceeds up to $800,000. The Units were comprised as follows: for each $10.00 in purchase price of the 7.41% Notes issued, the Company would issued warrants to purchase five shares of the Company’s common stock.

Pursuant to the 10% Secured Convertible Debenture and the Registration Rights Agreement that the Company signed on September 12, 2006, the Company was required to make an interest payment to the debenture holders on April 1, 2007 and as described previously in this Note 9, as of March 23, 2007 the Company was obligated to pay liquidated damages to the debenture holders in the amount of $169,917 for liquidated damages.

The Consent and Waiver allows the Company to make the April 1 interest payment and pay the liquidated damages in one of two ways to be chosen by each holder of a 10%

F-19

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIAL STATEMENTS
(unaudited)

NOTE 8 - CONVERTIBLE NOTE PAYABLE (Continued)

secured convertible debenture. For payment of the debenture holder’s pro rata portion of the April 1 interest payment, the debenture holder could choose to increase the principal amount of his 10% convertible debenture by the pro rata interest amount or accept shares of the Company’s common stock valued at $0.85 per share for this purpose. For payment of the debenture holder’s pro rata portion of the liquidated damages, each selling shareholder has the same choice that is either to increase his 10% convertible debenture by the pro rata liquidated damages amount or accept shares of the Company’s common stock valued at $0.85 per share for this purpose. If all the debenture holder’s were to choose to accept shares of the Company’s common stock in payment of the April 1 interest payment and the liquidated damages, the Company could be required to issue up to a total of 410,195 shares of the Company’s common stock. The Consent and Waiver allows the Company to issue these shares without triggering the anti-dilution rights discussed above.

The Consent and Waiver allows the Company to issue to Oceana Partners, LLC, without triggering the anti-dilution rights, 50,000 shares of common stock in consideration for research coverage for a 12 month period and a warrant to purchase up to 80,000 shares of the Company’s common stock at a price of $1.20 per share as a placement fee for its services in placing the Units.

The holders of certain shares and warrants for the purchase of common stock issued in conjunction with the sale of the Company’s previously issued secured convertible notes from November 2005 through March 2006, which were converted on September 12, 2006, also have certain registration rights. These holders have agreed to defer their rights to require registration of their securities on this registration statement, however, maintain such piggyback rights on future registrations of the Company’s common stock.

The aggregate principal amount of $3,243,378 includes the conversion of the Company’s previously outstanding 8% secured notes, as discussed previously in the fourth paragraph of this Note 9 in the principal amount of $580,878 and a subscription by the Company’s attorneys for $62,500 of 10% secured convertible debentures and warrants, which was paid for by cancelling $62,500 of indebtedness incurred by the Company for legal services. The debentures will mature on September 12, 2009. The Company has accounted for the debentures according to FAS 133, EITF 00-19, EITF 00-19-2, EITF 98-5 and EITF 00-27. The Company has accounted for the registration rights arrangement under the guidance of EITF 00-19-2 and the warrants as permanent equity under the guidance of FAS 133 and EITF 00-19. The value of the debentures was allocated between the debentures, the registration rights arrangement the warrants and beneficial conversion feature which amounted to $63,689, $111,897 and $3,067,792, respectively. The discount related to the registration rights arrangement, warrants and beneficial conversion feature of $3,179,689 is being amortized over the term of the debenture. The Company amortized $270,056 to interest expense for the three months ended March 31, 2007. The remaining unamortized warrant and beneficial conversion feature value of $2,590,212 is recorded as a discount on these convertible notes payable on the accompanying balance sheet.

F-20

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIAL STATEMENTS
(unaudited)

NOTE 8 - CONVERTIBLE NOTE PAYABLE (Continued)

In addition, as part of the transaction, the Company paid $217,000, issued 1,000,515 shares of common stock in November 2006 valued at $1,000,515 and issued 217,000 unit purchase options with each unit consisting of 1 share of common stock and a warrant to purchase 1 share of common stock for $1.00 per share in November 2006. The unit purchase options, issued in November 2006, were valued at $374,531 using the Black-Scholes option pricing model with the following assumptions: term of 5 years, a risk-free interest rate of 4.62%, a dividend yield of 0%, and volatility of 128%. These costs are being amortized over the term of the debentures. The Company recorded amortization of $135,215 to financing expense during the three months ended March 31, 2007. The unamortized amount of $1,296,900 is recorded as deferred financing costs in the accompanying balance sheet.

Convertible notes payable consist of the following:

March 31, 2007
10% debentures outstanding	$3,243,378
Unamortized discount on debentures	(2,590,212)
Convertible notes payable, net	$653,166

On June 15, 2007, the Company received, from the holders of these 10% secured convertible debentures, a consent and waiver of the defaults under the Registration Right Agreement and the default under the terms of the 10% secured convertible debentures.

NOTE 9 - RELATED PARTY TRANSACTIONS

In January 2007, the Company paid to International Equity Partners, a Nevada limited liability company, a fee in the amount of $2.700 for use of property during a trade show. Gary Guseinov, the Chief Executive Officer of the Company, is the manager of International Equity Partners.

NOTE 10- COMMITMENTS AND CONTINGINGIES

Operating Leases
The Company's primary offices are in Los Angeles, California where it entered into a lease for office space beginning September 1, 2004 and terminating August 31, 2007. The base rent is $10,020 per month for year one, $10,310 per month for year two, and $10,619 for year three.

F-21

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIAL STATEMENTS
(unaudited)

NOTE 10- COMMITMENTS AND CONTINGINGIES (Continued)

Operating Leases (Continued)
As of March 31, 2007, the Company's future minimum lease payments required under the operating leases with initial or remaining terms in excess of one year are as follows:

Period Ending March 31,
2007	$53,095
Thereafter	--
Total	$53,095

Total rent expense for the three months ended March 31, 2007 and 2006 was $45,506 and $56,048, respectively.

Employment Agreements
On August 31, 2006, the Company entered into an employment agreement with Gary Guseinov pursuant to which Mr. Guseinov will act as Chief Executive Officer. The agreement is for three years and unless terminated within that period will renew for successive one year periods until terminated. Mr. Guseinov receives compensation of $225,000 per year and is entitled to participate in any bonus compensation plan the Company adopts from time to time, so long as any such bonus does not exceed more than 50% of his base salary for any 12 month period.

On January 3, 2005, the Company entered into an employment agreement with Bing Liu, pursuant to which Mr. Liu will act as Chief Software Architect. The agreement is “at will” and can be terminated at any time. Mr. Liu receives compensation of $202,500 per year, two percent of the net revenues that the Company earns from any invention created by Bing Liu during the course of his employment and 326,106 stock options from the Company’s equity incentive plan as disclosed in Note 6 above.

On September 1, 2003, the Company entered into an employment agreement with Igor Barash pursuant to which Mr. Barash will act as Chief Information Officer. The agreement is “at will” and can be terminated at any time. Mr. Barash receives compensation of $135,000 per year.

On November 30, 2006, the Company entered into temporary deferred salary arrangements with Mr. Guseinov, Mr. Liu and Mr. Barash in which they agreed to defer 50% of their salary each pay period. This arrangement can be terminated upon approval of the Company’s Board of Directors. The Company has accrued $111,536 of deferred compensation as of March 31, 2007.

Litigation
On June 16, 2006, the Company was named as a defendant in a civil complaint filed with the United States District Court, Central District of California. The action is entitled, “Wellbourne Limited, a Seychelles corporation vs. 2Checkout.com Inc., a Delaware corporation; and CyberDefender Corporation, a California Corporation.” The Company had recorded a liability of $102,000 when the services were rendered. On March 14, 2007, the Company entered into a settlement agreement with Wellbourne Limited. The

F-22

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIAL STATEMENTS
(unaudited)

NOTE 10- COMMITMENTS AND CONTINGINGIES (Continued)

Litigation (Continued)
terms of the settlement agreement require the Company to pay Wellbourne Limited the sum of $55,000. As a result of the settlement the Company has reduced the liability and recorded a decrease in advertising expense of $47,000 during the three months ended March 31, 2007.

In addition, the Company in the ordinary course of business is generally subject to claims, complaints, and legal actions. At March 31, 2007, management believes that the Company is not a party to any action, except as discussed above, that would have a material impact on its financial condition, operations or cash flows.

Note 11 - Subsequent Events

In April and May 2007, the Company sold $405,000 in principal amount of the 7.41% Notes and warrants to purchase 187,500 shares of the Company’s common stock. The Company has accounted for the debentures according to FAS 133, EITF 00-19, EITF 98-5 and EITF 00-27. The Company has accounted for the warrants as permanent equity under the guidance of FAS 133 and EITF 00-19. The value of the 7.41% notes was allocated between the warrants and the debentures which amounted to $114,733 and $290,227, respectively. The discount related to the warrants of $114,733 will be amortized over the term of the 7.41% notes. The warrants issued in connection with the 7.41% notes were valued at $160,162 using the Black-Scholes option pricing model with the following assumption: term of 5 years, a risk-free interest rate of 4.69%, a dividend yield of 0% and volatility of 124%.

On April 24, 2007, the Company granted to Ivan Ivankovich, the Company’s Chief Financial Officer, the option to purchase 120,000 shares of common stock under the Amended and Restated 2006 Equity Incentive Plan, at price of $1.00 per share with an estimated remaining fair value of $115,963 using the Black-Scholes option pricing model with the following assumptions: term of 10 years, a risk-free interest rate of 4.62%, a dividend yield of 0%, and volatility of 128%.

F-23

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
FINANCIAL STATEMENTS

March 31, 2007

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)

INDEX TO FINANCIAL STATEMENTS

AJ. ROBBINS, PC
CERTIFIED PUBLIC ACCOUNTANTS
216 SIXTEENTH STREET
SUITE 600
DENVER, COLORADO 80202

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
CyberDefender Corporation
Los Angeles, California

We have audited the accompanying balance sheet of CyberDefender Corporation (F/K/A Network Dynamics Corp.) as of December 31, 2006, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for each of the years in the two year period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CyberDefender Corporation (F/K/A Network Dynamics Corp.) as of December 31, 2006, and the results of its operations and its cash flows for each of the years in the two year period then ended, in conformity with generally accepted accounting principles in the United States of America.

As discussed in Note 13 to the financial statements, the statements of operations, changes in stockholders’ equity (deficit) and cash flows for the year ended December 31, 2006 and the statement of changes in stockholders’ equity (deficit) for the year ended December 31, 2005 have been restated to properly account for the deferred tax asset valuation allowance.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has experienced recurring losses and negative cash flows from operations and has both a working capital and a capital deficit at December 31, 2006, that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ AJ. ROBBINS, PC
CERTIFIED PUBLIC ACCOUNTANTS

Denver, Colorado
March 29, 2007 except for Note 13, as to which the date is July 9, 2007.

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
BALANCE SHEET
December 31, 2006

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$549,681
Accounts receivable, net of allowance for doubtful accounts of $ 0	4,207
Deferred financing costs	530,682
Prepaid expenses	56,772
Deferred processing fees	81,813

Total Current Assets	1,223,155

PROPERTY AND EQUIPMENT, net	135,861

INTANGIBLE, net	66,667
DEFERRED FINANCING COSTS, net of current portion	901,432
OTHER ASSETS	30,244

Total Assets	$2,357,359

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$627,148
Accrued expenses	180,837
Contingent liability, registration rights agreement	225,415
Deferred revenue	986,383
Current portion of capital lease obligation	17,300

Total Current Liabilities	2,037,083

CONVERTIBLE NOTES PAYABLE, net of discount	383,110

CAPITAL LEASE OBLIGATION, less current portion	42,946

Total Liabilities	2,463,139

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock, no par value; 50,000,000 shares authorized; 12,173,914 issued and outstanding	3,561,821
Additional paid-in capital	5,027,228
Accumulated (deficit)	(8,694,829)

Total Stockholders’ Equity (Deficit)	(105,780)

Total Liabilities and Stockholders’ Equity (Deficit)	$2,357,359

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
STATEMENTS OF OPERATIONS

	For the Year Ended
	December 31,	December 31,
	2006	2005
	(restated)
REVENUES:
Net sales	$3,901,873	$7,082,979

EXPENSES:
Advertising	787,607	1,413,716
Product Development	2,199,901	391,463
Selling, general and administrative	4,206,283	4,056,983
Interest expense	2,058,254	17,094
Depreciation and amortization	95,865	84,496

Total Expenses	9,347,910	5,963,752

INCOME (LOSS) FROM OPERATIONS:	(5,446,037)	1,119,227

OTHER INCOME AND (EXPENSE):

Other Income	52,755	12,478
Loss on Registration Rights Agreement	(113,518)	--

Total Other Income and Expenses	(60,763)	12,479

INCOME (LOSS) BEFORE INCOME TAXES	(5,506,800)	1,131,705

INCOME TAX EXPENSE	800	488,809

NET INCOME (LOSS)	$(5,507,600)	$642,896

Basic net income (loss) per share	$(0.55)	$0.07

Fully Diluted net income (loss) per share	$(0.55)	$0.07

Weighted Average Shares Outstanding:

Basic	10,089,328	9,317,342

Fully diluted	10,089,328	9,649,977

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
STATEMENTS OF CHANGES IN STOCKHOLDERS EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

					Total
			Additional		Stockholders’
	Common Stock		Paid-In	Accumulated	Equity
	Shares	Amount	Capital	(Deficit)	(Deficit)
Balances,
December 31, 2004 (restated)	9,317,342	$323,422	$ ---	$(3,798,725)	$(3,475,303)
Dividends paid	---	---	---	(31,400)	(31,400)
Net Income	---	---	---	642,896	642,896
Balances,
December 31, 2005 (restated)	9,317,342	323,422	---	(3,187,229)	(2,863,807)
Exercise of Stock Options	100,939	1,083	---	---	1,083
Conversion of Bridge Notes	1,755,118	1,262,071	---	---	1,262,071
Beneficial Conversion Feature of Convertible Debt	---	---	755,173	---	755,173
Value of Warrants Issued with Conversion of Debt	---	---	506,896	---	506,896
Beneficial Conversion Feature of Convertible Debt	---	---	1,589,844	---	1,589,844
Value of Warrants Issued with Convertible Debt	---	---	1,477,948	---	1,477,948
Stock Contributed by Founders	(1,018,865)	---	---	---	---
Issuance of Shares to Bridge Holders	186,354	200,000		---	200,000
Issuance of Shares in payment of balance of note payable	186,347	83,335	---	---	83,335
Issuance of Shares to officer and director for compensation	646,164	691,395	---	---	691,395
Issuance of Shares for financing costs	1,000,515	1,000,515	---	---	1,000,515
Issuance of Unit Purchase Options for financing costs	---	---	374,531	---	374,531
Compensation Expense on Vested Options	---	---	322,836	---	322,836
Net (Loss) (restated)	---	---	---	(5,507,600)	(5,507,600)
Balances,
December 31, 2006	12,173,914	$3,561,821	$5,027,228	$(8,694,829)	$ (105,780)

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31,	December 31,
	2006	2005
	(restated)
CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
Net income (loss)	$(5,507,600)	$642,896
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Accretion of loan discount	319,421	--
Beneficial conversion - debt converted below market	755,173	--
Value of warrants issued with conversion of debt	506,896	--
Additional shares issued to bridge note holders	200,000	--
Shares issued to officer and director for compensation	691,395	--
Loss on Registration rights agreement	113,518	--
Depreciation and amortization	95,865	84,496
Compensation expense from vested stock options	322,836	--
Changes in:
Restricted cash	26,748	129,813
Accounts receivable	32,163	(17,109)
Prepaid and other assets	(232,755)	(30,574)
Deferred tax asset	--	488,009
Deferred processing fees	94,764	(1,928)
Advances - shareholders	--	65,739
Deferred financing costs	159,932	--
Accounts payable and accrued expenses	273,603	(224,277)
Deferred revenue	(1,002,120)	(1,872,338)
Cash Flows Provided by (Used In) Operating Activities:	(3,150,161)	(735,273)

CASH FLOWS FROM (TO) INVESTING ACTIVITIES:
Purchase of fixed assets	(14,540)	(66,408)
Proceeds from return of equipment	14,926	--_
Cash Flows Provided By (Used In) Investing Activities	386	(66,408)

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
Proceeds from convertible notes payable	3,575,000	800,000
Payments on note payable	(100,000)	--
Payments on note payable - related party	(16,667)	(99,998)
Principal payments on capital lease obligation	(11,932)	(8,099)
Proceeds from exercise of stock options	1,083	--
Dividends paid	--	(31,400)
Cash Flows Provided by (Used In) Financing Activities	3,447,484	660,503

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	297,709	(141,178)

CASH AND CASH EQUIVALENTS, beginning of period	251,972	393,150

CASH AND CASH EQUIVALENTS, end of period	$549,681	$251,972

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
STATEMENTS OF CASH FLOWS
(Continued)

	For the Year Ended
	December 31,	December 31,
	2006	2005
	(restated)
Supplemental disclosures of cash flow information:
Income taxes paid	$800	$800
Cash paid for interest	$13,937	$6,015

Supplemental schedule of non-cash financing activities:
Assets acquired through notes payable, related party	$--	$200,000
Assets acquired through capital lease obligation	$18,410	$61,867
Conversion of convertible debt	$1,262,071	$--
Discount on convertible debt	$3,067,792	$--
Discount on conversion of debt	$1,262,071	$--
Deferred financing costs paid by issuance of stock based compensation	$1,000,515	$--
Exchange of accounts payable for convertible notes payable	$62,500	$--
Exchange of notes payable for stock	$83,335	$--
Issuance of shares to officer and director	$691,395	$--
Issuance of unit purchase options for financing costs	$374,531	$--

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIALS STATEMENTS

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business
CyberDefender Corporation (the “Company”) based in Los Angeles, California, is a provider of secure content management software. The Company develops and licenses security software and related services. The Company continues to bring to market advanced solutions to combat and prevent online information theft, unwanted advertisements, spam, Internet viruses, spyware and related computer threats. The Company was incorporated on August 29, 2003, under the laws of the State of California, under the name of Network Dynamics Corp. On October 13, 2005, the Company changed it name to CyberDefender Corporation.

On October 30, 2006, the Company’s board of directors and those shareholders holding a majority of the Company voting power approved a 0.93173414-for-1 reverse split of the Company’s common stock. The effective date of the split was October 31, 2006. All common stock amounts are shown on a post-split basis in these financial statements and notes.

Going Concern and Managements Plans
The Company’s financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has experienced recurring losses and negative cash flows from operations and has a working capital and a capital deficit, which raises substantial doubt about its ability to continue as a going concern. The Company is currently devoting its efforts to raising additional capital and achieving profitable operations. To date the Company has raised $3,575,000 of capital to develop software and to build out a management team to deliver a new product to market. The Company’s ability to continue as a going concern is dependent upon its ability to develop additional sources of capital. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties

The Company is in the process of filing a registration statement on Form SB-2 with the Securities and Exchange Commission (SEC) which offers for resale shares of the Company’s common stock which include:
•	50,000 shares of common stock;
•	3,013,478 shares of common stock underlying common stock purchase warrants issued pursuant to a Securities Purchase Agreement dated as of September 12, 2006; and
•	3,013,478 shares of common stock underlying the 10% secured convertible debentures issued in conjunction with the Securities Purchase Agreement dated as of September 12, 2006

The registration statement has not been declared effective by the SEC.

Historically, the Company’s revenues were derived from subscriptions to CyberDefender Anti-Spyware 2006 which included the initial download and one year of updates. The license to use the software was renewed annually with incentives for early renewals. The Company acquired new users with an online direct purchase offer. The offer, to scan a computer for spyware and then pay for removal of spyware, was broadcast in emails, banners and search ads.

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIALS STATEMENTS

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Going Concern and Managements Plans (Continued)
In November 2006, the Company launched its new Internet security suite called CyberDefender FREE 2.0 that is free to the subscriber. Revenues are earned from advertising networks that pay the Company for displaying the advertiser’s advertisements inside the software. CyberDefender Early Detection Center is a version of the same software, without the advertising, which is paid for by the subscriber. The annual subscription rate for the version without ads ranges from $11.99 to $39.99, depending on the marketing or distribution channels used by the Company.

During the year ended December 31, 2006, the Company experienced a substantial net loss from product development and from the transition of the Company’s strategy and focus to the marketing and distribution of CyberDefender FREE 2.0.

As of December 31, 2006, the Company had $549,681 in cash. Management believes that this cash will fund its operations through May 2007. However, the Company will need additional funds to continue its operations. If additional financing is not available or is not available on acceptable terms, the Company may be unable to continue its operations.

In order to satisfy future cash requirements, management is actively pursuing and has entered into discussions regarding additional financing to support expansion plans and ongoing operations. The Company currently has no firm agreements with any third parties for any future transactions and future financings.

Reclassification
Certain amounts in the prior period financial statements have been reclassified for comparative purposes to conform to the presentation in the current period financial statements.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

Cash and Cash Equivalents
Cash and cash equivalents include cash on hand and investments with original maturities of three months or less.

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIALS STATEMENTS

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment
Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets ranging from three to seven years, using the straight-line method. Total depreciation expense was $29,198 and $17,830 for the years ended December 31, 2006 and 2005, respectively.

Equipment under Capital Lease
The Company leases certain of its furniture and other equipment under agreements accounted for as a capital leases. The assets and liabilities under capital lease are recorded at the lesser of the present value of aggregate future minimum lease payments, including estimated bargain purchase options, or the fair value of the assets under lease. Assets under capital lease are depreciated using the straight-line method over the estimated useful lives.

Fair Value of Financial Instruments
Unless otherwise specified, the Company believes the carrying value of financial instruments approximates their fair value.

Revenue Recognition
The Company recognizes revenue from the sale of software licenses under the guidance of SOP No. 97-2, "Software Revenue Recognition," as amended by SOP No. 98-9, "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions” and SEC Staff Accounting Bulletin (SAB) 104.

Specifically, the Company recognizes revenues from its CyberDefender Anti-Spyware 2006 (“CyberDefenderTM”) product when all of the following conditions for revenue recognition are met:

i.	persuasive evidence of an arrangement exists,
ii.	the product or service has been delivered,
iii.	the fee is fixed or determinable, and
iv.	collection of the resulting receivable is reasonably assured.

The Company sells its CyberDefenderTM software over the Internet. Customers order the product and simultaneously provide their credit card information to the Company. Upon receipt of authorization from the credit card issuer, the Company licenses the customer to download CyberDefenderTM over the Internet. As part of the sales price, the Company provides renewable product support and content updates, which are separate components of product licenses and sales. Term licenses allow customers to use the Company’s products and receive product support coverage and content updates for a

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIALS STATEMENTS

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (Continued)
specified period, generally twelve months. The Company invoices for product support, content updates and term licenses at the beginning of the term. These revenues contain multiple element arrangements where “vendor specific objective evidence” (VSOE) does not exist for one or more of the elements. The arrangement is in substance a subscription and the entire fee is deferred until the month subsequent to the delivery date of the product and is recognized ratably over the term of the arrangement according to the guidance in SOP 97-2 paragraph 49.

As disclosed under the caption Going Concern and Management Plans of this Note 1, in November 2006, the Company launched a new product, CyberDefender FREE 2.0, which is free to the subscriber. Revenues are earned from advertising networks which pay the Company to display the advertiser’s advertisements inside the software. Under the guidance of SAB 104, the Company recognizes revenue from the advertising networks monthly based on a rate determined either by the quantity of the ads displayed or the performance of the ads based on the amount of times the ads are clicked by the user. Furthermore, advertising revenue is recognized provided that no significant Company obligations remain at the end of a period and collection of the resulting receivable is probable. At the present time the Company obligations do not include guarantees of minimum number of impressions. In the future if the Company obligations would include guarantees of minimum number of impressions; to the extent minimum guaranteed impressions are not met, the Company would defer recognition of the corresponding revenues until the remaining guaranteed impression levels are achieved. Customers may choose to download a version of the same software, without advertising, and pay for the term license which allows the customer to use the products and receive product support coverage and content updates for a specified period, generally twelve months. The Company recognizes revenue on the paid software in accordance with SOP No. 97-2, "Software Revenue Recognition," as amended by SOP No. 98-9, "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions", as described above.

Deferred Processing Costs
The Company uses a third party to process its product sales. The Company pays a direct acquisition cost to the processor for each completed sale. These direct acquisition costs are deferred and recognized ratably over the term of the arrangement of the associated sale in accordance with FASB Technical Bulletin 90-1, “Accounting for Separately Priced Extended Warranty and Product Maintenance Contracts”. The third party processor refunds any direct acquisition cost paid to them on any credit card chargeback or on any product that is returned. The refunds are matched against the associated chargebacks and product returns.

Reserves for Product Returns and Chargebacks
The Company’s policy with respect to product returns is defined in its End User License Agreement ("EULA"), which states "...products purchased that are downloadable are refundable within the first 30 days after the date of purchase". Product returns are generally received within 30 days of the original sale and are charged against the

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIALS STATEMENTS

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Reserves for Product Returns and Chargebacks (Continued)
associated sale upon receipt of the return. A chargeback occurs after a customer is automatically charged for a renewal license and subsequently, within 30 days of renewal, decides not to continue using the license or the credit card processed for renewal is no longer valid. The Company’s third party processor of renewal sales is usually notified within 30 days by a customer that they no longer wish to license the Company’s product. The third party processor reduces the amounts due to the Company as a result of any chargeback during the preceding 30 day period. As a result, a majority of chargebacks occur within 30 days of the rebilling event and are recorded prior to closing the previous month’s accounting records. As stated in the Company’s revenue recognition policy, revenue is deferred until the month subsequent to the renewal date and recognized ratably over the term of the arrangement. For the years ended December 31, 2006 and 2005, the Company had accrued $0 for customer returns and chargeback’s. The Company may voluntarily accept returns from a customer from time to time that are charged against revenues upon receipt of the return.

Concentrations of Risk
Revenues are concentrated in the software industry which is highly competitive and rapidly changing. Significant technological changes in the industry or customer requirements, or the emergence of competitive products with new technologies or capabilities could adversely affect operating results.

The Company maintains all cash in bank accounts, which at times may exceed federally insured limits. The Company has not experienced a loss in such accounts.

For the years ended December 31, 2006 and 2005, advertising purchased from four (4) vendors accounted for 58% and 69% of the Company’s total advertising expense.

Income Taxes
The Company has adopted the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standard (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recorded to reflect tax consequences on future years for the differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIALS STATEMENTS

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Software Development Costs
The Company accounts for software development costs in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Computer Software to Be Sold, Leased, or Otherwise Marketed". Such costs are expensed prior to achievement of technological feasibility and thereafter are capitalized. There has been very limited software development costs incurred between the time the software and its related enhancements have reached technological feasibility and its general release to customers. As a result, all software development costs have been charged to product development. For the years ended December 31, 2006 and 2005, product development costs were $2,199,901 and $391,463, respectively. Further, as discussed in Note 4, the Company acquired the CyberDefenderTM software application during 2005.

Advertising Expenses
Advertising expenses are expensed as incurred and consist primarily of various forms of media purchased from Internet-based marketers and search engines. For the years ended December 31, 2006 and 2005, advertising expense amounted to $787,607 and $1,413,716, respectively.

Recently Issued Accounting Pronouncements
The Company has adopted all accounting pronouncements effective before December 31, 2006, which are applicable to the Company.

In December 2006, the FASB issued FSP EITF 00-19-2, “Accounting for Registration Payment Arrangements.” This FASB Staff Position (“FSP”) addresses an issuer’s accounting for registration payment arrangements. This FSP specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. The guidance in this FSP amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, and FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, to include scope exceptions for registration payment arrangements. This FSP further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles (“GAAP”) without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. See note 9 for effect of the adoption of this pronouncement.

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIALS STATEMENTS

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Pronouncements (Continued)
In June 2006, the Emerging Issues Task Force issued EITF No.06-3, How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation) (“EITF No.06-3”), which clarifies diversity in practice on the presentation of different types of taxes in the financial statements. The Task Force concluded that, for taxes within the scope of the issue, a company may adopt a policy of presenting taxes either gross within revenue or net. That is, it may include charges to customers for taxes within revenues and the charge for the taxes from the taxing authority within cost of sales, or, alternatively, it may net the charge to the customer and the charge from the taxing authority. If taxes subject to this Issue are significant, a company is required to disclose its accounting policy for presenting taxes and the amounts of such taxes that are recognized on a gross basis. The guidance in this consensus is effective for the first interim reporting period beginning after December 15, 2006. The Company is currently assessing the impact, if any, that the adoption EITF No.06-03 will have on its financial statements.

In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109 (“FIN No. 48”), which became effective for the Company on January 1, 2007. This interpretation clarifies the accounting for income tax benefits that are uncertain in nature. Under FIN No. 48, a company will recognize a tax benefit in the financial statements for an uncertain tax position only if management’s assessment is that its position is “more likely than not” (i.e., a greater than 50 percent likelihood) to be upheld on audit based only on the technical merits of the tax position. This accounting interpretation also provides guidance on measurement methodology, derecognition thresholds, financial statement classification and disclosures, interest and penalties recognition, and accounting for the cumulative-effect adjustment. The new interpretation is intended to provide better financial statement comparability among companies.

Required annual disclosures include a tabular reconciliation of unrecognized tax benefits at the beginning and end of the period; the amount of unrecognized tax benefits that, if recognized, would affect the effective tax rate; the amounts of interest and penalties recognized in the financial statements; any expected significant impacts from unrecognized tax benefits on the financial statements over the subsequent 12-month reporting period; and a description of the tax years remaining to be examined in major tax jurisdictions. FIN No. 48 is effective for fiscal years beginning on or after December 15, 2006. The Company is currently assessing the impact, if any, that the adoption of FIN No. 48 will have on its financial statements.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements". SAB No. 108 was issued in order to eliminate the diversity in practice surrounding how public companies quantify financial statement misstatements. SAB No. 108 requires that registrants quantify errors using both a balance sheet (iron curtain) approach and an income

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIALS STATEMENTS

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Pronouncements (Continued)
statement (rollover) approach then evaluate whether either approach results in a misstated amount that, when all relevant quantitative and qualitative factors are considered, is material. SAB No. 108 is effective for fiscal years ending after November 15, 2006. The Company has adopted the bulletin during 2006. The adoption did not have a material effect on its consolidated results of its operations, financial position, or cash flows.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” This statement clarifies the definition of fair value, establishes a framework for measuring fair value and expands the disclosures on fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. Management has not determined the effect, if any; the adoption of this statement will have on the financial statements.

In September 2006, the FASB issued SFAS No. 158, “Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans−An amendment of FASB Statements No. 87, 88, 106, and 132(R)”. One objective of this standard is to make it easier for investors, employees, retirees and other parties to understand and assess an employer's financial position and its ability to fulfill the obligations under its benefit plans. SFAS No. 158 requires employers to fully recognize in their financial statements the obligations associated with single−employer defined benefit pension plans, retiree healthcare plans, and other postretirement plans. SFAS No. 158 requires an employer to fully recognize in its statement of financial position the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. This Statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. SFAS No. 158 requires an entity to recognize as a component of other comprehensive income, net of tax, the gains or losses and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost pursuant to SFAS No. 87. This Statement requires an entity to disclose in the notes to financial statements additional information about certain effects on net periodic benefit cost for the next fiscal year that arise from delayed recognition of the gains or losses, prior service costs or credits, and transition asset or obligation. The Company is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures for fiscal years ending after December 15, 2006. Management believes that this statement will not have a significant impact on the financial statements.

Earnings Per Share
In accordance with SFAS No. 128, “Earnings Per Share”, the basic income/(loss) per common share is computed by dividing net income/(loss) available to common stockholders by the weighted average number of common shares outstanding.  Diluted income/(loss) per common share is computed similar to basic income/(loss) per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At December 31, 2006, there were 9,239,922 shares of potentially dilutive securities outstanding. As the Company reported a net loss none of the potentially dilutive securities were included in the calculation of diluted earnings per share since their effect would be anti-dilutive for that reporting period.

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIALS STATEMENTS

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Earnings Per Share (Continued)
The following table is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for the year ended December 31, 2005.

	For the Year ended December 31, 2005
	Income	Shares	Per Share
	(Numerator)	(Denominator)	Amount

Basic EPS	$642,896	9,317,342	$0.07
Effect of Dilutive Securities
Stock Options	---	332,635	0.00

Diluted EPS	$642,896	9,649,977	$0.07

Stock Based Compensation
The Company adopted SFAS No. 123 (Revised 2004), Share Based Payment (“SFAS No. 123R”), under the modified-prospective transition method on January 1, 2006. SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS No. 123, Accounting for Stock-Based Compensation, for all share-based payments granted prior to and not yet vested as of January 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS No. 123R for all share-based payments granted after January 1, 2006. SFAS No. 123R eliminates the ability to account for the award of these instruments under the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and allowed under the original provisions of SFAS No. 123. Prior to the adoption of SFAS No. 123R, the Company accounted for its stock option plans using the intrinsic value method in accordance with the provisions of APB Opinion No. 25 and related interpretations. For non-employee stock based compensation the Company recognizes an expense in accordance with SFAS No. 123 and values the equity securities based on the fair value of the security on the date of grant. For stock-based awards the value is based on the market value of the stock on the date of grant or the value of services which ever is more readily available. Stock option awards are valued using the Black-Scholes option-pricing model.

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIALS STATEMENTS

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock Based Compensation (Continued)
For periods presented prior to the adoption of SFAS No. 123R, pro forma information regarding net income and earnings per share as required by SFAS No. 123R has been determined as if the Company had accounted for its employee stock options under the original provisions of SFAS No. 123. The fair value of these options was estimated using the Black-Scholes option pricing model. For purposes of pro forma disclosure, the estimated fair value of the options is amortized to expense over the options vesting period.

The pro forma expense to recognize during the year ended December 31, 2005 is as follows:

Net income attributed to common stockholders:
As reported	$642,896
Compensation recognized under APB 25	--
Compensation recognized under SFAS 123	(3,416)
Pro forma	$639,480
Basic and diluted loss attributed to common stockholders per common share:
As reported	$0.07
Pro-forma	$0.07

The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:  risk-free interest rate of 4.22%; dividend yields of 0%; volatility factors of the expected market price of the
Company’s common shares of 116%; and a weighted average expected life of the option of 10 years.

NOTE 2 - RESTRICTED CASH

Under a credit card processing agreement with a financial institution the Company was required to maintain a security reserve deposit as collateral. The amount of the deposit that was at the discretion of the financial institution and as of December 31, 2006 was $402.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:
December 31,
2006
Furniture and fixtures	$96,291
Office equipment	82,870
Software	8,481
187,642
Less accumulated depreciation	(51,781)
Net property and equipment	$135,861

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIALS STATEMENTS

NOTE 4 - INTANGIBLE

In January 2005, the Company entered into an asset purchase agreement with Unionway Int’l, LLC whereby the Company purchased certain assets of Unionway Int’l, LLC that principally included the software application Cyber-Defender™ and associated rights for $200,000 through the issuance of a note payable as disclosed in the following Note 7. The software technology purchased from Unionway Int’l, LLC is the core of our existing product. The asset is being amortized over the expected life of three years on a straight line basis. The amortization for the year ended December 31, 2006 and 2005 is $66,667 and $66,666, respectively and the accumulated amortization is $133,333 as of December 31, 2006.

NOTE 5 - INCOME TAXES

The primary components of temporary differences that give rise to the Company’s net deferred tax are as follows:

The components of deferred income tax are as follows:

	2006	2005
Deferred tax asset:
Net operating losses	$2,289,368	$976,893
Temporary differences	173,576	(10,343)
Total	2,462,944	966,550
Valuation allowance	(2,462,944)	(966,550)
	$--	$--

The components of deferred income tax expense (benefit) are as follows:

Net operating income (losses)	$(1,312,475)	$490,681
Temporary differences	(183,919)	(2,672)
Total	(1,496,394)	488,009
Increase in valuation allowance	1,496,394	--
Deferred income tax expense	--	488,009
Income taxes, current	800	800

Income tax expense	$800	$488,009

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIALS STATEMENTS

NOTE 5 - INCOME TAXES (Continued)

The following is a reconciliation of the amount of income tax expense that would result from applying the statutory federal income tax rates to pre-tax loss and the reported amount of income tax expense:

	2006	2005

Tax expense (benefit) at federal statutory	$(1,868,100)	$391,079
Beneficial conversion feature	256,759	--
Accretion of discount on convertible debt	280,948	--
Other	(21,395)	57,240
Depreciation and organization costs	4,695	(5,887)
State income tax expense (benefit)	(148,501)	46,377
Increase in valuation allowance	1,496,394	--

Income tax expense	$800	$488,009

At December 31, 2006, the Company has provided a valuation allowance for the deferred tax assets since management has not been able to determine that the realization of that asset is more likely than not.

As of December 31, 2006, the Company had federal net operating loss carry forwards and state net operating loss carry forwards of approximately $6,088,000 and $5,919,000 respectively. The net federal operating loss carry forwards begin to expire in 2024 and net state operating loss carry forwards begin to expire in 2014.

NOTE 6 - STOCKHOLDERS’ EQUITY

During 2005, the board of directors amended the Articles of Incorporation of the Company to increase the authorized shares to 50,000,000 from 10,000,000 shares. In January 2005, the Company implemented an Employee Stock Option Plan (“ESOP”), which consists of equity programs that provide for the granting of Incentive Stock Options or Nonstatutory Stock Options, the issuance of Stock appreciation rights, Stock Purchase Rights and awards of stock. Under the terms of the plan the exercise price of options granted may be equal to, greater than or less than the fair market value on the date of grant, the options have a maximum term of ten years and generally vest over a period of service or attainment of specified performance objectives. The maximum aggregate amount of options that may be granted is 931,734 shares.

On October 30, 2006, the Company adopted and approved the Amended and Restated 2006 Equity Incentive Plan that provides for the granting of Incentive Stock Options or Nonstatutory Stock Options, the issuance of Stock appreciation rights, Stock Purchase Rights and awards of stock. Under the terms of the plan the exercise price of options granted may be equal to, greater than or less than the fair market value on the date of grant, the options have a maximum term of ten years and generally vest over a period of service or attainment of specified performance objectives. The maximum aggregate

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIALS STATEMENTS

NOTE 6 - STOCKHOLDERS’ EQUITY (Continued)

amount of stock based awards that may be granted is 1,375,000 shares.

On November 2, 2006 and December 11, 2006, the Company’s Board of Directors approved option grants in the amount of 1,148,944 shares to employees and consultants, under the Amended and Restated 2006 Equity Incentive Plan, at prices between $0.85 and $1.00 with an estimated fair value of $1,118,165 using the Black-Scholes option pricing model with the following assumptions: term of 10 years, a risk-free interest rate of 4.52% and 4.57%, a dividend yield of 0%, and volatility of 134%.

A summary of stock option activity for the 2005 and 2006 plans is as follows:

	Year ended
	December 31, 2006		December 31, 2005
	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price

Outstanding, beginning of period	815,268	$0.0107	--	--

Granted	--	--	815,268	$0.0107

Granted	898,944	$1.00	--	--

Granted	250,000	$0.85	--	--

Exercised	(100,939)	$0.0107	--	--

Cancelled	(33,437)	$1.00	--	--

Cancelled	(388,223)	$0.0107	--	--

Outstanding, end of period	1,441,613	$0.75	815,268	$0.0107

Exercisable, end of period	518,359	$0.66	337,754	$0.0107

As of December 31, 2006 and 2005, 923,254 and 477,514 of the options granted are not vested with an estimated remaining value of $801,026 and $5,109 and a weighted average vesting life of 3.14 years. At December 31, 2006 and 2005, 518,359 and 337,754 of these options were exercisable at an exercise price of between $0.0107 and $1.00 and will expire between 2015 and 2016.

During the year ended December 31, 2006, 100,939 of employee stock options were exercised for total proceeds to the Company of $1,083. The Company issued 100,939 shares of its common stock to two employees.

On September 12, 2006, the holders of the Company’s convertible promissory notes

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIALS STATEMENTS

NOTE 6 - STOCKHOLDERS’ EQUITY (Continued)

entered into the Note Conversion and Warrant Lock-Up Agreement as described in Note 9 and converted the outstanding principal and accrued interest on the convertible notes of $1,262,071 into 1,755,118 shares of the Company’s common stock. The rate of conversion of these notes was lower than the market price of the Company’s Common Stock on the date of issuance resulting in the recognition of the beneficial conversion feature of $755,173. The warrants issued in connection with this transaction were valued at $506,896 using the Black-Scholes option pricing model with the following assumption: term of 5 years, a risk-free interest rate of 4.62%, a dividend yield of 0% and volatility of 128% and was charged to interest expense. There were no fees paid in connection with this agreement.

On September 12, 2006, Gary Guseinov, the Chief Executive Officer, transferred an aggregate of 186,354 shares of common stock back to the Company for cancellation.  In turn, the Company issued an aggregate of 186,354 shares of common stock to its bridge lenders, on a pro rata basis; in consideration of the bridge lenders agreeing to enter into the Note Conversion and Warrant Lock-Up Agreement described above.  The value of the shares issued to the bridge lenders was $1.073 per share or $200,000 and was charged to interest expense.

On October 1, 2006, Gary Guseinov and Igor Barash, the Chief Technology Officer, transferred an aggregate of 832,511 shares of common stock to the Company for cancellation.  In turn, the Company issued 646,164 shares of common stock to Bing Liu, the Chief Software Architect, for his contribution to the development of the Company’s product and technology. The value of the shares issued to Bing Liu was $1.07 per share for a total of $691,395 and was charged to operating expenses as compensation.

On October 1, 2006, the Company issued 186,347 shares of common stock to Bing Liu in consideration of his agreement to exchange the balance of the Unionway, Int’l LLC note, as described in Note 7 below. The value of the shares issued to Bing Liu was $83,335.

On November 1, 2006, the Company issued 1,000,515 shares of common stock to entities assisting the Company in the sale of its 10% secured convertible debentures to accredited investors, as more fully described in Note 9. The value of the shares issued to the entities was $1,000,515. These costs were charged to Deferred Financing Costs and are being amortized over the term of the 10% Convertible Debentures.

In addition, the Company issued 217,000 unit purchase options, which are subscriptions to purchase shares of the Company’s common stock, with each unit consisting of 1 share of common stock and issued a warrant to purchase 1 share of common stock for $1.00 per share, to entities assisting the Company in the sale of its 10% secured convertible debentures to accredited investors, as more fully described in Note 9. The value of the unit purchase options issued to these entities was $374,531 and was valued using the Black-Scholes option pricing model with the following assumptions: term of 5 years, a risk-free interest rate of 4.62%, a dividend yield of 0%, and volatility of 128%.

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIALS STATEMENTS

NOTE 6 - STOCKHOLDERS’ EQUITY (Continued)

These costs were charged to Deferred Financing Costs and are being amortized over the term of the 10% Convertible Debentures.

NOTE 7 - NOTE PAYABLE - RELATED PARTY

In January 2005, the Company entered into an asset purchase agreement with Unionway Int’l, LLC whereby the Company purchased certain assets of Unionway Int’l, LLC that principally include the software application Cyber-Defender™ and associated rights for $200,000. The Company paid $8,333 at closing and issued a promissory note in connection with the purchase to Unionway Int’l, LLC for $191,667. The terms of the note called for monthly payments due on the first of each month in the amount of $8,333. Interest shall accrue at the rate of 7% per annum and is payable in a lump sum on September 1, 2007, provided that such interest shall be waived if all payments are received by Unionway Int’l, LLC by the third day of each month. In addition the Company has retained the principal of Unionway Int’l, LLC as an employee and has issued an Incentive Stock Option for the purchase of 326,106 shares of the Company’s common stock. The exercise price is $0.0107 per share. The first 186,347 share options shall vest over a period of 24 months at the rate of 7,765 shares per month. The option to purchase 46,587 share options shall vest if the company enters into a binding agreement to sell all or part of the Company in a transaction in which the Company is valued at $201 million. The option to purchase the remaining 93,173 share options shall vest if the company enters into a binding agreement to sell all or part of the Company in a transaction in which the Company is valued at $250 million. The Company ceased making payments in March 2006 and was in default under the terms of the note. Unionway Int’l, LLC has waived the default and has accepted payment of the remaining balance on the note of $83,335 in exchange for 186,347 shares of the Company’s common stock which were issued on October 1, 2006.

NOTE 8 - CAPITAL LEASE OBLIGATIONS

The Company leases certain furniture and other equipment under leases with a bargain purchase option. The following is a schedule by fiscal years of the future minimum lease payments under this capital lease together with the present value of the net minimum lease payments at December 31, 2006:

2007	$24,181
2008	24,181
2009	22,176
2010	2,695
Thereafter	--
Total minimum lease payments	73,233

Less amount representing interest	(12,987)

Present value of minimum capitalized payments	60,246
Less current portion	(17,300)
Long-term capital lease obligations	$42,946

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIALS STATEMENTS

NOTE 8 - CAPITAL LEASE OBLIGATIONS (Continued)

Property and equipment and accumulated depreciation included $80,277 and $17,366 acquired through capital leases, respectively as of December 31, 2006. Depreciation expense of $10,001 and $7,365 is included in the total depreciation expense for the periods ended December 31, 2006 and 2005. Interest expense under the lease was $6,234 and $5,369 for the periods ended December 31, 2006 and 2005, respectively.

NOTE 9 - CONVERTIBLE NOTE PAYABLE

On June 15, 2005, the Company entered into a Note Purchase Agreement with an accredited investor in which it issued a Convertible Promissory Note in the amount of $50,000. The note bears interest at a rate of 1% per annum and the maturity date was December 15, 2005. The note is convertible into common stock of the Company. On November 8, 2005, in accordance with the terms of the note, the outstanding principal and accrued interest of the note was cancelled and the Company issued to the holder in lieu thereof a secured convertible promissory note in the principal amount of $50,000. The note issued on November 8, 2005 in lieu of the June 15, 2005 note is one of the notes issued between November 8, 2005 and March 31, 2006, as described below.

At various times between November 8, 2005 and March 31, 2006, the Company has entered into Securities Purchase Agreements with accredited investors in which it issued Senior Secured Convertible Promissory Notes totaling $1,225,000. The notes bear interest at the rate of 9.96% per annum compounded monthly and mature between November 8, 2006 and March 31, 2007. The notes are secured by a perfected first priority security interest in all of the assets of the Company except for any assets that were covered by a security interest granted to other lenders that existed before November 8, 2005. The notes and any accrued interest may be voluntarily converted by the holder into shares of the Company’s common stock at the conversion price equal to the lesser of (i) 41.46% of the price per share of common stock based on the price per share of equity securities sold by the Company following the closing date in one transaction or a series of related transactions in exchange for an aggregate consideration of at least $2,000,000 (exclusive of any indebtedness of the company) (a “Qualified Offering”) subsequent to the closing, provided that if such offering consists of any securities convertible into common stock, then the initial conversion price shall be 41.46% of the conversion price of such securities (the “Securities Conversion Price”), or (ii) $ 0.68 to $.7089 per share (depending on the issue date of the notes) in the event that a qualified offering has not occurred at the time of the conversion, provided that conversion may not occur within the first 60 days following the closing date. If the Company is a party to any consolidation or merger with a publicly traded entity the note and any accrued interest is automatically converted into shares of the Company at a price per share equal to the price as necessary to ensure that the holder receives common stock in the public company at a 33% discount to the offering price of such common stock offered by the public company in conjunction with the merger of the Company.

In connection with the issuance of the Secured Convertible Promissory Notes as described above the Company issued Warrants to Purchase Common Stock of the Company to those same investors. The Warrants entitle the Holder to purchase a

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIALS STATEMENTS

NOTE 9 - CONVERTIBLE NOTE PAYABLE (Continued)

number of shares of common stock of the Company equal to 50% of the number of shares of Common Stock into which Holder’s Convertible Promissory Note is convertible at the time of exercise of the Warrant, or if the Holder’s Convertible Promissory Note is converted prior to the time of exercise of the Warrant, then 50% of the actual number of shares of Common Stock into which Holder’s Convertible Promissory Note was converted shares of the Common Stock. The Warrants have a term that ends between November 8, 2015 and March 31, 2016. The price at which the Warrant may be exercised shall be (i) a price per share equal to the price as is necessary to ensure that the Holder receives stock of the reverse merger company (the “Public Company”) at a price equal to the offering price of such common stock offered by the Public Company in conjunction with the merger with the Company (the "Merger"), or (ii) in the event the Merger has not occurred, 93.9% of the price per share of Common Stock based upon the price per share of equity securities sold by the Company following the Closing Date in one transaction or a series of related transactions in exchange for aggregate consideration of at least $2,000,000 (exclusive of the conversion of any indebtedness of the Company) (a “Qualified Offering”), provided that if such offering consists of securities convertible into Common Stock, then the initial conversion price shall be 93.9% of the conversion price of such securities, or (iii) $1.54 per share in the event that the Merger or a Qualified Offering has not occurred at the time of exercise, provided that exercise under this clause (iii) may not occur within the first 60 days following the Closing Date (the "Exercise Price"); in any case, as such Exercise Price may be adjusted from time to time.

On July 27, 2006, the Company entered into a Securities Purchase Agreement with two accredited investors pursuant to which the Company sold to each investor an 8% secured convertible note in the principal amount of $250,000, for aggregate gross proceeds of $500,000.  The Company paid a total of $35,000 of fees in connection with this agreement. On September 12, 2006, in accordance with the terms of the notes, each note was exchanged for a 10% secured convertible debenture, at a conversion rate of 1.15 plus accrued interest, in the principal amount of $290,439 and a warrant to purchase 290,439 shares of common stock at $1.00 per share.

On August 8, 2006, the Company repaid $100,000, plus interest, of the $1,225,000 in Senior Secured Convertible Promissory Notes issued between November 8, 2005 and March 31, 2006 to one investor.

On August 18, 2006, the Company entered into a Note Conversion and Warrant Lock-Up Agreement with the holders of previously outstanding secured convertible promissory notes and outstanding warrants to purchase an aggregate of 877,552 shares of the Company’s common stock at an exercise price of $1.01 per share. Pursuant to the Note Conversion and Warrant Lock-Up Agreement, these security holders converted all $1,262,071 of outstanding principal and accrued interest of their secured convertible promissory notes into an aggregate of 1,755,118 shares of the Company‘s common stock, on September 12, 2006, and they agreed not to sell or transfer any of the 877,552 common stock purchase warrants for a period of one year from the effective date of a Registration Statement to be filed with the United States Securities and Exchange Commission (SEC). In addition, on September 12, 2006, these security holders entered

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIALS STATEMENTS

NOTE 9 - CONVERTIBLE NOTE PAYABLE (Continued)

into a Lock-Up Agreement with the Company pursuant to which they agreed not to sell or transfer during the six month period following the effective date of a Registration Statement to be filed with the SEC any of the 1,755,118 shares that they received upon conversion of their secured convertible promissory notes, and thereafter they may sell or transfer only limited amounts of these shares over a period of eighteen months, after which the transfer restrictions will have expired. The Company has accounted for the conversion of the debentures according to FAS 133, EITF 00-19, EITF 98-5 and EITF 00-27. The Company has recorded the warrants as permanent equity under the guidance of FAS 133 and EITF 00-19. The value of the conversion was allocated between the warrants and the beneficial conversion feature which amounted to $506,896 and $755,173, respectively.

The Company amortized $506,896 to interest expense for the year ended December 31, 2006. The value of the beneficial conversion feature was charged to interest expense in the amount of $755,173 for the year ended December 31, 2006. There were no fees paid in connection with this agreement.

On September 12, 2006, the Company entered into a Securities Purchase Agreement with 13 accredited investors pursuant to which it sold 10% secured convertible debentures in the aggregate principal amount of $3,243,378 and common stock purchase warrants to purchase an aggregate of 3,243,378 shares of the Company’s common stock at $1.00 per share that also included a registration rights agreement.

Under the terms of the agreement, the Company is obligated to register for resale at least 130% of the shares of its common stock issuable upon the conversion of the 10% secured convertible debentures and the exercise of the common stock purchase warrants. However, the agreement also prohibits the Company from registering shares of common stock on a registration statement that total more than one-half of the issued and outstanding shares of common stock, reduced by 10,000 shares.

If a registration statement is not filed within 30 days of the date of the 10% secured convertible debentures, or is not effective 120 days from the date of the 10% secured convertible debentures, which was January 10, 2007 or if the Company does not respond to an SEC request for information during the registration period within 10 days of notice, the Company will pay to each holder of its 10% secured convertible debentures an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.5% of the aggregate subscription amount paid by each holder. The Company, (1) will not be liable for liquidated damages with respect to any warrants or warrant shares, (2) in no event will the Company be liable for liquidated damages in excess of 1.5% of the aggregate subscription amount of the holders in any 30-day period, and (3) the maximum aggregate liquidated damages payable to a holder shall be eighteen percent (18%) of the aggregate subscription amount paid by such holder up to a maximum aggregate liquidated damages of 18% of the total amount of the secured convertible debentures, or $583,808 . If the Company fails to pay any partial liquidated damages in full within seven days after the date payable, the Company will pay interest at a rate of 18% per annum to the holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest, are paid in full.

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIALS STATEMENTS

NOTE 9 - CONVERTIBLE NOTE PAYABLE (Continued)

The partial liquidated damages shall apply on a daily pro-rata basis for any portion of a month.

Pursuant to Amendments No.1 and No.2 to the Registration Rights Agreement, the holders of the Company’s 10% secured convertible debentures agreed to extend the filing date of the Registration Statement to November 3, 2006, and agreed to waive their rights to enforce the liquidated damages clause above for the initial filing of the Registration Statement. The Company did not meet the 10 day response period for responding to a SEC request for additional information nor did the Company meet the target registration statement effectiveness date of January 10, 2007. The holders have not agreed to waive the liquidated damages amounts for the Company not meeting the 10 day response period for responding to a SEC request for additional information nor have the holders agreed to waive liquidated damages for not meeting the target registration statement effectiveness date of January 10, 2007.

In accordance with FSP EITF 00-19-02, “Accounting for Registration Payment Arrangements”, the Company believed, at the time the 10% secured debentures were issued, that it was probable that it would be in violations of certain filing provisions within the Registration Rights Agreement and has accordingly recorded $111,897 as a discount to the 10% secured convertible debentures. In addition, the Company has recorded a contingent liability of $225,415 in total estimated liquidated damages calculated through April 30, 2007; the date the Company believes its Registration Statement will be effective.

The holders of certain shares and warrants for the purchase of common stock issued in conjunction with the sale of the Company’s previously issued secured convertible notes from November 2005 through March 2006, which were converted on September 12, 2006, also have certain registration rights. These holders have agreed to defer their rights to require registration of their securities on this registration statement, however, maintain such piggyback rights on future registrations of the Company’s common stock.

The aggregate principal amount of $3,243,378 includes the conversion of the Company’s previously outstanding 8% secured notes, as discussed in the fourth paragraph of this Note 9 in the principal amount of $580,878 and a subscription by the Company’s attorneys for $62,500 of 10% secured convertible debentures and warrants, which was paid for by cancelling $62,500 of indebtedness incurred by the Company for legal services. The debentures are due on September 12, 2009. The Company has accounted for the debentures according to FAS 133, EITF 00- 19, EITF 00-19-2, EITF 98-5 and EITF 00-27. The Company has accounted for the registration rights arrangement under the guidance of EITF 00-19-2 and the warrants as permanent equity under the guidance of FAS 133 and EITF 00-19. The value of the debentures was allocated between the debentures, the registration rights arrangement the warrants and beneficial conversion feature which amounted to $63,689, $111,897 and $3,067,792, respectively. The discount related to the registration rights arrangement, warrants and beneficial conversion feature of $3,179,689 is being amortized over the term of the debenture. The Company amortized $319,421 to interest expense for the year ended December 31, 2006. The remaining unamortized warrant and beneficial conversion

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIALS STATEMENTS

NOTE 9 - CONVERTIBLE NOTE PAYABLE (Continued)

feature value of $2,860,268 is recorded as a discount on these convertible notes payable on the accompanying balance sheet.

In addition, as part of the transaction, the Company paid $217,000, issued 1,000,515 shares of common stock in November 2006 valued at $1,000,515 and issued 217,000 unit purchase options with each unit consisting of 1 share of common stock and a warrant to purchase 1 share of common stock for $1.00 per share in November 2006. The unit purchase options were valued at $374,531 using the Black-Scholes option pricing model with the following assumptions: term of 5 years, a risk-free interest rate of 4.62%, a dividend yield of 0%, and volatility of 128% that were also issued in November 2006. These costs are being amortized over the term of the debentures. The Company recorded amortization of $159,932 to financing expense during the year ended December 31, 2006. The unamortized amount of $1,432,114 is recorded as deferred financing costs in the accompanying balance sheet.

Convertible notes payable consist of the following:

December 31 2006
10% debentures outstanding	$3,243,378
Unamortized discount on debentures	(2,860,268)
Convertible notes payable, net	$383,110

As of December 31, 2006, the Company was in default of the Registration Rights Agreement it signed in conjunction with the sale of these 10% secured convertible debentures because it failed to meet certain filing requirements for the Company’s registration statement under the terms of the Registration Rights Agreement as previously described in this Note 9. This default resulted in a default under the terms of the 10% secured convertible debentures which permits the holders the right to elect to declare the entire outstanding principal amount of the debentures, plus all accrued interest and liquidated damages, immediately due and payable. On March 29, 2007, the Company received, from the holders of these 10% secured convertible debentures, a waiver of the defaults under the Registration Right Agreement and the default under the terms of the 10% secured convertible debentures.

NOTE 10 - RELATED PARTY TRANSACTIONS

On May 1, 2005, the Company entered into a lease agreement for a condominium located in Las Vegas, Nevada with International Equity Partners, a Nevada limited liability company. Gary Guseinov, the Chief Executive Officer of the Company, is the manager of International Equity Partners. The monthly base rent for this space is $3,750. The term of the lease was from May 1, 2005 until May 31, 2008; however, the lease was terminated by the mutual agreement of the parties in February, 2006.

Unionway Int’l, LLC, an entity controlled by Bing Liu, provides software development services to the Company. The Company paid $6,500 per month for such services during

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIALS STATEMENTS

NOTE 10 - RELATED PARTY TRANSACTIONS (Continued)

2006. During the year ended December 31, 2006, the Company paid $84,500 to Unionway Int’l, LLC. The Company has terminated the use of such services as of March 31, 2007.

NOTE 11- COMMITMENTS AND CONTINGINGIES

Operating Leases
The Company's primary offices are in Los Angeles, California where it entered into a lease for office space beginning September 1, 2004 and terminating August 31, 2007. The base rent is $10,020 per month for year one, $10,310 per month for year two, and $10,619 for year three.

Previously, the Company had entered into a lease in Los Angeles, California beginning April 15, 2004 and terminating on November 30, 2006 at a rate of $4,825 per month. In July 2005, the Company sub-leased this office space at the rate of $ 3,703 per month for a period of one year beginning November 1, 2005 and terminating on October 31, 2006.

As of December 31, 2006, the Company's future minimum lease payments required under the operating leases with initial or remaining terms in excess of one year are as follows:

Period Ending December 31,
2007	$84,952
Thereafter	--
Total	$84,952

Total rent expense for the years ended December 31, 2006 and 2005 was $222,409 and $225,793, respectively.

Employment Agreements
On August 31, 2006, the Company entered into an employment agreement with Gary Guseinov pursuant to which Mr. Guseinov will act as Chief Executive Officer. The agreement is for three years and unless terminated within that period will renew for successive one year periods until terminated. Mr. Guseinov receives compensation of $225,000 per year and is entitled to participate in any bonus compensation plan the Company adopts from time to time, so long as any such bonus does not exceed more than 50% of his base salary for any 12 month period.

On November 1, 2005, the Company entered into an employment agreement with Riggs Eckelberry, pursuant to which Mr. Eckelberry acted as the Company’s President and Chief Operating Officer. Mr. Eckelberry received compensation of $260,000 per year, plus a quarterly bonus of up to $60,000 based on the pro-rata accomplishment of agreed upon quarterly performance measures. On November 2, 2006, Mr. Eckelberry received 200,000 stock options from the Company’s equity incentive plan with an estimated remaining value of $193,629 that has been charged to stock compensation expense for the year ended December 31, 2006. On December 31, 2006, the Company’s agreement with Mr. Eckelberry expired.

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIALS STATEMENTS

NOTE 11- COMMITMENTS AND CONTINGINGIES (Continued)

Employment Agreements (Continued)
On January 3, 2005, the Company entered into an employment agreement with Bing Liu, pursuant to which Mr. Liu will act as Chief Software Architect. The agreement is “at will” and can be terminated at any time. Mr. Liu receives compensation of $202,500 per year, two percent of the net revenues that the Company earns from any invention created by Bing Liu during the course of his employment and 326,106 stock options from the Company’s equity incentive plan as disclosed in Note 6 above.

On September 1, 2003, the Company entered into an employment agreement with Igor Barash pursuant to which Mr. Barash will act as Chief Information Officer. The agreement is “at will” and can be terminated at any time. Mr. Barash receives compensation of $135,000 per year.

On November 30, 2006, the Company entered into temporary deferred salary arrangements with Mr. Guseinov, Mr. Liu and Mr. Barash in which they agreed to defer 50% of their salary each pay period. This arrangement can be terminated upon approval of the Company’s Board of Directors. The Company has accrued $35,726 of deferred compensation as of December 31, 2006.

Litigation
On June 16, 2006, the Company was named as a defendant in a civil complaint filed with the United States District Court, Central District of California. The action is entitled, “Wellbourne Limited, a Seychelles corporation vs. 2Checkout.com Inc., a Delaware corporation; and CyberDefender Corporation, a California Corporation.” The Company had recorded a liability of $102,000 when the services were rendered. On March 14, 2007, the Company entered into a settlement agreement with Wellbourne Limited. The terms of the settlement agreement require the Company to pay Wellbourne Limited the sum of $55,000.

In addition, the Company in the ordinary course of business is generally subject to claims, complaints, and legal actions. At December 31, 2006, management believes that the Company is not a party to any action, except as discussed above, that would have a material impact on its financial condition, operations or cash flows.

Note 12 - Subsequent Events
On February 13, 2007, the Company’s Board of Directors approved option grants in the amount of 54,000 shares to employees, under the Amended and Restated 2006 Equity Incentive Plan, at price of $1.00 per share with an estimated remaining fair value of $51,820 using the Black-Scholes option pricing model with the following assumptions: term of 10 years, a risk-free interest rate of 4.82%, a dividend yield of 0%, and volatility of 123%.

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
NOTES TO FINANCIALS STATEMENTS

Note 13 - Restatement

The Company’s previously issued financial statements as of and for the years ended December 31, 2006 and December 31, 2005 have been restated as follows:

a)	Deferred Tax Asset

The Company has increased the valuation allowance in the deferred tax asset by $966,550 as a result of changes made to the valuation allowance as of December 2004. The impact of the adjustment on the financial statements as of December 31, 2006 and December 31, 2005 and for the years ended December 31, 2006 and December 31, 2005 have been quantified below:

	Previously	As	Increase/
December 31, 2006	Reported	Restated	(Decrease)
	$	$	$
Statement of Operations
Income Tax Expense	(966,550)	-	966,550
Net Loss	(6,474,150)	(5,507,600)	966,550
Loss per share, basic and diluted	(0.64)	(0.55)	0.09

	Previously	As	Increase/
December 31, 2005	Reported	Restated	(Decrease)
	$	$	$
Balance Sheet
Deferred Tax Asset	966,550	-	(966,550)
Total Assets	1,504,253	537,703	(966,550)

Stockholder's Equity
Accummulated (Deficit)	(2,220,679)	(3,187,229)	(966,550)
Stockholder's Equity, end of year	(1,897,257)	(2,863,807)	(966,550)

CYBERDEFENDER CORPORATION
(F/K/A NETWORK DYNAMICS CORP.)
FINANCIAL STATEMENTS

December 31, 2006

CYBERDEFENDER CORPORATION

6,076,956 SHARES

COMMON STOCK

PROSPECTUS

_________, 2006

Part II

Item 24. Indemnification of Directors and Officers.

Section 317 of the California Corporations Code states that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. In addition, a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

With regard to a provision authorizing the indemnification of directors or agents in excess of that expressly permitted by Section 317, Section 204 of the California Corporations Code stipulates that (A) such a provision may not eliminate or limit the liability of directors or agents, among other things, (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director or agent believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director or agent, (iii) for any transaction from which a director or agent derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's or agent's duty to the corporation or its shareholders in circumstances in which the director or agent was aware, or should have been aware, in the ordinary course of performing a director’s or agent’s duties, of a risk of serious injury to the corporation or its shareholders, or (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's or agent’s duty to the corporation or its shareholders, (B) no such provision shall eliminate or limit the liability of a director or agent for any act or omission occurring prior to the date when the provision becomes effective, and (C) no such provision shall eliminate or limit the liability of an officer for any act or omission as an officer, notwithstanding that the officer is also a director or agent or that his or her actions, if negligent or improper, have been ratified by the directors.

For purposes of Section 317, “agent” means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation; “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and “expenses” includes without limitation attorneys’ fees and any expenses of establishing a right to indemnification.

The registrant’s Articles of Incorporation provide that the liability of the directors for monetary damages shall be eliminated to the fullest extent under California law. In addition, it provides that the registrant is authorized to provide indemnification to agents (as defined in Section 317) for breach of duty to the registrant and its shareholders through bylaw provisions or through agreements with agents, or both, in excess of the indemnification permitted by Section 317, subject to the limits on such excess indemnification set forth in Section 204. The registrant’s bylaws provide that its directors and officers shall be indemnified by the registrant to the fullest extent not prohibited by the California Corporations Code. The registrant’s bylaws also allow it to purchase and maintain insurance on behalf of any agent (as defined in Section 317) against any liability asserted against or incurred by the agent in such capacity or arising from the agent’s status as such, whether or not the registrant would have the power to indemnify the agent against such liability under the provisions of Section 317 of the California Corporations Code.

On October 30, 2006, the registrant entered into Indemnification Agreements with Mr. Guseinov, Mr. Eckelberry, Mr. Ivankovich, Mr. Liu and Mr. Barash, who are sometimes collectively referred to in this discussion as the “indemnified parties” or individually referred to as an “indemnified party”. The agreements require the registrant to provide indemnification for the indemnified parties for expenses (including attorneys’ fees, expert fees, other professional fees and court costs, and fees and expenses incurred in connection with any appeals), judgments (including punitive and exemplary damages), penalties, fines and amounts paid in settlement (if such settlement is approved in advance by the registration, which approval shall not be unreasonably withheld) actually and reasonably incurred by the indemnified parties in connection with any threatened, pending or completed action or proceeding (including actions brought on the registrant’s behalf, such as shareholder derivative actions), whether civil, criminal, administrative or investigative, to which he is or was a party, a witness or other participant (or is threatened to be made a party, a witness or other participant) by reason of the fact that he is or was a director, officer, employee or agent of the registrant or of any of the registrant’s subsidiaries. The indemnification covers any action or inaction on the part of the indemnified party while he was an officer or director or by reason of the fact that he is or was serving at request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The registrant must advance the costs of the fees and expenses within 20 days following the delivery of a written request from an indemnified party. The indemnified parties have agreed to promptly repay the advances only if, and to the extent that, it is ultimately determined by the court (as to which all rights of appeal therefrom have been exhausted or lapsed) that the indemnified party is not entitled to the indemnity. The indemnified parties’ obligations to repay the registrant for any such amounts are unsecured and no interest will be charged thereon. The registrant also agreed to indemnify the indemnified parties to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of the Indemnification Agreements, the registrant’s Articles of Incorporation, its bylaws or by statute. In the event of any change, after the date of the Indemnification Agreements, in any applicable law, statute or rule which expands the right of a California corporation to indemnify a member of its board of directors or an officer, such changes shall be within the purview of the indemnified parties’ rights and the registrant’s obligations under the Indemnification Agreements. In the event of any change in any applicable law, statute or rule which narrows the right of a California corporation to indemnify a member of its Board of Directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to the Indemnification Agreements will have no effect on the or the rights and obligations of the indemnified parties and the registrant under them. The indemnification provided by the Indemnification Agreements is not exclusive of any rights to which the indemnified parties may be entitled under the registrant’s Articles of Incorporation, bylaws, any agreement, any vote of shareholders or disinterested directors or the California Corporations Code. The indemnification provided under the Indemnification Agreements continues for any action taken or not taken while an indemnified party serves in an indemnified capacity, even though he may have ceased to serve in such capacity at the time of any action or other covered proceeding. If the indemnification provided for in the Indemnification Agreement is unavailable to an indemnified party, in lieu of indemnifying the indemnified party the registrant will contribute to the amount incurred by him, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for expenses, in connection with any claim relating to an indemnifiable event, in such proportion as is deemed fair and reasonable by the court before which the action was brought. The registrant not obligated to provide indemnification pursuant to the terms of the Indemnification Agreements

•
for any acts or omissions or transactions from which a director may not be relieved of liability under the California General Corporation Law; or for breach by an indemnified party of any duty to the registrant or its shareholders as to circumstances in which indemnity is expressly prohibited by Section 317 of the California General Corporation Law; or

•
with respect to proceedings or claims initiated or brought voluntarily by an indemnified party not by way of defense, (except with respect to proceedings or claims brought to establish or enforce a right to indemnification) although such indemnification may be provided if the registrant’s Board of Directors has approved the initiation or bringing of such proceeding or claim; or

•
with respect to any proceeding instituted by the indemnified party to enforce or interpret the Indemnification Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the indemnified party in such proceeding was not made in good faith or was frivolous; or

•
for expenses or liabilities of any type whatsoever which have been paid directly to an indemnified party by an insurance carrier under a policy of directors’ and officers’ liability insurance maintained by the registrant; or

•
for expenses and the payment of profits arising from the purchase and sale by an indemnified party of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

The Indemnification Agreements are effective as of the date they were signed and may apply to acts or omissions of the indemnified parties which occurred prior to such date if the indemnified party was an officer, director, employee or other agent of the registrant, or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred. All of obligations under the Indemnification Agreements will continue as long as an indemnified party is subject to any actual or possible matter which is the subject of the Indemnification Agreement, notwithstanding an indemnified party’s termination of service as an officer or director.

These indemnification provisions included in the California Corporation’s Code, the registrant’s Articles of Incorporation and bylaws and the Indemnification Agreements may be sufficiently broad to permit indemnification of the registrant’s executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Item 25. Other Expenses of Issuance and Distribution.

The following is an itemized statement of all expenses, all of which we will pay, in connection with the registration of the common stock offered hereby:

Amount
SEC registration fee	$ 650.25
Printing fees	*$ 10,000.00
Legal fees	*$ 150,000.00
Accounting fees and expenses	*$ 125,000.00
Miscellaneous	*$ 5,000.00
Total	*$ 290,650.25

*Estimates

Item 26. Recent Sales of Unregistered Securities.

During the past three years, the registrant has issued and sold the following unregistered securities. The discussions below take into account the reverse stock split that was effected on October 30, 2006.

In April 2007 the registrant undertook a private offering of units consisting of 7.41% Senior Secured Notes aggregating $864,000 in principal amount and warrants to purchase up to 400,000 shares of common stock at an exercise price of $1.20 per share. As of July 5, 2007, the registrant sold $405,000 of principal amount of in 7.41% Senior Secured Notes and issued warrants for the purchase of 187,500 shares of common stock to seven accredited investors, realizing proceeds of $375,000. The term of the warrants is 10 years. In connection with their purchase of these securities, the purchasers made representations that they were accredited investors within the meaning of Regulation D under the Securities Act. These issuances were exempt from registration requirements in reliance on Section 4(2) of the Securities Act of 1933, as amended, or Regulation D promulgated thereunder.

On March 23, 2007 the registrant entered into a Consent and Waiver with the holders of its 10% secured convertible debentures. By signing the Consent and Waiver, the debenture holders permitted the registrant to

•	sell additional securities,

•	make interest payments,

•	pay liquidated damages, and

•	issue to Oceana Partners LLC 50,000 shares of common stock and a warrant to purchase 80,000 shares of common stock, as described below all without triggering the security holders’ anti-dilution rights. The registrant issued to the debenture holders warrants to purchase 150,000 shares of common stock at an exercise price of $1.00 per share as consideration for the Consent and Waiver. In connection with the issuance of these securities, the debenture holders made representations that they were accredited investors within the meaning of Regulation D under the Securities Act. These issuances were exempt from registration requirements in reliance on Section 4(2) of the Securities Act of 1933, as amended, or Regulation D promulgated thereunder.

On November 2, 2006 the registrant granted an option to purchase 40,000 shares of common stock at a price of $1.00 per share to John LaValle. The option was granted from the registrant’s Amended and Restated 2006 Equity Incentive Plan. The term of the option is 10 years. The shares were issued to Mr. LaValle in exchange for his agreement to serve on our board of directors. The shares were issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

In October 2006 the registrant agreed to issue 646,164 shares of common stock to Mr. Bing Liu, its Chief Software Architect, for his contribution to the development of the registrant’s products and technology. The value of the common stock was $1.07 per share. The shares were issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

On October 1, 2006, the registrant issued 186,347 shares of common stock to Mr. Bing Liu in payment of the balance due on a promissory note issued to Unionway Int’l LLC. The balance due was $83,335. The shares were issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

On October 30, 2006 the registrant’s Board of Directors and its majority shareholder approved the CyberDefender Corporation 2006 Equity Incentive Plan and set aside 1,375,000 shares of common stock for awards under this plan. To date, the registrant’s Board has approved stock option awards to nine employees and four consultants for a total of 1,073,277 shares. The terms of the options vary. The exercise price for the option shares is either $0.85 or $1.00 per share. The registrant relied on Section 701 of the Securities Act of 1933, as amended, to make these issuances.

On or about September 12, 2006, the registrant entered into a Securities Purchase Agreement with 13 accredited investors pursuant to which it sold 10% secured convertible debentures in the aggregate principal amount of $3,243,378 and common stock purchase warrants to purchase an aggregate of 3,243,378 shares of our common stock at $1.00 per share. This aggregate principal amount of $3,243,378 includes the conversion of $580,878 of principal and accrued interest of the registrant’s previously outstanding 8% secured notes, as discussed in the paragraph below. This amount also includes a subscription by the registrant’s attorneys for $62,500 worth of 10% secured convertible debentures and warrants, which was paid for by cancelling $62,500 of indebtedness incurred by the registrant for legal services. In connection with their purchase of these securities, the purchasers made representations that they were accredited investors within the meaning of Regulation D under the Securities Act. These issuances were exempt from registration requirements in reliance on Section 4(2) of the Securities Act of 1933, as amended, or Regulation D promulgated thereunder.

On or about August 18, 2006, the registrant entered into a Note Conversion and Warrant Lock-Up Agreement with the holders of previously outstanding secured convertible promissory notes and outstanding warrants to purchase an aggregate of 877,552 shares of our common stock at an exercise price of $1.01 per share. Pursuant to the Note Conversion and Warrant Lock-Up Agreement, these security holders agreed to convert all $1,262,069.53 of outstanding principal and accrued interest of their secured convertible promissory notes into an aggregate of 1,755,105 shares of our common stock, effective as of September 12, 2006, and they agreed not to sell or transfer any of the 877,552 shares underlying their common stock purchase warrants for a period of one year from the effective date of this Registration Statement. In addition, on or about September 12, 2006, these security holders entered into a Lock-Up Agreement with the registrant pursuant to which they agreed not to sell or transfer during the six month period following the effective date of this Registration Statement any of the 1,755,105 shares that they received upon conversion of their secured convertible promissory notes, and thereafter they may sell or transfer only limited amounts of these shares over a period of eighteen months, after which the transfer restrictions will have expired. In connection with their purchase of these securities, the purchasers made representations that they were accredited investors within the meaning of Regulation D under the Securities Act. These issuances were exempt from registration requirements in reliance on Section 4(2) of the Securities Act of 1933, as amended, or Regulation D promulgated thereunder.

On or about July 27, 2006, the registrant entered into a Securities Purchase Agreement with two accredited investors pursuant to which the registrant sold to each investor an 8% secured note in the principal amount of $250,000, for aggregate proceeds of $500,000. In connection with their purchase of these securities, the purchasers made representations that they were accredited investors within the meaning of Regulation D under the Securities Act. These issuances were exempt from registration requirements in reliance on Section 4(2) of the Securities Act of 1933, as amended, or Regulation D promulgated thereunder.

On March 31, 2006, the registrant entered into a Securities Purchase Agreement with accredited investors, pursuant to which the registrant sold Secured Convertible Promissory Notes in the aggregate principal amount of $275,000 and common stock purchase warrants to purchase an aggregate of 126,770 shares of our common stock. On July 27, 2006 the registrant repaid in full one of these notes in the principal amount of $100,000 plus interest. On September 12, 2006, the principal amount and accrued interest of the remaining notes were converted into an aggregate of 253,539 shares of common stock. In connection with their purchase of these securities, the purchasers made representations that they were accredited investors within the meaning of Regulation D under the Securities Act. These issuances were exempt from registration requirements in reliance on Section 4(2) of the Securities Act of 1933, as amended, or Regulation D promulgated thereunder.

On February 15, 2006, the registrant entered into a Securities Purchase Agreement with accredited investors, pursuant to which the registrant sold Secured Convertible Promissory Notes in the aggregate principal amount of $200,000 and common stock purchase warrants to purchase an aggregate of 146,464 shares of our common stock. On September 12, 2006, the principal amount and all accrued interest were converted into an aggregate of 293,607 shares of common stock. In connection with their purchase of these securities, the purchasers made representations that they were accredited investors within the meaning of Regulation D under the Securities Act. These issuances were exempt from registration requirements in reliance on Section 4(2) of the Securities Act of 1933, as amended, or Regulation D promulgated thereunder.

On November 8, 2005, the registrant entered into a Securities Purchase Agreement with accredited investors, pursuant to which the registrant sold Secured Convertible Promissory Notes in the aggregate principal amount of $800,000 and common stock purchase warrants to purchase an aggregate of 603,978 shares of our common stock. On September 12, 2006, the principal amount and all accrued interest were converted into an aggregate of 1,207,954 shares of common stock. In connection with their purchase of these securities, the purchasers made representations that they were accredited investors within the meaning of Regulation D under the Securities Act. These issuances were exempt from registration requirements in reliance on Section 4(2) of the Securities Act of 1933, as amended, or Regulation D promulgated thereunder.

In January 2005, the registrant entered into an asset purchase agreement with Unionway Int’l, LLC, an entity controlled by the registrant’s director, Mr. Bing Liu. At the closing, the registrant issued a promissory note to Unionway Int’l, LLC for $191,667. At September 30, 2006 the balance outstanding on the promissory note was $83,335. Unionway Int’l, LLC agreed to accept payment of the remaining balance on the note and any accrued but unpaid interest in exchange for 186,347 shares of the registrant’s common stock. The registrant has agreed to issue 186,347 shares of common stock to Mr. Liu for this payment. This issuance will be exempt from registration requirements in reliance on Section 4(2) of the Securities Act of 1933, as amended

On December 31, 2004, the registrant’s Board of Directors and its majority shareholder approved the Network Dynamics, Inc. 2005 Employee Stock Option Plan and set aside 931,734 shares of common stock for awards under this plan. One option for the purchase of 326,106 shares of common stock has been granted from this plan to Bing Liu, the registrant’s Chief Software Architect and a director. The term of the option is 10 years and the exercise price is $0.0107 per share. The registrant relied on Section 701 of the Securities Act of 1933, as amended, to make this issuance. In March and September 2006, two options for the purchase of 100,939 of common stock were exercised at an exercise price of $0.01 per share.

In May 2004, the registrant closed an offering made to family and friends. The registrant sold a total of 9,317 shares of its common stock at a price of $0.537 per share to two investors. The registrant relied on Section 504 of Regulation D of the Securities Act of 1933, as amended, to make the offering.

On October 30, 2003, the registrant closed an offering made to family and friends. The registrant sold a total of 575,905 shares of its common stock at a price of $0.537 per share to 10 investors. The registrant relied on Section 504 of Regulation D of the Securities Act of 1933, as amended, to make the offering.

On August 29, 2003, the registrant issued 8,622,148 shares of common stock to Gary Guseinov and 749,752 shares of common stock to Igor Barash in exchange for cash consideration of $8,622.15 and $749.75, respectively. These were founders’ shares. In connection with the purchase of these securities, the purchasers occupied a status that afforded them effective access to the information registration would otherwise provide. These issuances were exempt from registration requirements in reliance on Section 4(2) of the Securities Act of 1933, as amended.

Item 27. Exhibits.

3.1	Articles of incorporation of the registrant, as amended**
3.2	Bylaws of the registrant, as amended**
5.1	Opinion of Richardson & Patel LLP **
10.1	2005 Stock Incentive Plan**
10.2	Amended and Restated 2006 Equity Incentive Plan**
10.3	Securities purchase agreement between registrant and each purchaser identified on the signature pages thereof dated as of September 12, 2006**
10.4	Employment agreement between the registrant and Gary Guseinov dated August 31, 2006**
10.5	Employment agreement between the registrant and Igor Barash dated September 1, 2003**
10.6	Employment agreement between the registrant and Bing Liu dated January 3, 2005**
10.7	Form of 8% Secured Note dated July 27, 2006**
10.8	Form of Securities Purchase Agreement dated September 12, 2006**
10.9	Form of 10% Secured Convertible Debenture dated September 12, 2006**
10.10	Form of Registration Rights Agreement dated September 12, 2006**
10.11	Form of Warrant dated September 12, 2006**
10.12	Form of Security Agreement dated September 12, 2006**
10.13	Form of Subsidiary Guarantee dated September 12, 2006**
10.14	Form of Escrow Agreement dated September 12, 2006**
10.15	Form of Lock Up Agreement dated September 12, 2006**
10.16	Office Lease between Maram Holdings LLC, a California limited liability Company as Landlord and Network Dynamics Corp., a California corporation as Tenant dated July 28, 2004**
10.17	Standard Sublease dated March 26, 2004 between Networks Dynamics Corp. and The Paladin Companies, Inc. for the real property located at 12121 Wilshire Boulevard, Suite 305, Los Angeles, California**
10.18
Residential Lease Agreement - Nevada dated April 31, 2005 between Network Dynamics Corporation and International Equity Partners for the real property located at 2747 Paradise Road, Unit 1502, Las Vegas, Nevada**

10.19	Asset Purchase Agreement dated January 3, 2005 between Unionway International, LLC and Network Dynamics, Inc.**
10.20	Monthly Installment Note in the amount of $191,666.59 made by Network Dynamics, Inc. in favor of Unionway International, LLC**
10.21	Irrevocable Bill of Sale, Assignment and Conveyance dated January 3, 2005 between Network Dynamics, Inc. and Unionway International, LLC**
10.22	Employment Agreement between the registrant and Riggs Eckelberry dated November 1, 2005**
10.23	Form of Indemnification Agreement entered into between the registrant and Gary Guseinov, Riggs Eckelberry, Ivan Ivankovich, Bing Liu and Igor Barash**
10.24	Engagement letter between the registrant and Oceana Partners LLC**
10.25	Agreement date July 11, 2006 between the registrant and ARC Investment Partners, LLC**
10.26	Independent Contractor Agreement dated September 1, 2006 between the registrant and Ivan Ivankovich**
10.27	Amendment dated October 15, 2006 to Independent Contractor Agreement dated September 1, 2006 between registrant and Ivan Ivankovich**
10.28	Agreement to Defer Piggyback Registration Rights dated September 12, 2006**
10.29	Form of Note Conversion and Warrant Lock-Up Agreement**
10.30	Amendment to Registration Rights Agreement dated October 11, 2006 between the registrant and the purchasers of the registrant’s 10% secured convertible debentures**
10.31	Amended and Restated Key Executive Employment Agreement dated November 22, 2006 between the registrant and Riggs Eckelberry**
10.32	Amendment No. 2 to Independent Contractor Agreement dated January 12, 2007 between the registrant and Ivan Ivankovich**
10.33	Consent and Waiver dated as of March 23, 2007 between the registrant and the holders of the 10% Convertible Debentures dated September 12, 2006**
10.34	Description of agreement relating to advances between the registrant and Gary Guseinov**
10.35	Description of agreement relating to advances between the registrant and Igor Barash**

10.36	Consulting Agreement dated as of June 14, 2005 between the registrant and REMG, Inc.**
10.37	Settlement Agreement and Mutual General Release between Wellbourne Limited, the registrant and Gary Guseinov**
10.38	Amendment No. 3 to Independent Contractor Agreement dated April 24, 2007 between the registrant and Ivan Ivankovich*
23.1	Consent of AJ. Robbins, PC*
23.2	Consent of Richardson & Patel LLP (See Exhibit 5.1)**
--------------------------------------------------------------------------------

* Filed herewith.

**Previously filed.

ITEM 28. Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

i.	Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing,, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.	Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of offering.

4. Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Los Angeles, State of California on July 9, 2007.

CYBERDEFENDER CORPORATION

Date:	By:	/s/ Gary Guseinov
Gary Guseinov
Chief Executive Officer

Pursuant to the requirements of the securities act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date
/s/ Gary Guseinov Gary Guseinov	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	July 9, 2007
/s/ Ivan Ivankovich Ivan Ivankovich	Chief Financial Officer (Principal Financial and Accounting Officer)	July 9, 2007
/s/ Igor Barash Igor Barash	Chief Information Officer, Director	July 9, 2007
/s/ Bing Liu Bing Liu	Director, Chief Technology Officer	July 9, 2007
/s/John LaValle John LaValle	Director	July 9, 2007